CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [***] AND A FOOTNOTE INDICATING “CONFIDENTIAL TREATMENT REQUESTED”. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

This Exhibit 10.4 is a compilation of the Amended and Restated Limited Liability Company Agreement of Wireless Maritime Services, LLC, dated as of May 10, 2018, by and between New Cingular Wireless Services, Inc. f/k/a AT&T Wireless Services, Inc. and Maritime Telecommunications Network, Inc., and each of the amendments thereto, each of the exhibits thereto and each of the amendments to such exhibits.
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
WIRELESS MARITIME SERVICES, LLC
BETWEEN
NEW CINGULAR WIRELESS SERVICES, INC. F/K/A AT&T WIRELESS SERVICES, INC.
AND
MARITIME TELECOMMUNICATIONS NETWORK, INC.
May 10, 2018

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
WIRELESS MARITIME SERVICES, LLC
This Amended and Restated Limited Liability Company Agreement of Wireless Maritime Services, LLC (this “Agreement”) is made as of this tenth day of May, 2018 (the “Amendment and Restatement Date”) by and between New Cingular Wireless Services, Inc. f/k/a AT&T Wireless Services, Inc., a Delaware corporation (“AT&T”), and Maritime Telecommunications Network, Inc., a Colorado corporation (“MTN”).
A.The Company was formed on February 19, 2004 (the “Effective Date”) pursuant to the filing of the Certificate with the Office of the Secretary of State for the State of Delaware.
B.The original Limited Liability Company Agreement of Wireless Maritime Services, LLC, dated as of February 19, 2004 was previously amended by various amendments dated January 26, 2005, May 18, 2005, February 27, 2006, March 16, 2006, September 30, 2010, and July 2012.
C.[***]1.
D.In December 2017, the Company and MTN agreed to negotiate in good faith an amendment to the Original LLC Agreement that would modify the scope of business activities in which the Company could engage.
E.The parties now desire to amend and restate the Limited Liability Company Agreement of Wireless Maritime Services, LLC as set forth in this Agreement.
F.Accordingly, the parties hereto desire to enter into this Agreement to reflect the terms and conditions relating to ownership and management of the Company, while carrying forward as exhibits to this Agreement the exhibits to the Limited Liability Company Agreement of Wireless Maritime Services, LLC that were in effect immediately prior to the Amendment and Restatement Date (all of which exhibits are attached hereto).
Now, therefore, in consideration of the mutual covenants contained herein, the parties agree as follows:
Article 1: Definitions; Interpretation
1.1        Definitions. Capitalized terms used herein shall have the following meanings:
1.1.1    “AAA” is defined in Section 16.1.
1.1.2        “Act” means the Delaware Limited Liability Company Act, as provided in Title 6, Chapter 18 of the Delaware Code, § 101 et seq., as amended from time to time.
1.1.3    “Additional Member” is defined in Section 3.5.
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1.1.4    “Adjusted Deficit” means, with respect to any Member, the deficit balance, if any, of such Member’s Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:
(a)         Credit to such Capital Account any amounts that such Member is obligated to contribute or restore to the Company or is deemed to be obligated to restore to the Company pursuant to the last sentence of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5) and
(b)    Debit to such Capital Account the items described in Regulations Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5) and 1.704-l(b)(2)(ii)(d)(6).
The foregoing definition of “Adjusted Deficit” is intended to comply with the provisions of Regulations Section 1.704-1 (b)(2)(ii)(d) and shall be interpreted consistently therewith.
1.1.5    “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. An Affiliate of a Member shall also include any Person that is an officer, director, employee or trustee of such Member.
1.1.6    “Agreement” has the meaning set forth in the introductory paragraph and includes all exhibits attached hereto and any amendments hereto from time to time.
1.1.7    “AT&T” is defined in the introductory paragraph of this Agreement.
1.1.8    “AT&T Competitor” means any Person (and (i) any Affiliate of such Person, (ii) any other Person with an ownership interest in such Person greater than ten percent (10%) and less than or equal to twenty percent (20%) who is engaged in any management, operation or control of such Person, or (iii) any other Person with an ownership interest in such Person of greater than twenty percent (20%)) that is in the business of providing mobile voice and data communication services other than satellite services.
1.1.9    “Bankruptcy” means, with respect to a Member or the Company, the occurrence of any of the following: (a) the filing of a voluntary petition for relief under the U.S. Bankruptcy Code or an admission by such Person of such Person’s inability to pay its debts as they become due, (b) the making by such Person of a general assignment for the benefit of creditors, (c) in the case of the filing of an involuntary petition in bankruptcy against such Person, the filing of an answer admitting the material allegations thereof or consenting to the entry of an order for relief, or a default in answering the petition, (d) the entry of an order for relief under the U.S. Bankruptcy Code against such Person, or (e) the entry of an order, judgment or decree of any court adjudicating such Person bankrupt or appointing a trustee or receiver for such Person’s assets.

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1.1.10    “Board” means the board of directors established in accordance with Section 6.4.
1.1.11    “Budget” means the then applicable annual budget for the Company prepared and adopted in accordance with Section 9.1.2.
1.1.12    “Business” means any legitimate business authorized by the Board from time to time or otherwise set forth in this definition. The Business will include providing: (1) in any jurisdiction from which the Manager has determined that the Company has obtained all required regulatory approvals, satellite-based wireless, cellular/PCS voice, SMS and data services, including GSM, CDMA, GPRS, EDGE, UMTS, WCDMA, CMRS and technologies migrating or evolving therefrom, and including, for avoidance of doubt, the provision of Wi-Fi Networks, and (2) VOIP services through a VOIP mobile application (which may include features or links to products and services as agreed by the Company and the Members), including intraship, ship-to-ship, ship-to-shore and shore-to-ship communications. For avoidance of doubt, nothing in clause (2) of the preceding sentence will be deemed to limit the scope of the Company’s Business under clause (1) of the preceding sentence, which may include the provision of VOIP services or other Internet protocol (IP)-based services other than via a Wi-Fi network.
1.1.13    “Business Plan” means the then-applicable business plan for the Company prepared and adopted in accordance with Section 9.1.1, which shall include, at a minimum estimated operating and capital expenses, projected capital call schedules, and projected wholesale roaming pricing to wireless carriers.
1.1.14    “Capital Account” means the capital account to be determined and maintained for each Member pursuant to Section 3.4.
1.1.15    “Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member.
1.1.16    “Certificate” means the Certificate of Formation for the Company filed with the Office of the Secretary of State of the State of Delaware on February 19, 2004.
1.1.17    “Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of any succeeding law, and any reference to a Section of the Code shall be deemed to include a reference to any successor provision thereto as well as any Regulations promulgated under such Section or successor provision.
1.1.18    “Company” means Wireless Maritime Services, EEC, the Delaware limited liability company formed pursuant to the Certificate.
1.1.19    “Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

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1.1.20    “Competing Business” means any enterprise other than the Company that is engaged in the Business.
1.1.21    “Competing Entity” means any Person (and any Affiliate or Person that owns any ownership interest in such Person) other than the Company that is engaged in the Business.
1.1.22    “Confidential Information” is defined in Section 2.9.2.
1.1.23    “Core Service Cure Period” is defined in Section 9.2.2.
1.1.24    “Corporate Transfer” means a corporate reorganization, merger, consolidation, sale of stock or sale of substantially all assets of a Member.
1.1.25    “Depreciation” means, for each Fiscal Year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or cost recovery deductions for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to any such beginning Gross Asset Value using any reasonable method selected by the Manager.
1.1.26    “Director” means an individual appointed by a Member to serve on the Board pursuant to Section 6.4.
1.1.27    “Disclosing Party” is defined in Section 2.9.
1.1.28    “Effective Date” is defined in the recitals to this Agreement.
1.1.29    “Estimated Tax Amount” means, with respect to each Member, the amount equal to the highest statutory marginal tax rate for corporations imposed by applicable federal income tax laws for a given tax year multiplied by the Profits allocated to such Member for such taxable year as shown on the Company’s U.S. federal income tax return.
1.1.30    “Fiscal Year” means (a) the period commencing on the date the Company was formed and ending on December 31. 2004, (b) any subsequent 12-month period commencing on January 1 and ending on December 31, or (c) any portion of the period described in clause (b) for which the Company is required to close its books and allocate Profits; Losses, and-other items of Company income, gain, loss or deduction pursuant to Article 4.
1.1.31    “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(a)        The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset; and

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(b)    The Gross Asset Values of Company assets shall be adjusted to equal their respective gross fair market values, as of the following times: (i) the acquisition of an additional Interest by any new or existing Member in exchange for a Capital Contribution; (ii) the distribution by the Company to a Member of Property as consideration for an Interest; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (it) above shall be made only if such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.
The foregoing definition of Gross Asset Value is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied consistently therewith.
1.1.32    “Initial Notice” is defined in Section 9.2.2.
1.1.33        “Interest” means an ownership interest in the Company representing the Capital Contributions made by a Member pursuant to Article 3, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement
1.1.34    “IRS” means the Internal Revenue Service of the U.S. Department of the Treasury.
1.1.35    “Liquidating Agent” shall refer to the Manager or such other Person designated by the Manager to conduct and supervise the winding up and liquidation of the Company.in accordance with Section 5.3 and Article 13.
1.1.36    “Major Carriers” means (a) T-Mobile, Verizon Wireless, Sprint PCS and Nextel, (b) any Affiliate of either T-Mobile or Nextel, and (c) any entity controlled by Verizon Wireless or Sprint PCS.
1.1.37    “Manager” means AT&T or any other Person designated hereunder as “Manager.”
1.1.38    “Members” means the parties to this Agreement or their respective successors and permitted assigns.
1.1.39    “Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).
1.1.40    “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability determined in accordance with Regulations Section 1.704-2(i)(3).
1.1.41    “Member Nonrecourse Deductions” means “partner nonrecourse deductions” set forth in Regulation Section 1.704-2(i)(2).

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1.1.42    “MTN” is defined in the introductory paragraph to this Agreement.
1.1.43    “MTN Competitor” means any Person (and (i) any Affiliate of such Person, (ii) any other Person with an ownership interest in such Person greater than ten percent (10%) and less than or equal to twenty percent (20%) who is engaged in any management, operation or control of such Person, or (iii) any other Person with an ownership interest in such Person of greater than twenty percent (20%)) that is in the business of providing maritime communications services via satellite.
1.1.44    “MTN Director” is defined in Section 6.4.1.
1.1.45    “Net Cash Flow” means, for each Fiscal Year, the gross cash proceeds from Company operations, capital transactions, refinancings or recapitalizations for such year, less the cash expenditures incurred by the Company for such year or period, reduced by such amounts as the Board, in its reasonable discretion, decides to set aside for: (a) payment of debts and obligations of the Company as they come due, (b) future capital expenditures including capital replacement and improvement and reasonable reserves therefor, (c) taxes, (d) insurance, (e) contingent liabilities and reasonable reserves therefor, and (f) other reasonable amounts necessary to operate the Company’s business in the ordinary course of business, consistent with sound business practices. For purposes of calculating the “Net Cash Flow” the gross cash proceeds from Company operations will not include: (i) cash or other amounts contributed by any Member as a Capital Contributions, (ii) cash or other amounts received in connection with any financing or refinancing of any Company assets, (iii) payments from insurance on account of casualty to any Company assets, (iv) security deposits paid under leases of any Company assets, or (v) similar items or transactions the proceeds of which under generally accepted accounting principles are deemed attributable to capital.
1.1.46    “Noncontributing Member” is defined in Section 3.2.2.
1.1.47    “Nonperforming Member” is defined in Section 9.2.2.
1.1.48    “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(l).
1.1.49    “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).
1.1.50    “Offer” is defined in Section 11.8.1.
1.1.51    “Offered Interest “is defined in Section 11.8.1.
1.1.52    “Offeree” is defined in Section 11.8.1.
1.1.53    “Officer” means a Person appointed by the Manager pursuant to Section 6.5    to implement the management decisions of the Manager and handle the day-to-day operational affairs of the Company.

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1.1.54    “Percentage Interest” means with respect to any Member, the percentage calculated by dividing the total Capital Contributions contributed by such Member by the total Capital Contributions contributed by all Members. The initial Percentage Interest of each Member is set forth opposite such Member’s name on Exhibit A. Exhibit A may be amended from time to time in accordance with this Agreement.
1.1.55    “Performing Member” is defined in Section 9.2.2.
1.1.56    “Person” means any corporation, partnership, limited liability company, trust, association or other entity or organization, including any governmental authority, political subdivision or any agency or instrumentality thereof, and any individual.
1.1.57    “Permitted Transfer” is defined in Section 11.2.
1.1.58    “Potential Acquiror” is defined in Section 2.9.3.
1.1.59    “Potential Lender” is defined in Section 2.9.3.
1.1.60    “Price” is defined in Section 11.9.3.
1.1.61    “Profits” and “Losses” mean the net taxable income and net tax loss of the Company computed for each Fiscal Year or other relevant period, as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
(a)    Any income of the Company that is exempt from federal income tax shall be added to such taxable income or loss;
(b)    Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(z) shall be subtracted from such taxable income or loss;
(c)    If the Gross Asset Value of any Company asset is adjusted upon the occurrence of certain events as provided in this Agreement, the amount of such adjustment shall be treated as gain or loss arising from the disposition of such asset for purposes of computing Profits or Losses and adjusting the balance of each Member’s Capital Account;
(d)    Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of the asset differs from its Gross Asset Value;
(e)    In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the terms hereof; and

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(f)    Notwithstanding any other provision herein, any items of income, gain, loss or deduction specially allocated pursuant to Section 4.3 shall not be taken into account in computing Profits or Losses.
1.1.62    “Property” means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.
1.1.63    “Purchase Price” is defined in Section 9.2.2(a).
1.1.64    “Recipient” is defined in Section 2.9.
1.1.65    “Regulations” means the income tax regulations promulgated under the Code, as such regulations are amended from time to time (including corresponding provisions of succeeding regulations).
1.1.66    “Second Notice” is defined in Section 9.2.2.
1.1.67    “Selling Member” is defined in Section 11.8.1.
1.1.68    “Services” is defined in Section 9.2.1.
1.1.69    “Tax Matters Member” is defined in Section 14.7(a).
1.1.70    “Transfer” means any sale, assignment, hypothecation, pledge or other disposition whether voluntary or by operation of law.
1.1.71    “VOIP” means communication protocols and transmission techniques for the delivery of voice communications and messaging (such as SMS (short message service) and MMS (multimedia message service)) over Internet Protocol (IP) networks, including two-way video communications, chat, instant messaging or other internet-based communications services which may include a voice component.
1.1.72    “Wi-Fi Network” means an onboard wireless local area network based on the IEEE 802.11 standards protocol (as defined by the LAN/MAN Committee of the Institute of Electrical and Electronics Engineers (IEEE) Standards Association).
1.2    Interpretation
1.2.1    Reference to a given Section, Subsection or Exhibit is a reference to a Section, Subsection or Exhibit of this Agreement, unless otherwise specified. The terms “hereof,” “herein,” “hereto,” “hereunder” and “herewith” refer to this Agreement as a whole.
1.2.2    Except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) references to a given law or rule are references to that law or rule as amended or modified as of the date on which the reference is made, (ii) reference to a given agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated through the date as of which reference is made

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to that agreement or instrument, and (iii) accounting terms have the meanings given to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
1.2.3    The singular includes the plural and the masculine includes the feminine and neuter, and vice versa. “Includes” or “including” means “including, without limitation.”
Article 2: General Provisions
2.1    Name. The name of the Company shall be “Wireless Maritime Services, LLC.” All business of the Company shall be conducted under such name and under such variations thereof as the Manager deems necessary or appropriate to comply with the requirements of law in any jurisdiction in which the Company may elect to do business.
2.2    Principal Place of Business; Registered Office and Agent.
2.2.1    The address and principal place of business of the Company shall be 3088 N. Commerce Parkway, Miramar, Florida, 33025 USA or at such other place within the United States as the Manager may from time to time determine.
2.2.2    The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington; New Castle County, Delaware 19801. The registered agent of the Company to accept service of process at such address is Corporation Trust Company. The Manager shall have the right to change the registered office of the Company in the State of Delaware or the registered agent of the Company to accept service: of process from time to time.
2.3    Formation of Company; Certificate. The Company was formed under and pursuant to the Act by filing the Certificate with the Secretary of State of the State of Delaware. The Company shall exist under and be governed by, and this Agreement shall be construed in accordance with, the Act and other applicable laws of the State of Delaware. The Members shall make all filings and disclosures required by, and shall otherwise comply with, all such laws.
2.4    Term. The term of the Company commenced upon the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until terminated in accordance with Article 13.
2.5    Purpose.
2.5.1    General. The purpose of the Company is to engage in the Business and all other activities incidental or related thereto.
2.5.2    Activities. In connection with the Business, the Company shall provide, directly or through contracts with others, the full range of services and products required to fulfill its purpose, including, without limitation, feasibility studies, design, systems integration, development, financing, investment, product development, fabrication, manufacturing, construction, operation and maintenance services.

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2.6    Title to Company Property. All Property owned by the Company shall be the property of the Company as an entity, and no Member, individually, shall have any ownership interest in any such Property.
2.7    Publicity. Neither the Company nor any Member may issue any public statement or press release that uses the name of the other Member without the prior consent of such other Member; provided that advance notice to the other Member but not consent will be required for disclosures made by a Member that are required by law or any competent governmental authority (including SEC periodic reporting).
2.8    Non-Solicitation; Cooperation.
2.8.1    Non-Solicitation of Member Customers by Company. The Company will not, without the applicable Member’s consent, initiate the solicitation of any new potential customer for the Company’s services if the Company knows such potential customer to be a then-current customer of such Member for substantially the same services; provided, however, that this Section 2.8.1 will not prevent the Company from responding to requests or inquiries by any such new potential customer or discussing, negotiating, executing, or performing contracts arising out of such customer requests or inquiries.
2.8.2    Non-Solicitation of Employees by Members. Each Member or former-Member, while such entity is a Member and for one (1) year after it ceases to be a Member, will refrain from inducing or attempting to induce any employee or independent contractor of the other Member to cease such employment or relationship.
2.8.3    [***]2.
2.9    Confidentiality.
2.9.1    Each-Member agrees: (a) to take all reasonable precautions and to use its best efforts to maintain the confidentiality of all Confidential Information that such Member (the “Recipient”) obtains in respect to any other Member or the Company (the “Disclosing Party”); and (b) not to use or disclose such Confidential Information to any third parties other than with the written approval of the Disclosing Party or as permitted by Section 2.9(c).
2.9.2    For purposes of this Section 2.9, “Confidential Information” means all proprietary or confidential information owned or provided by a Disclosing Party, including the existence and terms of, and parties to, this Agreement and all exhibits and ancillary agreements hereto and the nature of the transactions contemplated hereby and thereby, provided that Confidential Information shall not include information that (i) was previously known to the Recipient or any of its Affiliates (other than from a Disclosing Party or an Affiliate thereof), or (ii) is available or, without the fault of the Recipient or any of its Affiliates (other than the Company), becomes available to the general public, or (iii) is lawfully received by the Recipient from a third party that, to the Recipient’s knowledge, is not bound by any similar obligation of confidentiality. For purpose of
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clarity, Confidential Information also includes that certain Master Services Agreement, dated February 14, 2004, entered into by and among the Company, AT&T, and MTN and the terms provided therein (the “Master Services Agreement”).
2.9.3    The Recipient may (i) disclose Confidential Information to appropriate regulatory authorities, attorneys, accountants, and (ii) take any lawful action that it deems necessary to protect its interests or the interests of its Affiliates under, or to enforce compliance with the terms and conditions of, this Agreement; provided, however, that (A) only so much of the Confidential Information as is necessary to comply with the regulations of a regulatory authority, to allow the Recipient’s attorneys and accountants to provide services to the Recipient or to allow the Recipient to take such lawful action is disclosed and (B) any Person who receives Confidential Information is informed of its confidential nature. A Recipient may disclose Confidential Information pursuant to an order of a court, administrative agency or other government authority; provided, however, that in the event that it appears that Recipient may become legally compelled to disclose any Confidential Information it will promptly consult with the Disclosing Party as to the reasons for such disclosure and will afford the Disclosing Party a reasonable opportunity to obtain a protective order as to such information and will use reasonable efforts to obtain reliable assurance that the information disclosed will be treated confidentially. A Member may disclose Confidential Information to any bona fide potential purchaser of such Member (other than a Competing Entity) (the “Potential Acquiror”) who has expressed a written indication of interest to purchase such Member; provided, however, prior to disclosure of the Confidential Information to the Potential Acquiror, the Member must: (i) obtain the written agreement, in customary form, of the Potential Acquiror to protect Confidential Information from disclosure, not use the Confidential Information for any purpose other than to evaluate the potential purchase of Member, and to return or destroy the Confidential Information (and any copies or summaries thereof) upon the request of the Member; and (ii) notify in writing the other Member of the proposed disclosure of the Confidential Information and the identity of the Potential Acquiror. A Member may also disclose Confidential Information to any bona fide potential lender (the “Potential Lender”) to any Member; provided, however, prior to disclosure of the Confidential Information to the Potential Lender, the Member must: (i) obtain the written agreement, in customary form, of the Potential Lender to protect the Confidential Information from disclosure, not use the Confidential Information for any purpose other than to evaluate the potential lending of funds to Member, and to return or destroy Confidential Information (and any copies or summaries thereof) upon the request of the Member; and (ii) notify in writing the other Member of the proposed disclosure of the Confidential Information and the identity of the Potential Lender. Notwithstanding the forgoing two sentences, MTN may not disclose Confidential Information to an AT&T Competitor without AT&T’s prior written consent and AT&T may not disclose Confidential Information to a MTN Competitor without MTN’s prior written consent. The Members agree not to use any Confidential Information other than for purposes of performing their obligations under this Agreement and in connection with the operation of the business of the Company.
2.9.4    The parties acknowledge that the Recipients’ unauthorized disclosure or use of Confidential Information may result in irreparable harm. Notwithstanding Article 16, if there is a breach or threatened breach of this Section 2.9, the Disclosing Party may seek a temporary restraining order or injunction to protect its Confidential Information. If a bond or other security

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is required in connection with such enforcement, the parties agree that a reasonable amount for such bond or other security is $5,000. This Section 2.9.4 does not alter any other remedies available to any party. The party who has breached or threatened to breach this Section 2.9 will not raise the defense of an adequate remedy at law.
2.9.5    The disclosure of Confidential Information shall not constitute any grant of license or any other rights nor generate any business arrangements unless specifically set forth herein or in another agreement The obligations of Recipients under this Section 2.9 shall remain in effect without limit as to time.
2.10    Liability of Members, Manager and Board to Third Parties. Except as otherwise provided in this Agreement or the Act, no Member, Manager or Director shall be personally liable to any third party for any debt, obligation or liability of the Company solely by reason of being a Member, Manager or Director of the Company.
Article 3: Capital
3.1    Initial Capital Contributions; Percentage Interests. The Members have made the initial Capital Contributions to the Company set forth on Exhibit A and will have the Percentage Interests set forth on Exhibit A. Except as provided in Section 3.2, no Member shall be required or permitted to contribute any additional capital to the Company.
3.2    Additional Capital Contributions; Consequence of Failure to Make Additional Capital Contributions.
3.2.1    Additional Capital Contributions. If the Board determines that additional Capital Contributions are necessary, the Members will make such additional Capital Contributions in proportion to their respective Percentage Interests at the times and in the amounts determined by the Board; provided that, unless the Members have otherwise consented, the Members will not be required to make additional Capital Contributions that, when aggregated with all contributions of all Members under this Section 3.2, would exceed Fifteen Million Dollars ($15,000,000) or such other, higher amount as may be established by the Members pursuant to Sections 3.2.2 and 6.2.2 (the “Required Capital Contributions”). The Board shall notify the Members in writing, no less than thirty (30) days before the due date for payment, of the amount or amounts of Capital Contributions so required and the intended use of the funds to be contributed.
3.2.2    Consequences of Failure to Make Additional Capital Contributions. If a Member (the “Noncontributing Member”) does not make its respective share of any Required Capital Contribution on or before the date established by the Board, then: (i) the Manager shall give the Noncontributing Member written notice of the failure, and (ii) if the Noncontributing Member does not cure the failure within fifteen (15) days after receipt of the notice (or such later date as may be specified in the notice) and the other Member makes the contribution, then the Noncontributing Member’s Percentage Interest will be reduced to a percentage calculated by dividing the total Capital Contribution of the Noncontributing Member by the total Capital Contribution of all Members and each other Member’s Percentage Interest will be increased to the percentage calculated using the same formula. In such event, the Manager shall create a revised

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Exhibit A reflecting the total Capital Contributions of all Members and each Member’s respective adjusted Percentage Interest and attach the revised Exhibit A to this Agreement. In addition, the Noncontributing Member will thereafter not have any right to vote or be involved in any decision relating to financing or funding for the Company, whether debt or equity, and the Noncontributing Member waives any objection to and will be deemed to have consented to any decision by the Contributing Member to:
(a)    admit new Members, determine the rights, obligations and Interest of new Members, and determine the amount of the Capital Contribution for new Members under Section 3.5;
(b)    acquire or dispose of assets under Section 6.2.2(h);
(c)    issue any Interests under Section 6.2.2(i);
(d)    change the Manager under Section 6.2.2(j);
(e)    increase the aggregate cap on Capital Contributions under Section 3/2/1 and 6.2.2(1); and
(f)    apply for or obtain any additional funding or financing, whether debt or equity under Section 6.2.2(m).
If the Manager takes any of the actions described in Section 3.2.2(a) through (f) on behalf of the Company, the Manager agrees to do so on commercially reasonable terms.
If, as a result of the application of this Section, the Percentage Interest of MTN increases above fifty percent (50%), then, from and after such date and for so long as MTN’s Percentage Interest remains greater than fifty percent (50%), MTN shall have the right to become the Manager in place of AT&T by delivering notice to AT&T of such election and upon delivery of such notice. AT&T, thereafter, will remain a Member pursuant to this Agreement.
3.3    No Withdrawal of Capital; No Interest on Capital. Except as specifically provided in this Agreement, no Member shall have the right to withdraw all or any part of its Capital Contribution from the Company, nor shall any Member have any right to demand and receive Property or cash of the Company as a return of its Capital Contribution. No Member shall have the right to receive interest on its Capital Contribution or its Capital Account.
3.4    Maintenance of Capital Accounts. A Capital Account shall be established and maintained for each Member in accordance with the following provisions:
3.4.1    Increases. Each Member’s Capital Account shall be increased by (i) the amount of such Member’s Capital Contributions, (ii) such Members allocable share of Profits and any items of the nature of income or gain that are specially allocated pursuant to Article 4, and (iii) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.

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3.4.2    Decreases. Each Member’s Capital Account shall be decreased by (i) the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, (ii) such Member’s allocable share of Losses and any items in the nature of expenses or losses that are specially allocable pursuant to Article 4, and (iii) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.
3.4.3    Modification and Adjustments. The Manager also shall make (a) any adjustments that are necessary or appropriate to maintain equality between (i) the Capital Accounts of the Members and (ii) the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(g) and (b) any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1,704-(b).
3.5    Additional Members. The Company may, with unanimous prior written consent of all Members, admit Additional Members (each, an “Additional Member) in the Company having such rights, obligations and an Interest as agreed upon by all Members and the newly admitted Member. The Additional Member shall make a Capital Contribution to the Company in an amount and pursuant to such terms as agreed upon by all Members and the newly admitted Member.
3.6    Loans. If the Board determines that the Company requires additional funds in excess of the aggregate cap on Capital Contributions under Section 3.2.1 and 6.2.2(1) and a Member will not consent to increase such cap, the Company may borrow up to $5 million of additional funds from any Person, including without limitation a Member upon the determination of the Board to borrow such funds, upon such terms and conditions that may be approved by the Board; provided, however, that (i) any such loan will be at a commercially reasonable, market based, interest rate, (ii) any such loan will have a maturity date that is a date on which the Company is reasonably expected to have sufficient Net Cash Flow to repay the principal and unpaid interest without adversely affecting the Company’s operations, with extension of the initial maturity date available to the Company if the Company’s actual Net Cash Flow at the initial maturity date is insufficient to repay the balance due on the loan and avoid adversely affecting the Company’s operations; and (iii) the Company shall only accept such a loan to the extent that Net Cash Flow available for debt service (principal & interest) is sufficient based upon actual Net Cash Flow and reasonably projected Net Cash Flow over the term of the loan.
Article 4: Allocations

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4.1    General. Subject to the limitation in Section 4.2 and after giving effect to the special allocations pursuant to Section 4.3, Profits and Losses for any Fiscal Year or other period shall be allocated among the Members in proportion to their respective Percentage Interests.
4.2    Loss Limitation. Notwithstanding the allocation of Losses pursuant to Section 4.1, the amount of Losses allocated to any Member shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Deficit at the end of any Fiscal Year or other period. In the event some but not all of the Members would have Adjusted Deficits as a consequence of an allocation of Losses pursuant to Section 4.1, the limitation set forth in this Section 4.2 shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-l(b)(2)(ii)(d). To the extent Losses are subject to the limitation contained in this Section 4.2 and reallocated to other Members, items of income or gain shall be allocated to such other Members to the extent and in reverse order of the Losses so reallocated for the purpose of offsetting the effect of this Section 4.2.
4.3     Special Allocations.
4.3.1    Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 4, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1,704-2(f)(6) and 1,704-2(j)(2). This Section 4.3.1 is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
4.3.2    Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Person who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent fiscal years) in an amount equal to such Person’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-    2(j)(2). This Section 4.3.2 is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
4.3.3    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-l(b)

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(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.3.3 shall be made only if and to the extent that such Member would have an Adjusted Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3.3 were not in this Agreement.
4.3.4    Nonrecourse Deductions. Nonrecourse Deductions for any taxable year of the Company shall be allocated to the Members in proportion to their respective Percentage Interests.
4.3.5    Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable year of the Company shall be allocated to the Member that made, or guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with principles under Regulations Section 1.704-2(i).
4.3.6    Curative Allocations. The allocations set forth in Section 4.2 and Section and 4.3.1 through Section 4.3.5 are intended to comply with certain regulatory requirements under Code Section 704(b). The Members intend that, to the extent possible, all allocations made pursuant to such Sections will, over the term of the Company, be offset either with other allocations pursuant to such Sections or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.3.6. Accordingly, the Manager is hereby authorized and directed to make offsetting allocations of Company income, gain, loss or deduction under this Section 4.3.6 in whatever manner the Manager determines is appropriate so that, after such offsetting special allocations are made (and taking into account the reasonably anticipated future allocations of income and gain pursuant to Sections 4.3.1 and 4.3.2 that are likely to offset allocations previously made under Sections 4.3.4 and 4.3.5), the Capital Accounts of the Members are, to the extent possible, equal to the Capital Accounts each would have if the provisions of Sections 4.2 and 4.3 were not contained in this Agreement and all Company income, gain, loss and deduction were instead allocated in accordance with the provisions of Sections 4.1.
4.4    Code Section 704(c) Allocations.
4.4.1    Contributed Property. In accordance with Code Section 704(c), income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members, solely for federal income tax purposes, so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and the initial Gross Asset Value of the property as of the date of the Capital Contribution of the property to the Company in a manner consistent with Code Section 704(c) and Regulations Section 1.704-3(c).
4.4.2    Reverse 704(c) Allocations. In the event that the Gross Asset Value of Company assets is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall consistently take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with Code Section 704(c) and Regulations Section 1,704-3(c).

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4.5    Other Allocation Rules.
4.5.1    For purposes of determining the Profits or Losses or any other items allocable to any period, Profits, Losses or any other items shall be determined on a daily, monthly or other basis as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.
4.5.2    The allocations of the Profits and Losses and any items of income, gain, loss or deduction thereof pursuant to the terms of this Article 4 shall be made after taking into account all distributions to and Capital Contributions by the Members for the period to which such allocation relates.
Article 5: Distributions
5.1    Discretionary Distributions. Except as otherwise set forth in Section 5.2, cash or other assets in kind will be distributed only in such amounts and only at such times as the Board shall determine in its sole discretion. All distributions under this Section 5.1 will be in proportion to the respective Percentage Interest held by each Member at the time of distribution.
5.2    Mandatory Distributions.
5.2.1    Tax Distributions. Unless all Members agree otherwise, the Manager shall annually, on or before March 15 of each year, cause the Company to distribute to each Member an amount of cash equal to the Estimated Tax Amount with respect to the prior Fiscal Year. Solely for purposes of determining whether the Company has satisfied its distribution obligations under this Section 5.2.1, all cash and other distributions made during a Fiscal Year shall be treated as distributions made pursuant to this Section 5.2.1 except to the extent that such distributions were required to satisfy the obligations of the Company under this Section 5.2.1 in respect of one or more prior taxable years.
5.2.2    Other Distributions. If Net Cash Flow for a Fiscal Year exceeds all distributions made by the Company under Section 5.1 and 5.2.1, the Manager shall distribute the balance of the Net Cash Flow for such Fiscal Year to the Members on or before March 15th after the close of such Fiscal Year in proportion to their respective Percentage Interests.
5.3    Distributions in Liquidation.
5.3.1    Priority. Upon dissolution of the Company and the liquidation of the assets of the Company pursuant to Article 13, the Liquidating Agent shall wind up the affairs of the Company and liquidate the assets as promptly as is consistent with obtaining fair value therefor and cause the remaining assets of the Company, including proceeds of sales or other dispositions in liquidation of assets, to be applied in accordance with the following priorities:
(a)    First, to payment of the debts and obligations of the Company to its creditors (other than a Member), including sales commissions and other expenses incident to any sale of the assets of the Company;

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(b)    Second, to the establishment of such reserves as the Liquidating Agent may deem reasonably necessary for any unliquidated contingent or unforeseen liabilities or obligations of the Company;
(c)    Third, to the payment in full of loans (including for this purpose, accrued interest thereon through the date of payment) to the Company by the Members, pro rata, according to the relative amount of such unpaid loans (including for this purpose accrued interest thereon through the date of payment); and
(d)    Fourth, to the Members having positive Capital Accounts pro rata in accordance with their relative positive Capital Accounts (as determined after taking into account all Capital Account adjustments for the Company’s Fiscal Year during which such liquidation occurs), until all such positive Capital Accounts are reduced to zero.
The reserves established pursuant to clause (b) of this Section 5.3.1 shall be paid over by the Liquidating Agent to a bank or other financial institution to be held in escrow for the purpose of paying unliquidated, contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidating Agent deems advisable, such reserves shall be distributed to the Members or their assigns in the priority set forth in clauses (c) and (d) of this Section 5.3.1. Distributions to the Members pursuant to this Section 5.3.1 shall be made within the time period prescribed by Regulations Section 1.704-l(b)(2)(ii)(b).

5.3.2    Distributions In Kind; Procedures. In the event the Liquidating Agent determines that an immediate sale of part or all of the Company assets would cause undue loss to the Members, the Liquidating Agent, in order to avoid such loss, may either (a) defer liquidation of any assets of the Company for a reasonable time, except those assets necessary to satisfy Company debts and obligations, or (b) distribute the assets in kind to the Members. If any assets of the Company are to be distributed in kind, such assets shall be valued and shall be deemed sold at their fair market value and any gain or loss deemed realized shall be allocated to the Capital Accounts of the Members for purposes of applying this Section 5.3 as if such gain or loss had actually been fully realized. Any assets that are to be so distributed shall be distributed on the basis of the fair market value thereof and any Member entitled to an interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled. The fair market value of such assets shall be determined by an appraiser to be selected by the Liquidating Agent or by agreement of all the Members. In the event of such distribution in kind, the distributee Member shall not thereafter sell or otherwise Transfer or dispose of any interest in any assets so distributed which they hold as a tenant-in-common without first offering such interest in writing to the other tenants-in-common upon the same terms and conditions and for the same price as such proposed sale or Transfer. The other tenants-in-common shall have 30 days after the receipt of such offer within which to accept the same and, as between themselves, shall have the right to acquire such interest in proportion to their respective Percentage Interests held in the Company as of the date of liquidation of the Company (determined by excluding the Percentage Interest of the Member proposing to dispose of its interest in such property). If the other tenants-in-common shall fail to accept such offer within such period of time, such distributee Member shall be free to sell the interest in such

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assets upon the terms and conditions described in the offer disclosed to the other tenants-in-common free of any further rights of first refusal.
5.4    Deficit Capital Accounts. Except as may otherwise be required by law or any other agreement to the contrary, notwithstanding anything to the contrary contained in this Agreement, to the extent that any Member has a deficit Capital Account balance upon dissolution of the Company, that deficit shall not be an asset of the Company and that Member shall not be obligated to contribute that amount to the Company to bring the balance of that Member’s Capital Account to zero.
5.5    Waiver of Partition. No Member, either directly or indirectly, shall take any action to require partition of the Company or any of its assets or properties. Notwithstanding any provisions of applicable law to the contrary, each Member (and its successors and assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Company Interest, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement.
Article 6: Management
6.1    The Manager.
6.1.1    Appointment of Manager. Except as otherwise set forth in this Agreement, AT&T is designated to serve as its Manager until it resigns or as otherwise pursuant to this Agreement. Except as may be specifically provided in this Agreement or in any other written agreement, the Manager shall not receive any salary, fee or draw for services rendered to or on behalf of the Company.
6.1.2    Authority of Manager. Except as otherwise provided herein, the Manager shall be vested with complete management and control of the day-to-day affairs of the Company and have the power and authority to do all things necessary or proper to carry out the business of the Company. In its capacity as Manager, the Manager shall be specifically authorized to execute authorized instruments, documents, agreements, contracts and other undertakings on behalf and in the name of the Company. Persons dealing with the Company shall be entitled to rely on the authority of the Manager to execute such documents on behalf of the Company. Without limiting the foregoing, the Manager will from time to time as the Manager deems appropriate, represent the Company to international telecommunications bodies. The Board’s and the Members’ right and power to participate in the management of the Company will be limited to those matters specifically prescribed in this Agreement or otherwise required under applicable law. The Manager agrees to enforce the Company’s rights in the event of a material breach by a Member providing services to the Company.
6.2    Limitations on the Authority of the Manager.
6.2.1    Matters Requiring Board Approval. Notwithstanding the provisions of Section 6.1.2, the Company will not take any of the following acts unless proposed by the Manager and approved by the Board or unless approved by the Board with or without proposal by the Manager:

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(a)        require any Capital Contributions other than those provided for in Section 1.1;
(b)    make any distributions of cash or other assets (other than distributions under Section 5.2.1 and in liquidation) to any Member;
(c)    adopt or revise any Business Plan; or
(d)    take any other action that is expressly reserved as a power of the Board under the terms and provisions of this Agreement.
6.2.2    Matters Requiring Member Approval. Notwithstanding the provisions of Section 6.1.2, the Company will not take any of the following acts unless approved in writing by all Members who have a Percentage Interest of ten percent (10%) or more in advance of taking any such action:
(a)    amend this Agreement or the Certificate in a manner that would adversely affect the rights or increase in any manner any obligation of a Member, subject to the Contributing Member’s ability to make financing decisions and related amendments to this Agreement and the Certificate in accordance with Section 3.2.2;
(b)    except as otherwise provided in Section 6.2.2(k), enter into any agreement, or modify or terminate an existing agreement, between the Company and any Member or any Affiliate of any Member; provided that the consent of the Members will not be required for: (i) any modification of any existing agreement that occurs automatically under the terms of such agreement including, without limitation, any modification to the price charged to AT&T by the Company for roaming services under any agreement(s) between AT&T and the Company that occurs as a result of lower pricing that is actually paid by a substantial portion of Major Carriers; or (ii) any modification approved by the Board of the roaming rates payable by AT&T to the Company;
(c)    dissolve, liquidate or wind up the Company except pursuant to and in accordance with the terms of this Agreement;
(d)    confess any judgment against the Company;
(e)    make any general assignment of the Property of the Company for the benefit of creditors;
(f)    consent to any involuntary bankruptcy filing or petition with respect to the Company;
(g)    initiate or file any bankruptcy petition with respect to the Company;
(h)    except as set forth in Section 3.2.2, issue any Interests at prices not applied equally to all Members;

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(i)    except as set forth in Section 3.2.2 or otherwise set forth in this Agreement, change the Manager;
(j)    except as set forth in Section 3.2.2, dispose of any assets with fair market value in excess of twenty percent (20%) of the fair market value of the Property then owned by the Company except as contemplated by the Business Plan;
(k)    except as set forth in Section 3.2.2, publish average end-user rates that result in user pricing in excess of the wholesale roaming price charged by the Company to AT&T by twenty five percent (25%) or more; provided that AT&T is entitled to the benefit of lower pricing that is actually paid by a substantial portion of the Major Carriers and the approval of the other Member will not be necessary in such instances. MTN acknowledges that AT&T may in its sole discretion revise end-user pricing from time to time as part of promotions, plan bolt-ons, variations and packaging, rebates or similar programs in the ordinary course of AT&T’s business;
(l)    except as set forth in Section 3.2.2, increase the aggregate cap on Capital Contributions under Section 3.2.1; or
(m)    except as set forth in Section 3.2.2 and except for Capital Contributions under Section 3.2.1 and any loans under Section 3.6, apply for or obtain any additional funding or financing, whether debt or equity.
6.3    Steering Committee.
6.3.1    Appointment and Scope. The Company shall form a steering committee (the “Steering Committee”) to:
(a)    review the status and progress of the Business of the Company;
(b)    review the performance of the parties’ respective obligations under this Agreement and the Master Services Agreement; and
(c)    review any recommendations, suggestions and proposals made by any party regarding the Business of the Company.
6.3.2    Composition. The Steering Committee will consist of the Manager of the Company and a reasonable number of individuals appointed or changed by each Member from time to time by giving the other parties and the Manager of the Company written notice and the contact information of the individual (including, but not limited to, the name, address, telephone numbers and email address).
6.3.3    Meetings of Steering Committee. Unless otherwise agreed by the Members, the Steering Committee will meet or have a telephone conference on the schedule determined by the Manager from time to time. Each respective Steering Committee meeting or telephone conference will be held at such location and on such date and time as the Manager may reasonably determine and inform all members of the Steering Committee reasonably in advance.

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6.3.4    Information. Prior to any meeting of the Steering Committee, the Manager of the Company will circulate to all members of the Steering Committee an agenda for the meeting, as well as all other information prepared by the Company for the Steering Committee meeting. Furthermore, the Company shall provide to a member of the Steering Committee any information related to the agenda items of the meeting, any information which is reasonably requested by such member in order to assist him or her in making informed decisions and to contribute to the Steering Committee, and all information concerning the Company’s monthly financial conditions or operations distributed to other members of the Steering Committee for purposes of performing the Steering Committee’s functions. Each Member shall provide to the Manager of the Company any information that is necessary for the proper functioning of the Steering Committee, including, but not limited to, information related to the services provided by the Members to the Company under the Master Services Agreement.
6.3.5    Expenses. Unless otherwise mutually agreed by the Members in writing, each Member shall bear its own costs and expenses related to its participation on the Steering Committee.
6.4    The Board of Directors.
6.4.1    Constitution of the Board. The Board shall be composed of five (5) Directors. AT&T shall appoint three (3) Directors (“AT&T Directors”) and MTN shall appoint two (2) Directors (“MTN Directors”). If, as the result of the application of Section 3.2.2, the Percentage Interest of MTN increases above fifty percent (50%), then, from and after such date and for so long as MTN’s Percentage Interest remains greater than fifty percent (50%), MTN shall have the right to appoint three (3) Directors and AT&T shall appoint two (2) Directors. Each of AT&T and MTN shall designate, and notify the other party of, its initial Directors prior to the first meeting of the Board. AT&T and MTN may change any or all of their respective Directors at any time from time to time by providing written notice of the change to the other party. Directors will serve without compensation from the Company and shall serve until they are replaced or resign. Any vacancy occurring on the Board, whether due to death, disability, removal or other cause, may be filled by the Member that originally appointed such Director. Except as approved by the Manager or permitted by this Agreement, no Director shall have any right or authority to take any action on behalf of the Company.
6.4.2    Meetings of the Board. Regular meetings of the Board will be held at such times and places as determined by the Board, but must be held at least quarterly. Special meetings of the Board may be called by the Manager or by a quorum of Directors. All meetings of the Board shall be held at the principal place of business of the Company in Atlanta, Georgia or at such other place as shall be specified or fixed in the notices or waivers of notice thereof. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) business days before the date of the meeting to the Directors. Directors may participate in a meeting of the Board by any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting. So long as written notice of a Board meeting is delivered to all Directors pursuant to this Section 6.4.2, the presence

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of at least three (3) Directors (at least two (2) of whom are Directors appointed by the Member with a Percentage Interest greater than 50%) shall constitute a quorum (a “Quorum”) for the transaction of business at any Board meeting. If written notice of a Board meeting is not delivered to all Directors pursuant to this Section 6.4.2, then at least one of the three Directors present must be an MTN Director in order to constitute a Quorum. If less than a Quorum is present at a meeting, the meeting shall be adjourned without further notice.
6.4.3    Voting. Each Director attending a Board meeting or taking any action contemplated by the last sentence of this Section 6.4.3 shall be entitled to one vote. The Board shall act upon the majority vote of a Quorum of its Directors properly attending a duly convened meeting of the Board and casting votes, and such majority vote shall constitute “approval”, “consent”, proper “action” or the “determination” or “decision” of the Board.
6.4.4    Action Without a Meeting. Any action that could be taken at a meeting of the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by all Directors. Actions taken by written consent are effective when the last Director signs the consent, unless the consent specifies a later effective date.
6.4.5    Authority of the Board. The Board shall have the authority to cause the Company to do the things and take the actions described in Section 6.2.1. The Board shall have no power or authority to act for or on behalf of the Company or to be involved in the management or control of the Company other than as set forth in Section 6.2.1.
6.5    Officers.
6.5.1    Appointment. The Board may appoint one or more individuals to serve as Officers of the Company. The Company shall have such Officers as the Board may from time to time determine, which Officers may (but need not) include a Chief Executive Officer, President, Vice President, Secretary, or Treasurer. The same person may hold any two or more offices. Each Officer shall hold office at the pleasure of the Board until his or her successor is chosen or until earlier death, resignation, retirement or removal from office. Any Officer designated by the Board may be removed at any time by the Board for any reason, if the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board. The Board may abolish any office at any time.
6.5.2    Powers and Duties. Subject to the restrictions set forth in this Agreement and to the direction of the Manager and the Board, the Officers shall perform such duties and services and exercise such powers as may be provided by this Agreement or as the Manager or Board may from time to time determine or as may be assigned to them by any competent superior Officer. The Manager may also at any time limit or circumvent the enumerated duties, services and powers of any Officer. In addition to the designation of Officers and enumeration of their respective duties, services and powers, the Manager and Board may grant powers of attorneys to individuals to act as agent for or on behalf of the Company, to do any act which would be binding on the Company; to incur any expenditures on behalf of the Company or to execute, deliver and perform any agreements, acts, transactions or other matters on behalf of the Company. Such powers of attorney may be revoked or modified as deemed necessary by the Manager or Board, as applicable.

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6.6    Related Party Transactions. The Company may transact business with any Manager or Member or Affiliate thereof; provided such transactions are entered into pursuant to this Agreement and the terms of those transactions have been approved in advance by the Board or the Members pursuant to Section 6.2.2(b) and, provided further, that the following transactions and the terms of the following agreements attached as exhibits to this Agreement and to be executed contemporaneously with this Agreement are hereby approved in advance:
(a)    the Master Services Agreement between the Company, MTN and AT&T, attached hereto as Exhibit C;
(b)    AT&T and the Company will enter into a trademark license substantially on the terms set forth in the Trademark License Agreement between the Company and AT&T attached hereto as Exhibit D. The Company shall pay up to $20,000 per annum of the license fees under the Trademark License Agreement. AT&T shall pay any license fees in excess of $20,000 per annum;
(c)    the Manager may appoint employees to be seconded to the Company. Any such secondment will be substantially on the terms set forth in the Secondment Agreement between the Company and AT&T or MTN, respectively, attached hereto as Exhibit E, or any form otherwise agreed to by the parties from time to time; and
(d)    with respect to GSM roaming, AT&T and the Company will enter into a rate agreement containing terms substantially similar to the terms set forth in the rate agreement attached hereto as Exhibit F.
Article 7: Rights, Obligations and Powers of the Members
7.1    Voting Rights of Members. No Member shall have any right to act for or on behalf of the Company or be involved in the management or control of the Company; except that a Member duly appointed as Manager may act in such capacity in accordance with this Agreement. In addition, no Member shall be entitled to vote on any matter with respect to the Company’s business and affairs, unless specifically granted that right in this Agreement or unless such right is vested in the Member by the Act and cannot be waived by the Members.
7.2    Compensation of Members. Except as may be specifically provided in this Agreement or in any other written agreement that is entered into in accordance with this Agreement, no Member shall receive any salary, fee or draw for services rendered to or on behalf of the Company or in connection with the Business of the Company.
Article 8: Indemnification

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8.1    Limitation on Liability. No Member, Manager or officer, shareholder, employee or agent thereof, or Director or Officer, employee or agent of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any act or omission by any such Person or by any employee or other agent of the Company if such Person acted in good faith and in a manner in which he, she or it believed to be in the best interests of the Company unless such conduct constitutes fraud, negligence, willful misconduct or a material breach of this Agreement.
8.2    Indemnification. To the fullest extent not prohibited by law, the Company shall indemnify and hold harmless each Member, Manager, each officer, shareholder, employee or agent thereof, and each Director, Officer, employee or agent of the Company from and against any and all losses, claims, demands, costs, damages, liabilities (joint and several), expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such Person may be involved or threatened to be involved, as a party or otherwise, arising out of or incidental to any business of the Company transacted or occurring while such Person was a Member, Manager, officer, shareholder, employee or agent thereof, or Director, Officer, employee or agent of the Company regardless of whether such Person continues in such capacity at the time any such liability or expense is paid or incurred, except for fraud, willful misconduct, bad faith or negligence on the part of such Person. The indemnification provided by this Section 8.2 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, as a matter of law or equity, or otherwise, and shall continue as to a Person who has ceased to serve in their capacity, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Person so indemnified, with respect to the satisfaction of any indemnification of the above-mentioned Persons, only assets of the Company shall be available therefor and no Member or Manager shall have any personal liability therefor. Any indemnification required hereunder to be made by the Company shall be made promptly as the liability, loss, damage, cost or expense is incurred or suffered. This indemnification shall apply only to a Person’s acts when acting in the capacity of a party to this Agreement or when acting as a representative of a Person acting in the capacity of a party to this Agreement, and shall not apply when such Person is acting in the capacity as a vendor or independent contractor (or representative thereof) to the Company.
8.3    Indemnification Procedures.
8.3.1    If any party (the “Indemnified Party”) shall notify the other party hereto with respect to any matter (“Claim”) for which such Indemnified Party may be entitled to indemnification under this Article 8, the Indemnified Party shall have the right to defend itself against the Claim with counsel of its choice that is reasonably retained for such defense or to request that the Company defend it with counsel that the Manager reasonably retains for such purpose. The Indemnified Party or the Company, as the case may be, shall conduct the defense of the Claim actively and diligently.
8.3.2    In the event the Company is not conducting the defense of the Claim in accordance with this Section 8.3, the Indemnified Party will not consent to the entry of any judgment

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or enter into any settlement with respect to the Claim without the prior written consent of the Company, which consent the Company shall not unreasonably withhold.
8.4    Advancement Of Expenses. The right to indemnification conferred in this Article 8 shall include, if approved by the Board, the right to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 8.3.
Article 9: Operations
9.1    Business Plans.
9.1.1    Adoption. The Manager shall, in consultation with both Members, prepare an annual Budget each year during the Term setting forth in reasonable detail the anticipated financial plan and budget for the Company.
9.1.2    Implementation. The Business Plan and Budget will be used as guidelines but are not binding on the Company, the Manager, the Board or any Member. Subject to the preceding sentence, the Business Plan and Budget shall be implemented by the Manager, Board and the Officers on behalf of the Company. The Company shall be authorized to make the expenditures and incur the obligations provided for in the Business Plan and Budget and shall be authorized to engage in the activities set forth in the Business Plan.
9.2    Provision of Services; Failure to Provide Services.
9.2.1    Provision of Services. The Members (or their Affiliates) shall provide the products and services (collectively, the “Services”) set forth in one or more agreements that may be entered into by the Company and the Member, which agreements shall be negotiated by the Manager and subject to the approval of the Members. Services shall be provided for reimbursement of expenses by a Member in connection with providing the Services and no other fee or charge unless otherwise expressly agreed in the applicable contract.
9.2.2    Failure to Provide Certain Services. If, at any time while this Agreement is in effect (except as a result of a cause or condition beyond a Member’s reasonable control (as set forth in Section 9.1 of the Master Services Agreement)), a Member in its capacity as a service provider under the Master Services Agreement (the “Nonperforming Member”) does not deliver to the Company a Core Service (as defined in the Master Services Agreement) for more than 30 consecutive days, then the other Member (the “Performing Member”) may provide written notice of such non-delivery to the Nonperforming Member (the “Initial Notice”) in which case the Nonperforming Member shall have a 30 day period from receipt of the Initial Notice (or such later date as may be specified in such Initial Notice) to deliver the Core Service (the “Core Service Cure Period”). If the Nonperforming Member does not deliver the Core Service prior to expiration of

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the Core Service Cure Period, then, upon written notice (the “Second Notice”), the Performing Member at its option may, effective as of the date of the Nonperforming Member’s receipt of the Second Notice: (i) elect to terminate the Master Services Agreement, (ii) elect to become the Manager of the Company, if the Performing Member is not already the Manager and (iii) elect any one of the following remedies (in addition to any other remedies available to the Performing Member under this Agreement, the Master Services Agreement, law or equity):
(a)    Purchase the Nonperforming Member’s Interest for an amount equal to its fair market value on the date of such election (the “Purchase Price”); the Purchase Price shall be determined in the same manner as the Price is determined pursuant to Section 11.9.3. In the event the Performing Member elects to purchase the Nonperforming Member’s Interest, the closing of the purchase and sale of the Nonperforming Member’s Interest in the Company will take place at the offices of the attorneys for the buyer within thirty (30) days after the Purchase Price is determined. Upon closing of the purchase and sale of the Nonperforming Member’s Interest, the Company and the Performing Member will have the exclusive right to continue to engage in the Business and the Nonperforming Member will, without limitation, continue to be bound by the provisions of Section 2.8. Notwithstanding the Act, the withdrawal and sale by the Nonperforming Member of its Interest in the Company will not result in the dissolution of the Company; or
(b)    Cause the Company to be dissolved and liquidated in accordance with Section 13.2, and the Nonperforming Member will, without limitation, continue to be bound by the provisions of Section 2.8.
Article 10: Representations and Warranties
10.1    In General. As of the date hereof, each of the Members hereby makes each of the representations and warranties applicable to such Member as set forth in Section 10.2, and such warranties and representations shall survive the execution of this Agreement.
10.2    Representations and Warranties. Each Member hereby represents and warrants that:
10.2.1    Organization and Existence. Such Member is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and governance.
10.2.2    Power and Authority. Such Member has the full power and authority to execute, deliver and perform this Agreement, and to own and lease its properties and to carry on its business as now conducted and as contemplated hereby.
10.2.3    Authorization and Enforceability. The execution and delivery of this Agreement by such Member and the carrying out by such Member of the transactions contemplated hereby have been duly authorized by all requisite corporate actions and this Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against it in accordance with the terms hereof.

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10.2.4    No Governmental Consents. No authorization, consent or approval of, notice to or filing with, any governmental authority, is required for the execution, delivery and performance by such Member of this Agreement.
10.2.5    No Conflict or Breach. None of the execution, delivery and performance by such Member of this Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, if such Member or any order, writ, injunction, judgment or decree of any court of governmental authority against such Member or by which it or any of its proprieties is bound, or any loan agreement, indenture, mortgage, note, resolution, bond, or contract or other agreement or instrument to which such Member is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.
10.2.6    No Proceedings. There are no suits or proceedings pending, or to the knowledge of such Member, threatened in any court or before any regulatory commission, board or other governmental administrative agency against or affecting such Member that could have a material adverse effect on the business or operations of such Member, financial or otherwise, or on its ability to fulfill its obligations hereunder.
Article 11: Transfers of Company Interests
11.1    Restrictions on Transfer. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Interest without the prior written consent of all other Members, which consent may be withheld in the sole and absolute discretion of all other Members. Even with the consent of all other Members, no assignee shall become a substituted Member in the place of the assignor except as provided in Section 11.6. Any attempted Transfer by a Member of all or any portion of its Interest other than in accordance with this Article 11 shall be null and void ab initio.
11.2    Permitted Transfers.
11.2.1    After the First Contribution Date. Subject to the conditions and restrictions set forth in Section 11.3, the Member may Transfer its Interest only if:
(a)    the transferring Member Transfers all of its Interest to an Affiliate of the transferor that is not a natural Person;
(b)    the transferring Member Transfers all of its Interest in a Corporate Transfer; provided that if the Corporate Transfer is also an “involuntary transfer” as defined in Section 11.9.1 or if MTN proposes a Corporate Transfer to any Major Carrier, then the Corporate Transfer is not permitted under this Section 11.2.2(b) (but may be permitted under Section 11.2.2 (c)); or

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(c)    the transferring Member has provided the other Members with an Offer under Section 11.8 and the other Member has declined to purchase the Interest pursuant to that Section.
Any Transfer under Sections 11.2.2(a), (b) or (c) above is referred to in this Agreement as a “Permitted Transfer.” Notwithstanding satisfaction of the conditions and restrictions set forth in Section 11.3, a transferee of a Permitted Transfer shall only be entitled to the rights of an unadmitted assignee pursuant to Section 11.5 until such time as the transferee is admitted as a substituted Member pursuant to Section 11.6.

11.3    Continuing Liability; Conditions to Permitted Transfers. With respect to any Transfer to an Affiliate of the transferor: (i) the transferor and transferee will be jointly and severally liable for all of the obligations of the transferor hereunder, and (ii) any event by which the transferee ceases to be an Affiliate of the transferor shall be deemed to be a Transfer of the transferor’s Interest for purposes of this Article 11. A Transfer shall not be treated as a Permitted Transfer under Section 11.2 unless and until the following conditions are satisfied:
11.3.1    Required Documentation. Except in the cases of a Transfer involuntarily by operation of law or a Transfer by a Member of all of its Interest to its Affiliate, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the reasonable opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement, including this Article 11. In the case of a Transfer of Interests involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance reasonably satisfactory to counsel to the Company. In the case of a Transfer by a Member of all of its Interest to its Affiliate, the transferor and transferee shall not be required to comply with the terms of this Section 11.3.1.
11.3.2    Reimbursement of Costs. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.
11.3.3    Legal Opinions. Except in the case of a Transfer involuntarily by operation of law, the transferor shall furnish to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the nontransferring Member, that (a) the Transfer will not cause the Company to terminate for federal income tax purposes and that such Transfer will not cause the application of the rules of Code Sections 168(g)(1)(B) and 168(h) (generally referred to as the “tax exempt entity leasing rules”) or similar rules to apply to the Company, the Property, the Members or their Affiliates; (b) such Transfer will not cause the Company to become taxable as a corporation for federal income tax purposes, (c) such Transfer will not cause adverse tax consequences to the non-transferring Member from the authorization to make such a Transfer pursuant to the provisions of Section 11.3.5; (d) such Transfer will not violate any applicable securities laws and (e) without limiting the foregoing, such Transfer will not subject the Company, its Members or any Affiliate of the Company or its Members to additional regulation by, or to the

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additional jurisdiction of, the Securities and Exchange Commission (or any successor agency)or the Federal Communications Commission (or any successor agency).
11.3.4    Tax Information. The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns .and other legally required information statements or returns.
11.4    Prohibited Transfers.
Any purported Transfer of an Interest that is not a Permitted Transfer or that is not consented to by the other Member pursuant to Section 11.1 shall be null and void and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Company, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest Transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equity rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Interest may have to the Company.
In the case of a Transfer or attempted Transfer of an Interest that is not a Permitted Transfer or that is not consented to by the other Member pursuant to Section 11.1, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the nontransferring Member from all cost, liability and damage that any of such indemnified parties may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

11.5    Rights of Unadmitted Assignees and Transferor.
11.5.1    Any Person who acquires an Interest, excluding atransferee in a Permitted Transfer, and who is not admitted as a substituted Member pursuant to Section 11.6, shall be entitled only to allocations and distributions with respect to such acquired Interest in accordance with this Agreement and shall have no right of any information or accounting of the affairs of the Company or its Business, shall not be entitled to inspect the books or records of the Company or its Business and shall not have any of the rights of a Member under the Act or this Agreement. Accordingly, the assignee shall have no authority to act for or bind the Company, to inspect the Company’s books, or otherwise to be treated as a Member.
11.5.2    Following such a Transfer, the transferor (i) shall not be relieved of its liabilities and obligations as a Member of the Company under this Agreement and the Act, (ii) shall, with respect to any Permitted Transfer, continue to vote that portion of the Interest transferred to a permitted transferee unless such permitted transferee is admitted as a substituted Member pursuant to Section 11.6 in addition to that portion of the Interest (if any) retained by the transferor, (iii) shall, with respect to any Transfer other than a Permitted Transfer, be entitled to vote as a Member under this Agreement only with respect to that portion of the Interest (if any) retained by the transferor,

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and (iv) shall, if the transferor transfers its entire Interest in the Company, have no authority to act on behalf of or to bind the Company in any way.
11.6    Admission of Substituted Members. Subject to the other provisions of this Article 11, a transferee of an Interest may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth in this Section 11.6:
11.6.1    The other Member or Members unanimously consent to such admission, which consent may be given or withheld in the sole discretion of the other Member or Members;
11.6.2    The transferee becomes a party to this Agreement as a Member and executes such documents and instruments as the other Member or Members may reasonably request as may be necessary or appropriate to confirm such transferee as a Member in the Company and such transferee’s agreement to be bound by the terms and conditions hereof and of the terms and conditions of the transferee’s admission as a Member; and
11.6.3    The transferee pays or reimburses the Company for all reasonable legal, filing and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred Interest.
11.7    Specific Performance. Each of the Members acknowledges that the rights and obligations provided by this Article 11 are of unique value to it and the payment of monetary damages could not adequately compensate the other Members for any breach of the obligations set forth in this Article 11. Accordingly, the rights of the Members set forth in this Article 11 shall be specifically enforceable in accordance with their terms.
11.8    Right of First Offer.
11.8.1    Offer. In the event a Member (the “Selling Member”) wishes to Transfer all of such Member’s Interest in the Company and the contemplated Transfer would not otherwise qualify as a Permitted Transfer, the Selling Member shall give the other Member (the “Offeree”) an offer (the “Offer”) to purchase all of the Selling Member’s Interest (the “Offered Interest”) in the manner and pursuant to the terms in Section 11.8.2.
11.8.2    Exercise. If Selling Member wishes to Transfer Selling Member’s Interest in the Company, Selling Member will obtain a bona fide written offer from the proposed transferee. The Selling Member shall thereupon give notice to the Offeree of such offer, setting forth the identity of the proposed transferee, the sale price (which shall be payable only in cash) and the terms and conditions on which the proposed transferee is willing to purchase the Offered Interest along with the Offer to purchase the Offered Interest on such terms and conditions. The Offeree shall then have sixty (60) days within which to give notice to the Selling Member that it wishes to acquire the Offered Interest for sale on such terms and conditions and to make any earnest money payments or deposits which may be specified in the notice. Such notice from the Offeree shall state a closing date not later than the closing date specified in the Offer from the proposed transferee or seventy-five (75) days after the date of such notice, whichever is later.

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11.8.3    Failure to Exercise. If the Offeree shall not give notice within the sixty (60) day period following the initial notice from the Selling Member that it wishes to acquire the Offered Interest, or if it shall fail to make any required earnest money payments or deposits, the Selling Member may sell the Offered Interest to the proposed transferee during the period ending on the closing date set forth in initial notice from the Selling Member, or, if no closing date was set forth, within eighty (80) days of such initial notice, and only on terms and conditions no less favorable to the Selling Member than those set forth in the original offer provided. If the proposed sale does not occur within the time period specified in the previous sentence, or if any change is made in the terms of the offer, the proposed sale may not be made unless the Selling Member again notifies and permits the Offeree to exercise its rights under this Section 11.8.
11.9    Deemed Transfers.
11.9.1    Involuntary Transfers. Upon the involuntary transfer of all or any portion of a Member’s Interest, such Member (or such Member’s successor or assignee) shall immediately give written notice to the Company and the other Members. An “involuntary transfer” shall include, but not be limited to (i) a transfer by court proceedings on attachment, garnishment, bankruptcy, receivership or by execution on a judgment; (ii) a transfer because of a general assignment for the benefit of creditors; (iii) transfers upon the dissolution or liquidation of a Member or (iv) any court order or private divestiture not otherwise covered herein.
11.9.2    Effect of Notice. Upon receipt of such notice (or upon the Company otherwise receiving notice and confirmation of any such involuntary transfer), the Company and the non-transferring Members shall have an option to purchase all or part of the transferring Member’s Interest as if it were an Offer to purchase an Offered Interest in the manner and pursuant to the terms specified in Section 11.8 but subject to the pricing and terms set forth in Sections 11.9.3 and 11.9.4.
11.9.3    Pricing. In the event the Offeree exercises its right to purchase the Offered Interest in accordance with this Article, the purchase price for such Offered Interest shall be its fair market value on the date of exercise, determined as provided herein (the “Price”). If the Selling Member or, if applicable, such Member’s heirs, attorney-in-fact, executor, administrator or personal representative and the Offeree are able to reach agreement as to the Price, such Price shall govern. If Selling Member and Offeree cannot agree on a Price within forty-five (45) days after the giving of the last of the effective notices of exercise by the Offeree, the Price shall be determined by an independent appraiser appointed by the Selling Member and the Offeree within fifteen (15) days after the aforementioned deadline for agreeing on the Price. If the Selling Member and the Offeree cannot agree on an appraiser, the Price shall be determined jointly by an independent appraiser representing the Selling Member and an independent appraiser representing the Offeree. If the two appraisers are unable to agree on a Price, they shall select a third independent appraiser who shall determine the Price by arriving at a valuation either equal to that determined by one of the initial two appraisers or intermediate between both initial valuations. In determining the Price, the appraiser shall be required to take into account the lack of marketability and lack of control of the Offered Interest.

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11.9.4    Other Terms. Unless the Selling Member and Offeree agree otherwise, the Price shall be paid at closing.
Article 12: Additional Members
12.1    Admission of Additional Member. A third party may be admitted as an Additional Member as provided herein in Section 3.5. Notwithstanding the foregoing, a third party shall not become an Additional Member unless and until such party becomes a party to this Agreement. Any Additional Member who becomes a Member shall be reflected on a revised Exhibit A that will be attached to this Agreement.
12.2    Accounting. No Additional Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. Upon the consent of the Members, the Company may at the time an Additional Member is admitted, close its books (as though the Company’s tax year had ended) or make pro rata allocations of loss, income and expense deductions to an Additional Member for that portion of the Company’s tax year in which such Additional Member was admitted in accordance with the provisions of Code Section 706(d) and the-Regulations thereunder.
12.3    Adjustments to Company Assets. In order to preserve the economic interests of each Member in the Company, the Manager may (but shall not be required to) adjust the book values of all Company assets to equal their respective gross fair market values, as determined by the Manager, immediately prior to the following times: (i) the acquisition of additional Interests in the Company by any new or existing Member, (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property, (iv) the withdrawal of a Member, and (iii) the liquidation of the Company.
Article 13:Sale, Dissolution and Liquidation
13.1    Dissolution of the Company. The Company shall be dissolved on the earliest of the following:
(a)    The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Company; and
(b)    Any other event causing the dissolution of the Company under the Act.
In the event of the dissolution of the Company pursuant to clause (a) or (to the extent permitted by law) pursuant to clause (b) of this Section 13.1, Members shall have the option, upon the consent of all of them (other than any Member with respect to which a Bankruptcy shall have occurred or that shall have dissolved or withdrawn from the Company), to continue the Company.

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13.2    Winding Up and Liquidation. Unless the Company or its business is to be continued pursuant to Section 13.1, upon the dissolution of the Company, the Company shall promptly wind up its affairs and liquidate and distribute its assets in accordance with Section 5.3 and this Section 13.2, unless the Members unanimously elect otherwise. The winding up of the Company’s affairs and the liquidation of the Company’s assets shall be conducted and supervised by the Liquidating Agent. The Liquidating Agent shall have all of the rights and powers with respect to the assets and liabilities of the Company, in connection with the winding up and liquidation of the Company, that the Members have with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidating Agent is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the winding up and liquidation of the Company and the transfer of any Property of the Company.
13.3    Priority on Liquidation. The Liquidating Agent shall liquidate the assets of the Company as promptly as practicable. The proceeds of such liquidation shall be applied pursuant to Section 5.3.
Article 14: Accounting and Reports
14.1    Books and Records.
14.1.1        The Board shall implement standard procedures with respect to accounting, financial reporting and management information, including, without limitation, statements reflecting Company distributions of Net Cash Flow, earnings, Profits and Losses, residual value of Company Property and taxable income of the Company.
14.1.2    At all times during the term of the Company, the Manager shall keep or cause to be kept books of accounts at the principal office of the Company in which shall be entered fully and accurately each transaction of the Company. Each Member and its representatives shall have access to such books, records and documents during reasonable business hours and may inspect and make copies of any of them. The Manager may delegate to a third party or Officer the duty to maintain and oversee the preparation of such records and books of account.
14.1.3    In addition to its record-keeping requirements as provided herein, the Manager shall maintain records, as required, to demonstrate compliance with United States Foreign Corrupt Practices Act requirements, including lists reflecting the Company’s use of agents.

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14.2    Bank Accounts. The Company will maintain accounts for the deposit and disbursement of all funds of the Company at such banks as the Manager shall approve, consistent with prudent cash management practices. All funds of the Company will be deposited promptly in such accounts. The funds of the Company shall not be commingled with the funds of any other Person (other than any commingling that may result from the initial collection of funds by the Manager during the roaming settlement process and other than any commingling that may result from the payment by the Manager of certain accounts payable of the Company on behalf of the Company) and the Manager shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Company.
14.3    Accounting Method; Audited Financial Statements. The Company shall adopt the accrual method of accounting for financial reporting and federal and state income tax purposes. The financial reports of the Company shall be prepared on an accrual basis in accordance with United States generally accepted accounting principles consistently applied and audited by PriceWaterhouseCoopers (or another Big Four accounting firm selected by the Manager) on an annual basis and distributed to the Members on or before March 15th of the succeeding year.
14.4    Fiscal Year. The Company shall use the calendar year as both its Fiscal Year for financial reporting and its taxable year for federal and state income tax purposes.
14.5    Reports; Tax Returns. Copies of all accounts, reports and other writings pertaining to the Business of the Company furnished by a Member or the Company to any Member or regulatory agency shall contemporaneously be delivered to all Members. Copies of all reports, notices and other writings pertaining to the Company furnished to a Member by the accountants for the Company shall promptly be delivered to all the Members. The Manager shall cause to be prepared and filed, on the Company’s behalf and at the Company’s expense, all federal, state and other tax returns required to be filed, and shall submit the same to the Members for review and approval not less than 30 days prior to the respective due dates for such returns (including any extensions thereof), but, with respect to the Company’s federal income tax information return, in no event later than June 15 of each year.
14.6    Required Governmental Filings. The Board shall cause the Company to file on or before the dates the same may be due, giving effect to extensions obtained, all reports, returns and applications that may be required by any governmental or quasi-governmental body having jurisdiction.
14.7    Tax Matters Member.
14.7.1    AT&T shall be the “tax matters partner” (the “Tax Matters Member”) for the Company within the meaning of Code Section 6231(a)(7).
14.7.2    The Tax Matters Member shall notify and provide copies to the other Members within 5 business days (or as soon as reasonably practicable thereafter) of any communication received from any governmental authority regarding any proposed or existing audit, administrative or judicial proceeding, request for information, preliminary discussion or any other formal or informal communication regarding any tax matters pertaining to the Company, the

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Company’s Business or any Member. In addition to and not in limitation of the foregoing, the Tax Matters Member shall request, pursuant to Code Section 6223, that the other Members receive notice from the IRS regarding any proceedings or adjustments. The Tax Matters Member shall consult with the other Members concerning all tax matters and shall not take any action in connection with any audit or proceeding, or enter into any agreement with the IRS, that may adversely affect the other Members without their express prior written consent.
Article 15: Regulatory Matters
15.1    Prohibited Actions. Unless otherwise agreed upon by all Members, no Member or the Company shall engage in any transaction or activity that would cause the Company, either Member or any Affiliate of a Member or the Company to become subject to the jurisdiction of any agency pursuant to any similar local, state, federal or foreign law or regulation that in any way regulates, or requires disclosure of the Company’s, Member’s or their respective Affiliates’ business dealings, ownership and management structure or capital structure. Notwithstanding any other provision in this Agreement, the Company, each Member or their Affiliates may take whatever lawful actions it deems necessary to avoid any such jurisdiction.
15.2    Political Contributions. The Company shall not spend any of its hands to make direct or indirect contributions to political candidates, nor make gifts or provide honoraria to elective or appointive governmental officials without prior Board approval. The Company shall timely report to the Board the making of such Contributions, gifts or honoraria. All such contributions, gifts or honoraria shall be made in accordance with applicable laws and regulations.
15.3    Compliance With Regulations. The Manager shall cause the Company to comply with all applicable laws, regulations and orders of any governmental or regulatory authority. Each Member and its Affiliates, in connection with their duties and activities with the Company and its projects, shall comply with all laws, regulations and orders of any governmental or regulatory authority applicable to such Person, including, without limitation, the United States Foreign Corrupt Practices Act. Each Member shall indemnify and hold harmless the Company and the other Member and its Affiliates from any costs incurred by them as a result of the failure of a Member or its Affiliates to comply with such applicable laws, regulations or orders.
Article 16: Dispute Resolution

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16.1    General. In the event of any dispute, controversy or claim arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity hereof, the parties hereto shall attempt in good faith to amicably resolve the dispute. If any dispute cannot be resolved within sixty (60) days from the date such dispute has arisen, either party shall have the right to cause the dispute to be submitted to, and resolved finally and exclusively by, arbitration in Atlanta, Georgia if the arbitration is commenced by AT&T, or in Fort Lauderdale, Florida if the arbitration is commenced by MTN, in accordance with the rules of the American Arbitration Association (“AAA”) as in effect at the time of submission of the dispute to arbitration. Any arbitral award may be entered in any court of competent jurisdiction.
16.2    Selection of Arbitrators. Any dispute will be submitted to a panel of three (3) arbitrators. Each of AT&T and MTN shall designate one (1) arbitrator. The parties shall use their best efforts to agree upon a mutually acceptable third arbitrator within twenty (20) days after submission of the dispute under Section 16.1. If the parties are unable to agree upon a mutually acceptable third arbitrator, then any party may request AAA to supply a list of potential arbitrators satisfying the requirements of Section 16.3 and such other requirements as the parties may agree upon. Within ten (10) days after receipt of the list, the parties (in this case limited to AT&T and MTN) shall independently rank the proposed arbitrators, simultaneously exchange rankings, and select as the third arbitrator the individual receiving the highest combined ranking who is available to serve.
16.3    Qualifications of Mediator or Arbitrator. Any arbitrator under this Section 16 shall be impartial in fact and appearance, not an advocate of any party. The mediator or arbitrator shall not have:
(a)    any direct or indirect financial or personal interest in the outcome of the mediation or arbitration; or
(b)    any past, present or anticipated financial, business, professional, family, social or other relationship which is likely to affect impartiality or which might reasonably create the appearance of partiality or bias.
Any arbitrator under this Section 16 shall be required to disclose to each of the parties any such interest or relationship, and the parties may agree to waive the requirements of the preceding sentence as to any interest or relationship so disclosed.

16.4    Discovery. No party shall have any rights of discovery in connection with any mediation under this Section 16. In any arbitration, each party shall have:
(a)    full access to the records of the other parties that pertain to the subject matter of the dispute;
(b)    the power to call for the testimony of any director, officer, employee, agent or representative of the other parties; and

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(c)    such other rights of discovery as may be afforded by the rules of AAA or by the arbitrator.
16.5    Costs. In connection with any arbitration under this Section 16, costs of the arbitrators, AAA, court reporter, hearing rooms and other common costs shall be divided equally among the parties. Each party shall bear the cost and expense of preparing and presenting its own case (including, but not limited to, its own attorneys’ fees and costs of witnesses); provided, that the arbitrators may require, as part of their decision, reimbursement of all or a portion of the prevailing party’s costs and expenses by the other parties.
Article 17: General Provisions
17.1    Notices. Any notice, request, instruction or other document to be given hereunder by a Member to another Member hereto shall be in writing, delivered in person, mailed by certified or registered mail, return receipt requested, or sent by an internationally recognized express overnight courier with a reliable system for tracking delivery, in each case to the addressee’s address set forth below (or such other address as the party changing its address specifies in a notice to the other parties):
Maritime Telecommunications Network, Inc.
c/o Global Eagle Entertainment Inc.
6100 Center Drive, Suite 1020
Los Angeles, CA 90045
Attn: Chief Executive Officer
with a copy to:
Maritime Telecommunications Network, Inc.
c/o Global Eagle Entertainment Inc.
6100 Center Drive, Suite 1020
Los Angeles, CA 90045
Attn: General Counsel
and
New Cingular Wireless Services, Inc.
208 South Akard St.
Dallas, TX 75202
Attn:
with a copy to:
New Cingular Wireless Services, Inc.
1025 Lenox Park Blvd, Suite C566
Atlanta, GA 30319
Attn:

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Notices shall be deemed to have been given on the date of service, if served personally on the party to whom notice is to be given, on the fifth day after mailing, if mailed as set forth above, or upon delivery, if sent by courier as set forth above.
17.2    Consequential Damages; Affiliates. No Member or its Affiliates shall be liable to any other Member or its Affiliates for any indirect, incidental, special or consequential damages relating to a breach or an alleged breach of this Agreement, including, but not limited to, loss of revenue, cost of capital or loss of business reputation or opportunity whether such liability arises out of contract, tort (including negligence), strict liability or otherwise.
17.3    Waiver. No waiver of any breach of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.
17.4    Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
17.5    Further Assurances. Each Member shall execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give further assurances as shall be necessary to perform its obligations hereunder and shall execute such estoppel and other documents as are reasonably requested by any other Member regarding the status of the Company.
17.6    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other jurisdiction. The parties and their successors and assigns hereby irrevocably consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties relating to this Agreement, and agree that venue will lie in such courts.
17.7    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
17.8    Limitation on Rights of Others. This Agreement is entered into by the Members for the exclusive benefit of the Company, its Members, and their successors and permitted assigns. This Agreement is not intended for the benefit of any creditor of the Company or any other Person. No creditor or third party shall have any rights under this Agreement or under any other agreement between the Company and any Member with respect to any contribution to the Company or otherwise.
17.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.
17.10    Entire Agreement; Amendment. This Agreement and the exhibits hereto constitute

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the entire agreement between the Members with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written between the Members with respect to the subject matter hereof. Any oral representations or modifications concerning the Company’s Business shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may be amended only in writing signed by all of the Members.
17.11    Expenses. Except as otherwise provided herein or agreed to in writing by the Members or their Affiliates, each Member shall bear its own costs and expenses, including legal fees, associated with carrying on its business as a Member hereof.
17.12    Headings. The headings that appear within this Agreement have been inserted for convenience of reference only and in no way shall restrict or otherwise modify any of the terms or provisions hereunder.
17.13    Disclaimer of Agency. This Agreement does not create any entity or relationship beyond the scope set forth herein, and except as otherwise expressly provided herein, this Agreement shall not constitute any Member the legal representative or agent of the other, nor shall any Member or any Affiliate of a Member have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Member, the Company or an Affiliate.
17.14    Currency of Payment. Payments to be made by or to any party hereunder shall be both denominated and payable in U.S. dollars.

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In witness whereof, the parties hereto have executed this Agreement as of the Amendment and Restatement Date.
NEW CINGULAR WIRELESS SERVICES, INC.
By: /s/ George B. Sloan
Name: /s/ George B. Sloan
Title: VP – AT&T Global Connection Management
MARITIME TELECOMMUNICATIONS NETWORK, INC.
By: /s/ Jeffrey A. Leddy
Name: /s/ Jeffrey A. Leddy
Title: Authorized Signatory

EXHIBIT A
CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Member	Capital Contribution	Percentage Interest
AWS	$765,000	51%
MTN	735,000	49%

EXHIBIT B
TRIAL BUSINESS PLAN
[Copy unavailable.]

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [***] AND A FOOTNOTE INDICATING “CONFIDENTIAL TREATMENT REQUESTED”. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C
MASTER SERVICES AGREEMENT

among

Wireless Maritime Services, LLC

and

AT&T Wireless Services, Inc.

and

Maritime Telecommunications Network, Inc.

February 14, 2004

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	(b)	Supplied Technology	9
	(c)	No Restriction on Competitive Materials	9
6.	Confidential Information		9
	(a)	General	9
	(b)	Limitations	9
	(c)	Remedies	10
7.	Insurance		10
	(a)	Workers’ Compensation	10
	(b)	Liability and Property Insurance	10
	(c)	General Requirements	10
	(d)	Certificates of Insurance	10
	(e)	Waiver of Subrogation	11
	(f)	No Limitation	11
8.	Indemnity		11
	(a)	By Company	11
	(b)	By AWS	11
	(c)	By MTN	12
	(d)	Notice, Cooperation, Etc.	12
	(e)	Waiver of Certain Immunities, Defenses and Protections Relating to Employee Injuries	13
	(f)	Limitation	13
9.	Limitations of Liability		13
	(a)	Force Majeure	13
	(b)	Limitation of Consequential Damages	13
10.	Termination of Provider		14
	(a)	Termination	14
	(b)	Effect of Termination	14
11.	Term and Termination of Agreement		14
	(a)	General	14
	(b)	Termination of Operating Agreement	14
	(c)	Termination by a Provider for Payment Default	14
	(d)	Termination for Act of Insolvency	15
	(e)	End of the Term	15
12.	Dispute Resolution Procedures		15
	(a)	General	15
	(b)	Selection of the Mediator or Arbitrator	16
	(c)	Qualifications of Mediator or Arbitrator	16
	(d)	Discovery.	16
	(e)	Costs	16
13.	Miscellaneous		17
	(a)	Notices	17

(b)	Independent Contractors	18
(c)	No Third-Party Beneficiaries	18
(d)	Rights and Remedies Cumulative	18
(e)	Assignment	18
(f)	Severability	19
(g)	Relationship of This Agreement and Work Orders	19
(h)	Nonwaiver	19
(i)	No Restriction on Services for or from Third Parties	19
(j)	Publicity	20
(k)	Governing Law; Jurisdiction	20
(l)	Counterparts	20
(m)	Table of Contents; Headings	20
(n)	Currency of Payment	20
(o)	Entire Agreement; Amendment	20
(p)	Attorneys Fees	21

LIST OF EXHIBITS
Exhibit	Description	Reference
A	Definitions	Title Paragraph
B	AWS Services	Section 1.1
C	MTN Services	Section 1.2
D	Form of Work Order	Section 1.5
E	Form of Second Amendment Agreement	Section 2.7

MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”), dated as of February 14, 2004, (“Effective Date”) is made and entered by and among Wireless Maritime Services, LLC, a Delaware limited liability company (“Company”), AT&T Wireless Services, Inc., Inc., a Delaware corporation (“AWS”), and Maritime Telecommunications Network, Inc. (“MTN”), a Colorado corporation. Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings set forth in Exhibit A hereto. The Parties agree as follows:

1.	The Services
(a)    AWS Services
Subject to the terms of this Agreement, AWS shall perform and provide to Company the AWS Services as specified in Exhibit B. AWS shall be required to provide the Services identified as “Required” on Exhibit B and the Company shall not engage a Third Party to provide such Services. AWS shall provide the Services identified as “Optional” on Exhibit B from time to time as reasonably requested by the Company, but the Company may elect to engage a Third Party (including MTN if the specific Service is also listed on Exhibit C) to provide any such Services, so long as the Company determines that the same or more effective Service can be obtained from such party more efficiently or at a lower cost. AWS’s provision of roaming network settlement as described on Exhibit B is its “Core Service”.
(b)    MTN Services
Subject to the tens of this Agreement, MTN shall perform and provide to Company the MTN Services as specified in Exhibit C. MTN shall be required to provide the Services identified as “Required” on Exhibit C and the Company shall not engage a Third Party to provide such Services. MTN shall provide the Services identified as “Option” on Exhibit C from time to time as reasonably requested by the Company, but Company may elect to engage a Third Party (including AWS if the Service is also listed on Exhibit B) to provide any such Services. MIN’s provision of satellite space segments as described on Exhibit C is its “Core Service.”
(c)    Additional Services
A Provider may provide Additional Services to or on behalf of the Company pursuant to a Work Order for such Services. Such Work Order must be signed by both the Company and the Provider and must be approved in writing by both AWS and MTN to become effective; provided, however, that if the Work Order is for less than $1,000 of fees or reimbursement per occurrence and is less than S5,000 in the aggregate in any Month, then the written approval of both AWS and MTN will not be necessary.
(d)    Regulatory Services
Company is required to conduct the Business in accordance with all applicable regulatory requirements. Accordingly, in the event Company is obligated to meet a regulatory requirement arising from Services delivered or to be delivered by a Provider, Company may, at its option, request a Provider to perform Services pursuant to the issuance of a Work Order. Such Work Order must be signed by both the Company and the Provider and must be approved in writing by both AWS and MTN to become effective. Services for regulatory requirements under this Section 1.4 will also be deemed Additional Services.

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(e)    Work Orders
Each Work Order shall be in writing and, except as otherwise provided in paragraph 1.3, signed by the Company and the relevant Provider, and must be approved in writing by both AWS and MTN. Unless otherwise agreed, each Work Order shall be substantially in the form attached as Exhibit D (or such other form as may be agreed upon) and include, without limitation, the following with regard to the Services covered by such Work Order:
(a)     a detailed description of the applicable Services;
(b)    the compensation payable by Company to Provider for such Services and the toms for payment of such compensation;
(c)    schedules for performance of any such Services;
(d)    the specifications, standards and other requirements applicable to any such Services; and
(e)    any equipment, computer programs, documentation, communications, specifications, data, information and other assets to be provided by Company in connection with any such Services.
(f)    Scope
Except as otherwise specifically provided for in this Agreement or any applicable Work Order, Provider shall provide everything required to complete the Services in accordance with this Agreement and any applicable Work Orders, including, without limitation, the following: office space and other facilities; labor, supervision and other personnel; technical, professional and other services; equipment, components, parts, supplies, materials, tools and other goods; computer programs, documentation and other software; communications; plans, specifications, data, information and other items.
(g)    Documentation of Service Requirements
The Parties shall consult and cooperate in order to properly document Company’s specific requirements for the Services from time to time (including, without limitation, the preparation of detailed descriptions, specifications, manuals, reports, templates, scripts, flow charts, procedures and other documentation).
2.     Performance of Services
(a)    Generally
AWS shall perform the AWS Services in accordance with Exhibit B, the AWS Service Level Requirements and the other requirements of this Agreement. MTN shall perform the MTN Services in accordance with Exhibit C, the MTN Service Level Requirements and the other requirements of this Agreement. Each Provider will perform any Additional Services to be provided by such Provider in accordance with the applicable Work Order and the other requirements of this Agreement.

(b)	Coordination with Company’s Operations and Performance of Others

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The Parties shall consult and cooperate to coordinate the Services with Company’s other operations (e.g., to ensure compliance with all applicable regulatory requirements, that the Services do not interfere with Company’s other operations, that Company’s other operations do not interfere with the Services, and the effective, efficient, expeditious and orderly performance of the Services as part and in support of Company’s other operations).
(c)    Schedule
Provider shall perform the Services in accordance with any applicable schedules set forth in this Agreement or the Work Orders. If a schedule for performance of any Services is not set forth in this Agreement or any applicable Work Order, Provider shall perform such Services with reasonable diligence under the circumstances. Provider shall promptly notify Company of any delay in the performance of any Services, the reasons for the delay, the anticipated duration of the delay, and the action being taken by Provider to overcome or mitigate the delay.
(d)    Inspection and Tests
Provider shall perform such inspections and tests of the Services as are required to ensure that the Services are being completed in accordance with this Agreement and any applicable Work Orders. Provider shall determine when it is necessary to perform, and shall perform, such inspections and tests, whether or not specified in the applicable Work Orders or requested by Company. Upon Company’s request (or upon the request of the Provider that does not own a majority of the equity interests in the Company), Provider shall provide Company with access to inspect the Services. Company shall have the right, at any time during normal business hours, upon reasonable advance notice, to audit all books and records of Provider related to the Services or Company’s services or customers (including, without limitation, any inquiries, complaints or suggestions by Company’s customers or Third Parties; and excluding, without limitation, Provider’s financial books and records). The Provider that is not the Manager of the Company has the same right to inspect the Services as the Company has under the prior sentence. No inspection or access by Company or a Provider or any of their respective employees, agents or other representatives, or any failure to do so, shall be interpreted or construed to relieve a Provider of any of its obligations under this Agreement or any Work Order or to impair any of Company’s or such Provider’s rights or remedies under this Agreement or any Work Order.
(e)    Reports; Records
Further, each Provider shall furnish to Company and the other Provider the reports, if any, specified in Exhibit B and Exhibit C and such other reports as may be specified in any Work Order. Each Provider shall retain reasonable records pertaining to the Services for a period of not less than five (5) years from the time period to which such records relate, and provide Company access to such records upon request.
(f)    Qualifications of Personnel
Provider shall ensure that all Provider Personnel have such experience, skill, training and other qualifications as are reasonably required to perform their individual assignments and to enable Provider to perform the Services in accordance with this Agreement and any applicable Work Orders.
(g)    Status of Provider Personnel

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Each of the Provider Personnel shall be an employee or independent contractor of Provider. Company and Provider will enter into a Second Amendment Agreement in the form attached as Exhibit E for any Provider Personnel seconded to the Company pursuant to Exhibit B or Exhibit C. All Provider Personnel shall be under the supervision and control of Provider. No Provider Personnel shall be treated as an employee of Company for any purpose. Provider Personnel shall not be entitled to any compensation or employee benefits from Company. Except as otherwise provided in Exhibit B and Exhibit C, Provider shall be responsible for:
(a)    payment of all Provider Personnel Costs;
(b)    providing any and all employee benefits to be provided to Provider Personnel;
(c)    federal income tax and any other required withholding with respect to any wages or other compensation payable to Provider Personnel;
(d)    all reporting, record keeping, administrative and similar functions related to the employment of Provider Personnel; and
(e)    any obligation or liability arising out of the employment of, or any termination of the employment of, any Provider Personnel.
(h)    Subcontractors
Notwithstanding the use of any subcontractor, Provider shall remain fully and primarily liable to Company for the full and complete performance of its obligations under this Agreement and any applicable Work Order.
(i)    Compliance with Laws
Each Provider shall comply, and each Provider shall ensure that the Services, Deliverables and Provider Personnel of such Provider comply, with all applicable laws, ordinances, rules, regulations, orders, licenses, permits and other requirements, now or hereafter in effect, of any governmental authority (including, but not limited to, any requirements that are imposed upon Company and applicable to any Services or Deliverables; provided, in the case of any such requirement imposed on Company and not Provider, that notice of such requirement shall have been given by or on behalf of Company to Provider and Provider shall have been afforded a reasonable opportunity to comply with such requirement). The Parties shall consult and cooperate to identify any regulatory requirements applicable to any Services to be performed under this Agreement.
(j)    Liens
Each Provider shall secure the release or discharge of any liens asserted by any Third Party furnishing any labor, equipment, materials or other items in the performance of any Services for which such Provider is responsible under this Agreement. Provider shall deliver to Company such releases of claims and other documents as may be reasonably requested by Company from time to time to evidence the release or discharge of any such lien. Company may withhold all or any part of the compensation otherwise payable under this Agreement to Provider until such documents are so delivered. If any such lien is not promptly discharged, Company may, at its option, secure such discharge at Provider’s expense. Except as may arise from claims resulting from Company’s breach of this Agreement, Provider hereby waives and releases any and all liens

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that it may have arising out of or in connection with the Services. Upon Company’s request, Provider shall deliver such additional documents as Company may reasonably request to effect, perfect or evidence such waiver and release.
3.    Compensation
(a)    Fees
Company shall pay AWS the AWS Costs, determined in accordance with the rates and other provisions set forth in Exhibit B hereto. Company shall pay MTN the MTN Costs, determined in accordance with the rates and other provisions set forth in Exhibit C hereto.
(b)    Expenses
Unless otherwise provided in this Agreement, Company shall not pay or reimburse for Expenses incurred by either Provider in the performance of their respective Services under this Agreement, unless such Expense is (a) specifically included in the AWS Costs or the MTN Costs described on Exhibit B and Exhibit C, respectively, or (b) specifically included in a Work Order.
(c)    Additional Services
Company shall pay Provider for Additional Services in accordance with the applicable Work Order.
(d)    Invoices
Promptly after the end of each Month (or such other period with respect to costs tracked on a basis other than monthly) during the Term, each Provider shall submit to Company a written invoice for amounts payable under paragraphs 3.1, 3,2 and 3.3 for Services performed during the applicable Month, together with any related taxes payable by Company as provided for in paragraph 3.7. Each of Provider’s statements shall include a description of the Services performed during the applicable Month (including, without limitation, a statement of the time spent by each Provider Personnel (other than seconded personnel) in the performance of any Services.
(e)    Payment
Company shall pay the amounts properly due and payable under each of Provider’s invoices submitted under paragraph 3.4 within thirty (30) days after receipt of the invoice by Company. In the event of any dispute with regard to a portion of an invoice, the undisputed portion shall be paid as provided for herein.
(f)    Cost Changes, Review
During the Term of this Agreement, Provider may determine that the cost of providing Services to be charged to the Company on a cost reimbursement basis has changed. If any such change causes a decrease in the time or materials required for the performance of any Services or in Provider’s costs to provide any Services, then the Provider may at any time revise the schedules and compensation for the decrease. The Providers agree that they will not increase the charges to the Company for providing the Services until January 1, 2006. Thereafter, the Provider may increase the charges for the Services on an annual basis to reflect increases in the cost of providing the Services. No later than September 30t of each year, the Company and the Providers shall meet for the purpose of: (i) confirming and fixing costs that will be charged to the

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Company for the following calendar year; (ii) presenting reasonable documentation or other support for the prior year’s charges invoiced to the Company; and (iii) presenting a forecast of the costs to the Company of each Provider’s services for the following calendar year. Each Provider shall provide documentation in support of the increase in charges as reasonably requested by the Company and the other Provider. Provider shall keep and maintain complete and accurate books and records of the Services and amounts payable to Provider under this Agreement. Upon reasonable advance notice, Provider shall make such books and records available for examination, audit and copying, at any time during normal business hours, by Company or its designated representative to verify the amounts properly payable to Provider under this Agreement.
(g)    Taxes
The Parties shall pay, collect and remit any taxes payable with respect to any of the transactions under this Agreement in accordance with applicable law. Without limitation of the foregoing, Company shall pay or reimburse any retail sales or use taxes payable with respect to any amount properly due and payable by Company under paragraph 3.1, 3.2 or 3.3 and Provider shall pay any taxes based upon its gross or net revenue, receipts or income.
(h)    Full Compensation
The compensation set forth in this Section 3 shall constitute full compensation for satisfactory performance of the Services and all of Provider’s other obligations under this Agreement.
4.    Limited Warranties
(a)    AWS Warranties
AWS warrants to Company that:
(a)    the AWS Services shall be performed in a good, workmanlike and skillful manner, in accordance with commercially reasonable industry practices, and in accordance with the other applicable requirements of this Agreement and Work Orders;
(b)    any AWS deliverable shall be free from defects, errors and omissions (other than any defects, errors or omissions in information or items provided by Company for use in such AWS Deliverable);
(c)    no AWS Services or AWS Deliverable shall infringe, misappropriate or violate any 1PR of any Third Party;
(d)    AWS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(e)    AWS has the right, power and authority to enter into and perform its obligations under this Agreement; and
(f)    AWS shall provide its Core Service as follows: AWS must (a) be an operator in good standing with the GSM Association and (b) have arranged to provide on behalf of the

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Company roaming agreements with at least one hundred fifty (150) roaming partners, and be performing its obligations under such agreements.
(b)    MTN Warranties
MTN warrants to Company that:
(a)    the MTN Services shall be performed in a good, workmanlike and skillful manner, in accordance with commercially reasonable industry practices, and in accordance with the other applicable requirements of this Agreement and Work Orders;
(b)    the MTN Deliverable shall be free from defects, errors and omissions (other than any defects, errors or omissions in information or items provided by Company for use in such MTN Deliverable);
(c)    no MTN Services or MTN Deliverable shall infringe, misappropriate or violate any IPR of any Third Party;
(d)        MTN is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;
(e)    MTN has the right, power and authority to enter into and perform its obligations under this Agreement; and
(f)    MTN will provide its Core Service as follows: MTN must have arranged to provide on behalf of the Company satellite space segment agreements that will cover no less than seventy-five percent (75%) of all Covered Vessels as that term is defined in the Master Agreement.
(c)    Limitations
The warranties set forth in subparagraph 4.1(c) and subparagraph 4.2(c) shall not apply if and to the extent the infringement, misappropriation or violation of any IPR of any Third Party results from (i) any misuse or modification by Company, (ii) Company’s failure to use corrections or modifications made available by Provider, (iii) Company’s use in combination with any product not provided, recommended or approved by Provider, (iv) any marketing or distribution of the applicable items to any Third Party, or (iv) any information, direction, specification or materials provided by Company.
(d)    Correction of Noncompliances
In the event of any noncompliance with any of the warranties set forth in subparagraphs 4.1(a) through (c) and subparagraphs 4.2(a) through (c) above and Company gives the applicable Provider prompt written notice thereof, then the applicable Provider shall promptly correct such noncompliance and remedy any damage resulting from the noncompliance. All costs incidental to such noncompliance, correction and remedying shall be borne by Provider. With respect to a Service, if within a reasonable period of time after receipt of Company’s notice of noncompliance Provider fails to correct the noncompliance and remedy any resulting damage, then, upon at least thirty (30) days’ advance written notice of Company’s intent to do so, Company may:

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(a)    engage a Third Party to provide the correction and remedy; and
(b)    recover from Provider any incremental costs reasonably incurred by Company to have such Third Party provide the correction and remedy.
(e)    Failure to Provide Core Services
If a Provider fails to comply with the warranties applicable to it in subparagraphs 4.1(f) or 4.2(f) above (the “Defaulting Provider”), then the other Provider may provide written notice of noncompliance to the Defaulting Provider. If the Defaulting Provider fails to cure such noncompliance within thirty (30) days after receipt of such notice (or such later date as may be specified in such notice), then the Provider providing the notice shall have the rights set forth in Section 9.6.2 of the Operating Agreement.
(f)    Indemnification
The applicable Provider shall defend, indemnify and hold harmless Company from any failure to comply with the warranties set forth in subparagraphs 4.1(c) and 4.2(e) above, as provided for in Section 8. Further, the applicable Provider shall either:
(a)    provide for Company the right to continue to use the applicable Services or Deliverable; or
(b)    replace or modify the Services or Deliverable so that continued use by Company complies with the requirements of this Agreement or the applicable Work Order.
If the applicable Provider does not accomplish (a) or (b) above within forty-five (45) days (or such longer period as may be permitted by Company) after receipt of Company’s notice of the. applicable breach, then Provider shall refund an equitable portion of the fees paid by Company to Provider for the applicable Services or Deliverable (e.g., taking into account the value of any prior use by Company and Company’s need, if any, for continued use of the Services or Deliverable).
(g)    Disclaimer
THE WARRANTIES SET FORTH IN PARAGRAPHS 4.1 AND 4.2 ARE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES OF PROVIDERS. PROVIDERS DISCLAIMS ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES (INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT).
5.    Rights in Property
(a)    Results
Unless otherwise provided in a separate assignment or license signed by all relevant Parties, all Results, together with any and all IPR and other rights associated with ownership of the Results, shall remain the property of Provider and neither the Company nor the other Provider will have or acquire any rights in the Results and any related IPR, other than the Company’s rights to use the Results as part of its use of the Services during the Term of this Agreement.

8

(b)    Supplied Technology
Providers may include in any Deliverable pre-existing or newly developed Supplied Technology that has been developed by a Provider or a Third Party. Each Provider reserves, for itself and any applicable Third Party, ownership of any IPR in any pre-existing or newly developed Supplied Technology included in any Deliverable or Result, subject to following license. Each Provider grants to Company a nonexclusive, royalty-free license (without the right to sublicense) to use any Supplied Technology provided by such Provider as reasonably required in connection with the purposes for which the applicable Deliverable or Result was provided to Company under this Agreement.
(c)    No Restriction on Competitive Materials
Subject to the Parties’ respective rights and obligations under Section 5 and Section 6, this Agreement shall not be interpreted or construed to prohibit or in any way restrict either Party from developing, authoring or creating, for itself or others, any materials that are competitive with or similar to any Results or Deliverable. Nothing in this Section 5.3 is intended to limit, restrict or modify AWS’s and MTN’s obligations or rights under Section 2.8.1 (Non-Compete) of the Operating Agreement.
6.    Confidential Information
(a)    General
Each Party reserves ownership of its own Confidential Information. The Recipient shall use. any Confidential Information of the Discloser solely for the purposes for which it is provided by the Discloser. The Recipient shall protect Confidential Information of the Discloser against any unauthorized use or disclosure to the same extent that the Recipient protects its own Confidential Information of a similar nature against unauthorized use or disclosure. Without limitation of the foregoing:
(a)    the Recipient shall restrict access to Confidential Information of the Discloser to those of its employees, consultants and other representatives who have a need to know the same in connection with the performance of this Agreement;
(b)    the Recipient shall make or copy materials containing Confidential Information of the Discloser only as reasonably required in connection with the performance of this Agreement; and
(c)    the Recipient shall deliver to the Discloser or destroy any materials, or copies of materials, containing Confidential Information of the Discloser when they are no longer needed in connection with the performance of this Agreement.
(b)    Limitations
Paragraph 6.1 shall not be interpreted or construed to prohibit:
(a)    any use, disclosure or retention which is necessary or appropriate in connection with the Recipient’s performance of its obligations or exercise of its rights under this Agreement or any other agreement between the Parties;
(b)    any use, disclosure or retention required by applicable law (e.g., pursuant to applicable securities laws or legal process), provided that the Recipient uses reasonable efforts to give the

9

Discloser reasonable advance notice thereof (e.g., so as to afford the Discloser an opportunity to intervene and seek an order or other appropriate relief for the protection of its Confidential Information from any unauthorized use, disclosure or retention); or
(c)    any use, disclosure or retention made with the consent of the Discloser.
(c)    Remedies
The Parties agree that damages are not an adequate remedy for a breach of a Party’s obligations under this paragraph and a Discloser may seek injunctive relief in an appropriate judicial proceeding for any unauthorized disclosure of any Confidential Information of the Discloser.
7.    Insurance
(a)    Workers’ Compensation
Providers shall each secure and maintain throughout the Term coverage or insurance in accordance with the applicable laws relating to workers’ compensation insurance (including and IL)[AWS to confirm.] at the required statutory amount, regardless of whether such coverage or insurance is mandatory or merely elective under the law.
(b)    Liability and Property Insurance
Throughout the Term, Providers shall each maintain commercial general liability insurance (including coverage for contractual liability) with (i) policy limits of not less than $5,000,000 each occurrence for bodily injury and $5,000,000 each occurrence for damage to property, or, alternatively, combined single limit each occurrence for bodily injury and property damage combined, (ii) Company and its directors, officers, employees and agents included as additional insureds to the extent of contractual liability assumed by Provider under this Agreement, (iii) coverage to be primary and not contributing with any coverage maintained by Company, and (iv) a severability of interests provision in favor of the additional insureds.
(c)    General Requirements
All deductibles, premiums and self-insured retentions associated with the coverages described in paragraphs 7.2 above shall be the responsibility of the applicable Provider. The use of umbrella or excess liability insurance to achieve the above required liability limits shall be permitted, provided that such umbrella or excess insurance results in the same type and amounts of coverage as required under the individual policies identified above.
(d)    Certificates of Insurance
Upon Company’s request, Provider shall provide to Company certificates of insurance (with endorsements attached) and such additional information (including, without limitation, copies of all insurance policies, certified by an authorized representative of the insurer) evidencing full compliance with the insurance requirements set forth in paragraphs 7.1 and 7.2. If requested, such certificates must be kept current throughout the entire Term, and shall provide for at least thirty (30) days’ advance notice to Company if the coverage is to be canceled or materially altered so as not to comply with the foregoing requirements. Where such insurance is to include Company as an additional insured, waive rights of subrogation, be indicated to be primary to and not contributory with insurance maintained by Company and/or contain a severability of

10

interests provision in favor of Company, the certificate shall expressly reflect in writing that the policy contains language or endorsements that assure the insurer’s acceptance of such requirements. Failure by Provider, or any subcontractor thereof, to furnish certificates of insurance or failure by Company to request same shall not constitute a waiver by Company of the insurance requirements set forth herein. In the event of such failure on the part of Provider to provide the certificates as required herein, Company expressly reserves the right to enforce these requirements, and in the event of liability or expense incurred by Company as a result of such failure by Provider, Provider hereby agrees to indemnify Company for all liability and expense (including reasonable attorneys’ fees and expenses associated with establishing the right to indemnity) incurred by Company as a result of such failure by Provider.
(e)    Waiver of Subrogation
Provider shall use reasonable efforts to ensure that each of its policies of insurance covering any property damage or liability for bodily injury or property damage that may occur in connection with the Services or this Agreement shall include a waiver of the insurer’s right to subrogation against Company. To the extent permitted by such policies, each Party hereby waives such rights of subrogation.
(f)    No Limitation
The requirements of this Agreement as to insurance and acceptability to Company of insurers and insurance to be maintained by Provider is not intended to and shall not in any manner limit or qualify the liabilities and obligations of Provider under this Agreement.
8.    Indemnity
(a)    By Company
Company shall defend and indemnify Providers (including their directors, officers, employees and agents) from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of any:
(a)    use of any Supplied Technology not permitted by the license granted under paragraph 5.2;
(b)    use of any Deliverable for any purpose other than the purpose for which it is provided under this Agreement;
(c)    damage to any real or tangible personal property or bodily injury (including death) that may occur in connection with performance of the Services, but only if and to the extent proximately caused by the negligence, strict liability, willful misconduct, criminal conduct or recklessness of Company; or
(d)    failure of Company to comply with any applicable law, rule, regulation or order of any governmental authority having jurisdiction.
(b)    By AWS

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AWS shall defend and indemnify Company (including its directors, officers, employees and agents) from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of any:
(a)    failure of AWS to comply with any of its obligations under paragraph 4.5;
(b)    failure of AWS to comply with any of its obligations under Sections 5, 6 or 7 of this Agreement;
(c)    breach of AWS’s warranties set forth in paragraphs 4.1;
(d)    damage to any real or tangible personal property or bodily injury (including death) that may occur in connection with performance of the AWS Services, but only if and to the extent proximately caused by the negligence, strict liability, willful misconduct, criminal conduct or recklessness of AWS; and
(e)    failure of AWS to comply with any applicable law, rule, regulation or order of any governmental authority having jurisdiction.
(c)    By MTN
MTN shall defend and indemnify Company (including its directors, officers, employees and agents) from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of any:
(a)    failure of MTN to comply with any of its obligations under paragraph 4.5;
(b)    failure of MTN to comply with any of its obligations under Sections 5, 6 or 7 of this Agreement;
(c)    breach of MTN’s warranties set forth in paragraph 4.2;
(d)    damage to any real or tangible personal property or bodily injury (including death) that may occur in connection with performance of the MTN Services, but only if and to the extent proximately caused by the negligence, strict liability, willful misconduct, criminal conduct or recklessness of MTN; and
(e)    failure of MTN to comply with any applicable law, rule, regulation or order of any governmental authority having jurisdiction.
(d)    Notice, Cooperation, Etc.
A Party seeking indemnification of any claim under paragraph 8.1, 8.2 or 8.3 above shall:
(a)    give the indemnifying Party prompt written notice of the claim;
(b)    cooperate with the indemnifying Party in connection with the defense and settlement of the claim;
(c)    not settle or compromise the claim without the written consent of the indemnifying Party, which consent shall not be unreasonably withheld;

12

(d)    permit the indemnifying Party to assume defense of the claim with counsel approved by the indemnified Party, which approval shall not be unreasonably withheld; and
(e)    have the right to participate in the defense of the claim at the indemnified Party’s own expense.
(e)    Waiver of Certain Immunities, Defenses and Protections Relating to Employee Injuries
In connection with any action by a Party seeking indemnification under paragraph 8.1, 8.2 or 8.3 above with respect to any claim arising out of any bodily injury (including death) to an employee of such Party, the Party against whom the claim is made agrees not to assert any immunity, defense or protection under any workers’ compensation, industrial insurance or similar laws. This paragraph shall not be interpreted or construed as a waiver of a Party’s right to assert any such immunity, defense or protection directly against any of its own employees or such employee’s estate or other representatives.
(f)    Limitation
Notwithstanding any other provision of this Section 8 to the contrary, no Party shall be obligated to indemnify or hold harmless any other Party from or against any Claim or Loss to the extent arising out of any fault, negligence, strict liability or product liability of such other Party.
9.    Limitations of Liability
(a)    Force Majeure
No Party shall be liable for, or be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any cause or condition beyond such Party’s reasonable control (including, but not limited to: fire, explosion, accident, disease, earthquake, storm, flood, wind, drought and act of God or the elements; court order; act, delay or failure to act by civil, military or other governmental authority; strike, lockout, labor dispute, riot, insurrection, sabotage and war; unavailability of required parts, materials or other items; atmospheric or weather conditions, any future applicable law or regulation and act, civil disorder, terrorism or threat thereof, delay or failure to act by any other Party or any Third Party); provided that such Party uses its best efforts to promptly overcome or mitigate the delay or failure to perform. Any Party whose performance is delayed or prevented by any cause or condition within the purview of this paragraph shall promptly notify the other Parties thereof, the anticipated duration of the delay or prevention, and the action being taken to overcome or mitigate the delay or failure to perform and shall use every reasonable effort to minimize the hindrance caused by the delay or prevention.
(b)    Limitation of Consequential Damages
EXCEPT FOR ANY OBLIGATION TO INDEMNIFY, A BREACH OF CONFIDENTIALITY UNDER THIS AGREEMENT, OR AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT NECESSARILY LIMITED TO, LOSS OF PROFIT, REVENUE OR USE) RESULTING FROM ANY PERFORMANCE, NONPERFORMANCE, BREACH OR DEFAULT UNDER THIS AGREEMENT. However, the limitations set forth in this paragraph

13

shall not apply to any breach or liability under Sections 5, 6 or 8 or to any wrongful termination of this Agreement (e.g., a termination other than pursuant to Section 11).
10.    Termination of Provider
(a)    Termination
If (i) Provider fails to perform any Services substantially as required by this Agreement, (ii) Company gives Provider written notice of the failure and Company’s intent to terminate all or any portion of the Services being provided by such Provider if the failure is not cured within thirty (30) days after receipt of the notice (or such later date as may be specified in the notice), and (iii) Provider does not cure the failure within thirty (30) days after receipt of the notice (or such later date as may he specified m the notice), then Company may terminate all or any portion of the Services being provided by sue-: Provider by giving the Provider written notice of such termination at any time prior to cure by Provider.
(b)    Effect of Termination
Upon termination of all or any portion of the Services provided by a Provider pursuant to paragraph 10.1, the following shall apply, unless otherwise agreed by the Parties in writing:
(a)    the Parties shall cooperate to effect an orderly, efficient, effective and expeditious winding-up of any affected Services;
(b)    Provider shall have no obligation to perform any terminated Services after the effective date of such termination;
(c)    Company shall have no obligation to pay for any affected Services performed after the effective date of such termination; and
(d)    this Agreement shall otherwise remain in full force and effect.
11.    Term and Termination of Agreement
(a)    General
The Term shall commence as of the date of this Agreement and shall continue unless and until terminated pursuant to paragraph 11.2, 11.3 or 11.4 or set forth in Section 9.6.2 of Operating Agreement.
(b)    Termination of Operating Agreement
Upon a dissolution of the Company or if either Provider is no longer a Member of the Company, this Agreement will terminate. This Agreement may be terminated by the Company in accordance with Section 6.2.2(b) of the Operating Agreement.
(c)    Termination by a Provider for Payment Default
If Company fails to pay a Provider any undisputed amounts owed hereunder, then the Provider may give Company written notice of such payment breach. If Company fails to cure such payment breach within

14

sixty (60) days after receipt of such notice (or such later date as may be specified in such notice), then the Provider may terminate the Term by giving written notice of termination to all Parties.
(d)    Termination for Act of Insolvency
If an Act of Insolvency occurs with respect to a Provider, then the Company may terminate the Term by giving written notice of termination to the other Parties.
(e)    End of the Term
Upon any notice of termination of the Term being given under paragraph 11.1, 11.2, 11.3 or 11.4, the following shall apply, unless otherwise agreed by the Panics in writing:
(a)    the Parties shall cooperate to effect an orderly, efficient, effective and expeditions winding-up of the Services;
(b)    Providers shall return to Company any and all Company-furnished materials then in Providers’ possession or control;
(c)    each Party shall return any of the other Party’s Confidential Materials in its possession or control;
(d)    each Party shall return any of the other Party’s equipment or other property in its possession or control;
(e)    Providers shall have no further obligation to perform any Services under this Agreement;
(f)    the licenses granted by Providers in Section 5 shall terminate; and
(g)    the Parties’ respective rights and obligations under Sections 2.5, 2.10, 3, 4.5, 5, 6, 8, 9, 10.2, 11.5, 12, 13 (other than 13.10), and any other provision which by its terms reasonably should survive, shall survive the end of the Term.
12.    Dispute Resolution Procedures
(a)    General
In the event of any dispute, controversy or claim arising out of or relating to any provision of this Agreement or the interpretation, enforceability, performance, breach, tee ruination or validity hereof, the Parties shall attempt in good faith to amicably resolve the dispute. If any dispute cannot be resolved within sixty (60) days from the date such dispute has arisen, any Party shall have the right cause the dispute to be submitted to, and resolved finally and exclusively by, arbitration in Seattle, Washington if the arbitration is commenced by AWS (in its role as a Provider or as the manager of the Company), or in Fort Lauderdale, Florida if the arbitration is commenced by 1VITN (in its role as a Provider or as a manager of the Company), in accordance with the rules of the American Arbitration Association (“AAA”) as in effect at the time of submission of the dispute to arbitration. Any arbitral award may be entered in any court of competent jurisdiction.

15

(b)    Selection of the Mediator or Arbitrator
Any dispute will be submitted to a panel of three (3) arbitrators. Each of AWS and MTN shall designate one (1) arbitrator. AWS and MTN shall use their best efforts to agree upon a mutually acceptable third arbitrator within twenty (20) days after submission of the dispute under Section 12.1. If AWS and MTN are unable to agree upon a mutually acceptable third arbitrator, then any Party may request AAA to supply a list of potential arbitrators satisfying the requirements of Section 12.3 and such other requirements as the Parties may agree upon. Within ten (10) days after receipt of the list, the AWS and MTN shall independently rank the proposed arbitrators, simultaneously exchange rankings, and select as the third arbitrator the individual receiving the highest combined ranking who is available to serve.
(c)    Qualifications of Mediator or Arbitrator
Any arbitrator under this Section 12 shall be impartial in fact and appearance, not an advocate of any Party. The mediator or arbitrator shall not have:
(a)    any direct or indirect financial or personal interest in the outcome of the mediation or arbitration; or
(b)    any past, present or anticipated financial, business, professional, family, social or other relationship which is likely to affect impartiality or which might reasonably create the appearance of partiality or bias.
Any arbitrator under this Section 12 shall be required to disclose to each of the Parties any such interest or relationship, and the Parties may agree to waive the requirements of the preceding sentence as to any interest or relationship so disclosed.
(d)    Discovery.
No Party shall have any rights of discovery in connection with any mediation under this Section 12. In any arbitration, each Party shall have:
(a)    full access to the records of the other Parties that pertain to the subject matter of the dispute;
(b)    the power to call for the testimony of any director, officer, employee, agent or representative of the other Parties; and
(c)    such other rights of discovery as may be afforded by the rules of AAA or by the arbitrator.
(e)    Costs
In connection with any arbitration under this Section 12, costs of the arbitrator, AAA, court reporter, hearing rooms and other common costs shall be divided equally among the Parties. Each Party shall bear the cost and expense of preparing and presenting its own case (including, but not limited to, its own attorneys’ fees and costs of witnesses); provided, that the arbitrator may require, as part of his or her decision, reimbursement of all or a portion of the prevailing Party’s costs and expenses by the other Parties.

16

13.    Miscellaneous
(a)    Notices
Any notice, request, instruction or other document to be given hereunder by a Party to another Party hereto shall be in writing, delivered in person, or mailed by certified or registered mail, return receipt requested, or transmitted by facsimile transmission with electronic confirmation of receipt to the addressee’s address or facsimile number set forth below (or such other address or facsimile number as the party changing its address specifies in a notice to the other parties):
Wireless Maritime Services, LLC
7277 — 164th Ave. NE, RTC 5
Redmond, WA 98052
Attention:
Facsimile:

with a copy to:

Wireless Maritime Services, LLC
7277 — 164th Ave. NE, RTC 5
Redmond, WA 98052
Attention: Chief Counsel, International
Facsimile: (425) 580-6303

and

Maritime Telecommunications Network, Inc.
3044 N. Commerce Parkway
Miramar, Florida 33025
Attention: President and CEO
Facsimile: (954) 4314077

with a copy to:

Calotta Levine Samuel, LLP
805 Third Avenue
New York, NY 10022
Attention: John G. Calotta
Facsimile: (212) 937-5232

and

AT&T Wireless Services, Inc.
7277 — 164th Ave. NE, RTC 5
Redmond, WA 98052
Attention:
Facsimile:

with a copy to:

17

AT&T Wireless Services, Inc.
7277 — 164th Ave. NE, RTC 5
Redmond, WA 98052
Attention: Chief Counsel, International
Facsimile:
Notices shall be deemed to have been given on the date of service, if served personally on the party to whom notice is to be given, or on the first day after transmission by facsimile transmission, if transmitted by facsimile as set forth above, or on the fifth day after mailing, if mailed as set forth above.
(b)    Independent Contractors
Each Party is an independent contractor and not a partner or agent of the other under this Agreement. Neither this Agreement nor any Work Order shall be interpreted or construed as creating or evidencing any partnership or agency between the Parties or as imposing any partnership or agency obligation or liability upon either Party. Further, no Party is authorized to, and no Party shall, enter into or incur any agreement, contract, commitment, obligation or liability in the name of or otherwise on behalf of any other Party.
(c)    No Third-Party Beneficiaries
This Agreement is for the benefit of, and shall be enforceable by, the Parties only. This Agreement is not intended to confer any right or benefit on any Third Party (including, but not limited to, any employee of any Party).
(d)    Rights and Remedies Cumulative
Any right or remedy specifically set forth in any provision of this Agreement, any Work Order or applicable law is in addition to, and not in lieu of, any other right or remedy under any other provision of this Agreement, any Work Order or applicable law.
(e)    Assignment
Excepts as otherwise set forth in this Section 13.5, no Party shall assign this Agreement or any Work Order without the prior written consent of the other Parties. Any Party may assign this Agreement and all Work Orders without such consent to any Affiliate of such Party or to any successor by way of any corporate reorganization, merger, or sale of stock of such Party or any sale of all or substantially all of the assets of such Party; provided that (i) such Affiliate or successor, as the ease may be, assumes or is otherwise fully bound by all of the obligations of the assigning Party under this Agreement and any applicable Work Order, (ii) the Affiliate or successor is substituted for the assigning Party for all purposes under this Agreement and all Work Orders, (iii) in the case of an assignment to an Affiliate, the both the assignor and Affiliate assignee will be jointly and severally liable for all of the obligations of the assignor(iv) in the case of any non-Affiliate assignee or successor hereunder, the successor’s resources at the time of the assignment are sufficient to reasonably ensure that the Affiliate or successor will be able to fully perform all of the assigning Party’s obligations under this Agreement as they become due, and (iv) in the case of such an assignment by MTN, unless otherwise consented to by Company, the Affiliate or successor is not a Major Carrier (as that term is defined in the Operating Agreement), No assignment, with or without such consent, shall relieve any Party from its obligations under this Agreement or any applicable Work Order. Subject to the foregoing, this Agreement and any applicable Work Order shall be fully binding upon, inure to the benefit of and be

18

enforceable by the Parties and their respective successors and assigns. For purposes of this paragraph, any Change in Control of a Provider shall be deemed to constitute an assignment of this Agreement by such Provider.
(f)    Severability
This Agreement and the Work Orders shall be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement or any Work Order is held to be invalid or unenforceable to any extent, then:
(a)    such provision shall be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision;
(b)    such provision shall be void to the extent it is held to be invalid or unenforceable;
(c)    such provision shall remain in effect to the extent that it is not invalid or unenforceable; and
(d)    such invalidity or unenforceability shall not affect any other provision of Agreement, the applicable Work Order or any other agreement between the Parties.
If the invalidity or unenforceability is due to the unreasonableness of the scope or duration of the provision, then the provision shall remain effective for such scope and duration as may be determined to be reasonable.
(g)    Relationship of This Agreement and Work Orders
This Agreement and the Work Orders are intended to be correlative and complementary. Any requirement contained in this Agreement or the applicable Work Order and not the other shall be performed or complied with as if contained in both. However, the requirements of each Work Order are intended to be separate. Consequently, unless otherwise specifically provided for, the requirements of one Work Order shall not apply to the Services performed or to be performed under another Work Order. Further, in the event of a conflict between any provision of this Agreement and any provision of the applicable Work Order, the provision of the applicable Work Order shall control.
(h)    Nonwaiver
The failure of either Party to insist upon or enforce strict performance by the other of any provision of this Agreement or any applicable Work Order, or to exercise any right or remedy under this Agreement or any applicable Work Order, shall not be interpreted or construed as a waiver or relinquishment to any extent of that Party’s right to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same shall be and remain in full force and effect.
(i)    No Restriction on Services for or from Third Parties
This Agreement shall not be interpreted or construed to prohibit or in any way restrict either Provider’s right to perform any services for any Third Party (including, but not limited to, any services that are comparable or similar to the Services). This Agreement shall not be interpreted or construed to prohibit or

19

in any way restrict Company’s right to obtain any services from any Third Party (including, but not limited to, any services that are comparable or similar to the Services).
(j)    Publicity
None of the Parties may issue any public statement or press release that uses the name of the other Party without the prior consent of such other Party; provided that advance notice to the other Party but not consent will be required for disclosures made by a Party that are required by law or any competent governmental authority (including SEC periodic reporting). The Parties do not intend to announce the execution of the Agreement until the launch of the Company’s Business as part of the Trial.
(k)    Governing Law; Jurisdiction
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other jurisdiction. The parties and their successors and assigns hereby irrevocably consent to the nonexclusive jurisdiction of the state and federal courts located in King County, Washington and Broward County, Florida in connection with any legal action between the parties relating to this Agreement, and agree that venue will lie in such courts.
(l)    Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
(m)    Table of Contents; Headings
The headings and table of contents that appear within this Agreement have been inserted for convenience of reference only and in no way shall restrict or otherwise modify any of the terms or provisions hereunder.
(n)    Currency of Payment
Payments to be made by or to any party hereunder shall be both denominated and payable in U.S. dollars, unless otherwise determined by the respective parties to be in another freely exchangeable currency, and any payments made prior hereto shall be denominated in U.S. dollars at the applicable exchange rate then prevailing at the time of such payment.
(o)    Entire Agreement; Amendment
This Agreement, any Work Orders and the exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior understandings, whether oral or written between the Parties with respect to the subject matter hereof. Any oral representations or modifications relating to this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may be amended only in writing signed by all of the Parties.

20

(p)    Attorneys Fees
In any suit or other legal action arising out of or in connection with this Agreement, the prevailing Party shall be entitled to recover its costs and expenses (including, without limitation, reasonable attorneys fees) reasonably incurred in connection with such action or suit, or any appeal thereof.

21

IN WITNESS WHEREOF, the Pasties have entered into this Agreement as of the date first set forth above.
COMPANY
Wireless Maritime Services, LLC
By:
Name:
Its:
PROVIDER
AT & T Wireless Services, Inc.
By:
Name:
Its:
PROVIDER
Maritime Telecommunications Network, Inc.
By:
Name:
Its:

AmericasActive:11137715.3

EXHIBIT A
to
Master Services Agreement
Whenever used in this Agreement with initial letters capitalized, the following terms shall have the following specified meanings:
“Act of Insolvency” means the occurrence of any of the following:
(a)    the filing by or against a Party of a petition to have such a Party adjudged as bankrupt or a petition for reorganization or arrangement of such Party under any Debtor Relief Law (unless, in the case of a petition filed against such Party, the same is dismissed within sixty (60) days after it is filed);
(b)    the making of any general assignment or general arrangement for the benefit of a Party’s creditors under any Debtor Relief Law;
(c)    the appointment of a trustee or receiver to take possession of all or substantially all of a Party’s assets under any Debtor Relief Law (unless such possession is returned to such Party within thirty (30) days after such appointment);
(d)    the attachment, execution or other judicial seizure of all or substantially all of a Party’s assets (unless the same is released within thirty (30) days); or
(e)    a Party dissolves or liquidates, is dissolved or liquidated, or adopts any plan of dissolution or liquidation, where such a Party does not continue as a viable business in altered form.
“Additional Services” means any additional services to be provided by a Provider pursuant to paragraph 1.3.
“Affiliate” means, with respect to any Party, any Person that, directly or indirectly {e.g., through any number of successive tiers), controls (e.g., a parent organization), is controlled by (e.g., a subsidiary organization) or is under common control with (e.g., a brother/sister organization) such Party.
“AWS Basic Services” means the services specified in Exhibit B or otherwise agreed upon in writing from time to time by the Company and AWS as AWS Basic Services under this Agreement.
“AWS Costs” means the fees and other charges set forth on Exhibit B.
“AWS Service Level Requirements” means the service level requirement is and other specifications set forth on Exhibit B.
“AWS Services” means
(a)    AWS Basic Services; and
(b)    Additional Services to be provided by AWS as specified in Work Orders or otherwise agreed upon in writing (except in the case of emergencies, in which case such agreement may be oral and shall be promptly confirmed in writing) from time to time by the Company and AWS pursuant to this Agreement.

AmericasActive:11137715.3

“Business” has the meaning set forth in the Operating Agreement. “Calendar Year” means calendar year.
“Change in Control of Provider” means any transaction or series of related transactions (including, without limitation, any merger, consolidation or other corporate reorganization of a Provider or any sale or other transfer of securities of a Provider) where, immediately after such transaction(s), the shareholders of a Provider immediately prior to such transaction(s) do not own or control more shares of the stock entitled to note in the election of Provider’s board of directors than any other Person and its Affiliates.
“Confidential Information” means all proprietary or confidential information owned or provided by a Disclosing Party, including the existence and terms of, and parties to, this Agreement and the nature of the transactions contemplated hereby and thereby; provided that Confidential Information shall not include information that (i) was previously known to the Recipient or any of its Affiliates (other than from a Disclosing Party or an Affiliate thereof), or (ii) is available or, without the fault of the Recipient or any of its Affiliates (other than the Company), becomes available to the general public, or (iii) is lawfully received by the Recipient from a third party that, to the Recipient’s knowledge, is not bound by any similar obligation of confidentiality.
“Debtor Relief Law” means any bankruptcy, moratorium, insolvency, reorganization, liquidation, conservatorship or similar law, now or hereafter in effect, for the relief of debtors and that affects the rights of creditors generally.
“Deliverables” means all items to be delivered by a Provider to the Company in connection with any Services.
“Discloser” means a Party that discloses Confidential Information to any other Party.
“IPR” means any patent, copyright, trademark, trade secret or other intellectual property right.
“Expenses” means out-of-pocket expenses incurred by a Provider in the performance of the Services under this Agreement, including without limitation, expenses for travel (e.g., airfare, lodging, car rental and meals), office materials an d supplies.
“Month” means a calendar month.
“Manager” has the meaning set forth in the Operating Agreement.
“Master Agreement” means the Master Agreement attached to the Operating Agreement as Exhibit H.
“MTN Basic Services” means the services specified in Exhibit C or otherwise agreed upon in writing from time to time by the Company and MTN as MTN Basic Services under this Agreement.
“MTN Costs” means the fees and other charges set forth on Exhibit C.
“MTN Service Level Requirements” means the service level requirements and other specifications set forth on Exhibit C.
“MTN Services” means
(c)    MTN Basic Services; and

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(d)    Additional Services to be provided by MTN as specified in Work Orders or otherwise agreed upon in writing (except in the case of emergencies, in which case such agreement may be oral and shall be promptly confirmed in writing) from time to time by the Company and MTN pursuant to this Agreement.
“Operating Agreement” means the Limited Liability Company Agreement of the Company dated as of February , 2004, as amended from time to time.
“Party” means Company, AWS and MTN or any Person that acquires all of the right, title and interest of Company, AWS or MTN in this Agreement in accordance with paragraph 13.5.
“Person” means any individual, corporation, partnership, governmental authority, association or other entity.
“Provider” means either AWS or MTN, as applicable.
“Provider Personnel” means the employees and independent contractors provided or to be provided by a Provider to perform the Services under this Agreement.
“Provider Personnel Costs” means the costs of providing Provider Personnel including, but not necessarily limited to, the following:
(e)    wages, severance payments and other compensation payable to Provider Personnel;
(f)    costs of providing employee benefits (e.g., pension, profit-sharing and retirement benefits; workers’ compensation, medical, life, disability and other employee insurance; and sick leave, holidays and vacations) to Provider Personnel; and
(g)    social security, unemployment and other employer taxes with respect to Provider Personnel.
“Recipient” means a Party that receives Confidential Information from the other Party.
“Results” means any plans, specification, designs, drawings, descriptions, data, models, instructions, schematics, flow charts, computer programs and other materials that are created by a Provider in connection with providing the Services.
“Services” means the AWS Services and the MTN Services, as applicable.
“Specifications” means the specifications, criteria, standards, descriptions and other requirements for Deliverable as set forth in this Agreement, any Work Order or any other Deliverable.
“Supplied Technology” means any plans, specifications, designs, drawings, descriptions, data, models, instructions, schematics, flow charts, computer programs and other materials that are:
(h)    proprietary to a Provider; and
(i)    furnished by Provider for use by the Company in connection with this Agreement or any Services.

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“Term” means the period described in Section 10. “Third Party” means any Person other than a Party.
“Trial” has the meaning set forth in the Operating Agreement.
“Work Order” means a written agreement for the performance of specific Services under this Agreement that is made and entered into by the Parties pursuant to Section 1 hereof, as the same may be amended from time to time by the Parties in accordance with the provisions of this Agreement.

AmericasActive:11137715.3

EXHIBIT B
to
Master Services Agreement
AWS BASIC SERVICES
AWS shall perform and provide to Company the Basic Services as described in this Exhibit.

AmericasActive:11137715.3

EXHIBIT B
to Master Services Agreement

Required AWS Services
Service	Service Description	[***][3]	[***][4]	Charge Commencement
Roaming Settlement and Billing
Roaming agreement and billing set-up and testing. Monthly roaming settlement. Services include: Signaling transport and conversion Testing of new links. Market configuration for CDMA and GSM, ARIS RoamBox functionality, CIBER Development, TAP interface, BID rating, IREG/TADIG person, ISUP and GRX connectivity, and financial settlement
		[***][5]	[***][6]	Post Trial
		[***][7]	[***][8]
Wholesale LD	Provide transport of Long Distance calls from Ojus, FL to both Domestic and international call termination points.	[***][9]	[***][10]	Trial
		[***][11]	[***][12]
Network Leased-lines for System Architecture	Leased-line cost for transport of voice/data traffic between MTN teleport hand-off points to the AWS facilities location in Ojua, FL	[***][13]	[***][14]	Trial
		[***][15]	[***][16]
Network Operations Control	National Operations Center (NOC) support for alarm and control management of sites and switches. Approximately full time equivalent required to provide support for 15 ships.	[***][17]	[***][18]	Post Trial

_____________________________
3 Confidential treatment requested
4 Confidential treatment requested
5 Confidential treatment requested
6 Confidential treatment requested
7 Confidential treatment requested
8 Confidential treatment requested
9 Confidential treatment requested
10 Confidential treatment requested
11 Confidential treatment requested
12 Confidential treatment requested
13 Confidential treatment requested
14 Confidential treatment requested
15 Confidential treatment requested
16 Confidential treatment requested
17 Confidential treatment requested
18 Confidential treatment requested

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Optional AWS Services available to Company
Service	Service Description	[***][19]	[***][20]	Charge Commencement
Cell System Maintenance (shipboard)	Inspection & Preventive Maintenance and of shipboard system.	[***][21]	[***][22]	Post Trial
		[***][23]	[***][24]
Installation	Installation, set-up and testing of shipboard Cell Phone System	[***][25]	[***][26]	Post Trial Post Trial
		[***][27]	[***][28]
Site Survey	Survey of covered vessel(s) to determine cabling and other requirements to provide service	[***][29]	[***][30]	Post Trial Post Trial

_____________________________
19 Confidential treatment requested
20 Confidential treatment requested
21 Confidential treatment requested
22 Confidential treatment requested
23 Confidential treatment requested
24 Confidential treatment requested
25 Confidential treatment requested
26 Confidential treatment requested
27 Confidential treatment requested
28 Confidential treatment requested
29 Confidential treatment requested
30 Confidential treatment requested

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EXHIBIT C
to
Master Services Agreement

MTN BASIC SERVICES
MTN shall perform and provide to Company the Basic Services as described in this Exhibit.

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Exhibit C
to Master Services Agreement

Required MTN Services
Service	Service Description	[***][31]	[***][32]	Charge Commencement
Shipping	Shipping of systems in spares to and from ship; ports, etc.	[***][33]	[***][34]	Trial
		[***][35]	[***][36]
Pre-Paid Billing Software	License fee for Pre-Paid billing platform software.	[***][37]	[***][38]	Trial
		[***][39]	[***][40]
Pre-Paid Marketing and cards support	Costs associated with Pre-Paid calling service.	[***][41]	[***][42]	Post Trial
		[***][43]	[***][44]
Satellite Space Segment	Bandwidth connectivity between covered vessel and earth station	[***][45]	[***][46]	Post Trial
		[***][47]	[***][48]
Logistics	Warehousing and tracking of spares and replacement parts.	[***][49]	[***][50]	Post Trial

Optional MTN Services available to Company
Service	Service Description	[***][51]	[***][52]	Charge Commencement
Logistics	One time expense per installation	[***][53]	[***][54]	Post Trial
		[***][55]	[***][56]
_____________________________
31 Confidential treatment requested
32 Confidential treatment requested
33 Confidential treatment requested
34 Confidential treatment requested
35 Confidential treatment requested
36 Confidential treatment requested
37 Confidential treatment requested
38 Confidential treatment requested
39 Confidential treatment requested
40 Confidential treatment requested
41 Confidential treatment requested
42 Confidential treatment requested
43 Confidential treatment requested
44 Confidential treatment requested
45 Confidential treatment requested
46 Confidential treatment requested
47 Confidential treatment requested
48 Confidential treatment requested
49 Confidential treatment requested
50 Confidential treatment requested
51 Confidential treatment requested
52 Confidential treatment requested
53 Confidential treatment requested
54 Confidential treatment requested
55 Confidential treatment requested
56 Confidential treatment requested

AmericasActive:11137715.3

Cell System Maintenance (shipboard)	Inspection & Preventive Maintenance and of shipboard system	[***][57]	[***][58]	Post Trial
		[***][59]	[***][60]
Installation	Installation, set-up and testing of shipboard Cell Phone System	[***][61]	[***][62]	Post Trial Post Trial
		[***][63]	[***][64]
Site Survey	Survey of covered vessel(s) to determine cabling and other requirements to provide service	[***][65]	[***][66]	Post Trial Post Trial

_____________________________
57 Confidential treatment requested
58 Confidential treatment requested
59 Confidential treatment requested
60 Confidential treatment requested
61 Confidential treatment requested
62 Confidential treatment requested
63 Confidential treatment requested
64 Confidential treatment requested
65 Confidential treatment requested
66 Confidential treatment requested

AmericasActive:11137715.3

EXHIBIT D
to
Master Services Agreement
WORK ORDER NO. ___
This Work Order is made and entered into by and between Wireless Maritime Services, LLC (“Company”) and ______________, Inc. (“Provider”) with reference to the Master Services Agreement, dated as of February ___, 2004, to which they are both parties (the “Master Agreement”). Unless otherwise specified, terms defined in the Agreement shall have the same meanings when used in this Work Order with initial letters capitalized.
1.    Description of the Services:
2.    Compensation:
3.    Schedules for Performances:
4.    Subcontractors and Suppliers:
5.    Locations of Performance:
6.    Specifications, Standards and Other Requirements:
7.    Items to be Provided by Company:
IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first set forth above.

Company:	Provider:
Wireless Maritime Services, LLC, Inc.	_____________________, Inc.
By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT E
to
Master Services Agreement
FORM OF SECONDMENT AGREEMENT

[Copy unavailable.]

AmericasActive:11137715.3

AMENDMENT TO MASTER SERVICES AGREEMENT
This Amendment (this “Amendment”), dated as of February 27, 2006 (the “Effective Date”), to the Master Services Agreement, dated February 14, 2004 (as may be amended from time to time, “Agreement”), is by and between New Cingular Wireless Services, Inc. f/k/a AT&T Wireless Services, Inc. (“Cingular”), Maritime Telecommunications Network, Inc. (“MTY”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
RECITALS
WHEREAS, Cingular and WMS wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
1.    Section 4.4 of the Agreement. Section 4.4 of the Agreement is hereby amended by deleting it in its entirety.
2.    Exhibit B of the Agreement. Exhibit B of the Agreement is hereby amended by deleting from the list of Required AWS Services “Network Operations Control” and the Service Description, Billing Methodology, Cost and Charge Commencement information related thereto.
3.    Miscellaneous.
(a)    Internal References. All references in the Agreement to “this Agreement,” “herein” and “hereunder” and all similar references shall be deemed to refer to the Agreement as amended by this Amendment.
(b)    No Other Effect. This Amendment is entered into as permitted by Section 13.15 (Entire Agreement; Amendment) of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.
(c)    Counterparts. This Amendment, including a facsimile or photocopy hereof, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
(d)    Applicable Law. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law provisions of the State of Delaware or any other provisions. The parties and their successors and assigns hereby irrevocably consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties relating to this Amendment, and agree that venue will lie in such courts.

1

(e)    Severability. In the event any provision contained in this Amendment is for any reason held to be unenforceable in any respect, such unenforceability shall not effect any other provision of this Amendment, and the Amendment shall be then construed as if such an unenforceable provision or provisions had never been included in this Amendment.
[Signatures begin on the following page]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the Effective Date.
NEW CINGULAR WIRELESS SERVICES, INC., f/k/a AT&T Wireless Services, Inc.,
AS MEMBER

By:	Its:
MARITIME TELECOMMUNICATIONS NETWORK, INC.,
AS MEMBER

By:	Its:
WIRELESS MARITIME SERVICES, LLC

By:	Its:

3

SECOND AMENDMENT TO MASTER SERVICES AGREEMENT
This Second Amendment (the “Second Amendment”), dated as of September 30, 2010 (the “Effective Date”), to the Master Services Agreement, dated February 14, 2004 (as may be amended from time to time, the “Agreement”), is by and among New Cingular Wireless Services, Inc., d/b/a AT&T Mobility (“AT&T,” formerly defined as “Cingular”), Maritime Telecommunications Network, Inc., a Colorado Corporation (“MTN”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
RECITALS
WHEREAS, AT&T, MTN, and WMS wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
1.    Amendment to Exhibit C of the Agreement. Exhibit C of the Agreement is hereby amended as follows:
(a)    The row in the list of Required MTN Services entitled “Logistics” is hereby deleted and replaced with the following (and a new Exhibit F, in the form attached hereto, is hereby added to the Agreement):

Service	Service Description	[***][67]	[***][68]	Charge Commencement
Warehousing	Outlined in the Warehousing Statement of Work, attached as Exhibit F.	[***][69]	[***][70]	September 1, 2010
(b)    The following is added to the list of Optional MTN Services available to Company the following:

Service	Service Description	[***][71]	[***][72]	Charge Commencement
Co-location of Equipment	Co-location of 15 racks worth of maritime cellular equipment at MTN’s Teleport Facility located in Holmdel, New Jersey.*	[***][73]	[***][74]	N/A
67 Confidential treatment requested
68 Confidential treatment requested
69 Confidential treatment requested
70 Confidential treatment requested
71 Confidential treatment requested
72 Confidential treatment requested
73 Confidential treatment requested
74 Confidential treatment requested

1

* Co-location services are subject to the following additional terms and conditions:

•
Includes the right for WMS and its personnel to access the Teleport Facility during normal business hours to use, maintain, and operate the WMS equipment co-located therein. WMS shall provide 24 hours’ advance notice of such access to MTN, except in circumstances where it is not practicable, using commercially reasonable efforts, for WMS to provide such notice.

•	WMS’s access will not interfere with the normal business operations of MTN or its affiliates.

•	WMS and its personnel will not “prop open” any door to, or otherwise bypass the MTN security measures for, the Teleport Facility.

•
WMS acknowledges that certain areas within the Teleport Facility may be secure and off-limits and WMS agrees to abide by any access restrictions imposed by MTN, provided that such restrictions do not interfere with WMS’s right to use, maintain and operate the WMS equipment located at the Teleport Facility; WMS personnel may be required to have an MTN escort for security purposes.

•
2.    Amendment to Section 13.1 of the Agreement. The contact information of WMS, AT&T and MTN in Section 13.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Wireless Maritime Services, LLC
1025 Lenox Park Blvd, Suite D588
Atlanta, GA 30319
Attn:
Facsimile number:

and
Maritime Telecommunications Network, Inc.
3044 N. Commerce Parkway
Miramar, FL 33025
Attn: Jonathan Weintraub, President and CEO
Facsimile number: (954) 431-4077
With a copy to:
Maritime Telecommunications Network, Inc.
719 2nd Avenue, Ste. 820
Seattle, WA 90104
Attn: Ian S. Thompson, General Counsel
Facsimile number: (206) 838-7708
New Cingular Wireless Services, Inc.
1025 Lenox Park Blvd, Atlanta, GA 30319
Attn:
Facsimile number:

2

With a copy to:
New Cingular Wireless Services, Inc.
1025 Lenox Park Blvd, Suite D588
Atlanta, GA 30319
Attn:
Facsimile number:
3.    Miscellaneous.
(a)    Internal References. All references in the Agreement to “this Agreement,” “herein” and “hereunder” and all similar references shall be deemed to refer to the Agreement as amended by this Second Amendment.
(b)    No Other Effect. This Second Amendment is entered into as permitted by Section 13.15 (Entire Agreement; Amendment) of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.
(c)    Counterparts. This Second Amendment, including a facsimile or photocopy hereof, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
(d)    Applicable Law. The provisions of this Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regards to choice of law provisions of the State of Delaware or any other provisions. The parties and their successors and assigns hereby irrevocable consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties related to this Second Amendment, and agree that venue will lie in such courts.
(e)    Severability. In the event any provision contained in this Second Amendment is for any reason held to be unenforceable in any respect, such unenforceability shall not effect any other provision of this Second Amendment, and this Second Amendment shall be construed as if such an unenforceable provision or provisions had never been included in this Second Amendment.
[Signatures begin on the following page]

3

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed as of the Effective date.
NEW CINGULAR WIRELESS SERVICES, INC.,
by its manager, AT&T Mobility Corporation
By:
Name:
Its:

Dated:
MARITIME TELECOMMUNICATIONS NETWORK, INC.
By:
Name:
Its:

Dated:
WIRELESS MARITIME SERVICES, LLC
By:
Name:
Its:

4

Form of Exhibit F
Attached

5

EXHIBIT F
Warehousing Statement of Work - Services Description
[***]75

________________________
75 Confidential treatment requested

6

THIRD AMENDMENT TO MASTER SERVICES AGREEMENT
This Third Amendment, dated July ___, 2012 (the “Third Amendment”), to the Master Services Agreement, dated February 14, 2004 (as amended, the “Agreement”), is made and entered into by and among New Cingular Wireless Services, Inc., d/b/a AT&T Mobility (“AT&T” formerly defined as “Cingular”), Maritime Telecommunications Network, Inc., a Colorado Corporation (“MTN”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
WHEREAS, AT&T, MTN, and WMS wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.     Satellite Space Segment Pricing.
(a)    The row entitled “Satellite Space Segment” in the list of Required MTN Services in Exhibit C of the Agreement is hereby deleted and replaced with the following:

Service	Service Description	[***] [76]	[***][77]	Charge Commencement
Satellite Space Segment	Bandwidth connectivity between covered vessel and earth station	[***][78]	[***][79]	July 1, 2012

(b)    [***]80
2.     Roaming Billing Methodology.
a.    The contents of the “Billing Methodology” column of the “Roaming Settlement and Billing” row in Exhibit B to the Agreement are deleted in their entirety and the following is inserted in lieu thereof:

•	[***][81]
b.    The contents of the “Cost” column of the “Roaming Settlement and Billing” row in Exhibit B to the Agreement are deleted in their entirety and the following is inserted in lieu thereof:
•    [***]82
_____________________________
76 Confidential treatment requested
77 Confidential treatment requested
78 Confidential treatment requested
79 Confidential treatment requested
80 Confidential treatment requested
81 Confidential treatment requested
82 Confidential treatment requested

1

3.     Definitions Relating to the VOIP Services. Exhibit A to the Agreement is amended by including the following defined terms:
•    “End Users” means VOIP Vessel passengers. In addition, “End Users” may include crew of VOIP Vessels if agreed to by the Company, the applicable cruise line and, if MTN is responsible for collection of VOIP Revenue in connection with such VOIP Vessel, MTN.
•    “Intellectual Property” means copyrights, patent rights, rights to patent applications, trademarks, trade names, service marks, trade secrets and designs of any kind, or any other proprietary rights recognized in any country of the world, whether or not currently perfected, including “droit moral” rights, “moral rights of authors” and all other similar rights however denominated throughout the world, in each case to any intangibles, including inventions, processes, methodologies, procedures, software, tools and machine-readable texts and files and literary works or other works of authorship, reports, drawings, charts, graphics and other written documentation.
•    “Malware” means harmful code or other contaminants, including commands, instructions, devices, techniques, bugs, web bugs, worms, logic bombs, trojan horses, backdoors, trapdoors or design flaws that may be used to access, alter, delete, threaten, infect, assault, vandalize, disrupt, damage, disable or shut down the hardware, software or network of the Company or the owners, operators, passengers of any VOIP Vessel (as defined below).
•    “VOIP” means communication protocols and transmission techniques for the delivery of voice communications and messaging (such as SMS (short message service) and MMS (multimedia message service)) over Internet Protocol (IP) networks, including video, chat, and instant messaging or other internet-based communications services which may include a voice component.
•    “VOIP App” means a mobile application that permits End Users to subscribe and pay for (through a VOIP Plan) VOIP Services and to access and use such other functions as approved by the Parties for inclusion in such mobile applications from time to time. VOIP Apps created by or on behalf of a Provider will be deemed “Supplied Technology” for purposes of this Agreement.
•    “VOIP Data” means any information: (a) made available to a Provider in connection with the VOIP Services by or on behalf of the Company, any End User or any owner or operator of a VOIP Vessel, (b) obtained, developed or produced by the Provider in connection with the VOIP Services or the performance of its obligations under Section 1.8 or (c) to which the Provider has access in connection with the provision of the VOIP Services or the performance of its obligations under Section 1.8.

2

•    “VOIP Portal” means a section of MTN’s internet services web platform accessible via Wi-Fi and internet onboard VOIP Vessels that complies with the VOIP Specifications and which describes the VOIP Services available on such VOIP Vessel and facilitates the creation of an account to activate a VOIP App and the purchase of a VOIP Plan, and which provides a link to download (i) an iOS Apple version of a VOIP App from the online Apple Store (which requires internet minutes) or (ii) an Android version of a VOIP App (which will be kept locally onboard the vessel and requiring no internet minutes).
•    “VOIP Plan” means a package or plan purchased by End Users through a charge to their onboard accounts with the owners or operators of VOIP Vessels (or through such other billing arrangement agreed to by the Company, the applicable cruise line and, if MTN is responsible for collection of VOIP Revenue under such package or plan, MTN), allowing for use of the VOIP Services on a per minute or per day basis.
•    “VOIP Revenue” means all revenue collected from owners or operators of VOIP Vessels in connection with the use of VOIP Services, whether such use is for intraship, ship-to-ship, ship-to-shore or shore-to-ship communication.
•    “VOIP Services” means VOIP service provided via a Wi-Fi network aboard cruise vessels in accordance with the VOIP Specifications, including intraship, ship-to-ship, ship-to-shore and shore-to-ship communications.
•    “VOIP Specifications” means the specifications set forth in Exhibit F, as the same may be amended by the Parties in writing from time to time, for the VOIP Service, the VOIP Portal and VOIP Apps, as applicable.
•    “VOIP Vessel” means a cruise vessel designated in writing by the Company from time to time as a vessel upon which the Company may offer or provide VOIP Services.
4.     VOIP Services and Pricing. The following is added as a new Section 1.8 to the Agreement:
•    “1.8    VOIP Services and Pricing.

(a)	[***][83]

_____________________________
83 Confidential treatment requested

3

(b)	VOIP Portal and MIN VOIP Apps.

i.
MTN will make a VOIP Portal available through its internet services web platform on vessels served by MTN. The Parties will cooperate to make the VOIP Portal available on vessels aboard which End Users will receive VOIP Services and which are not served by MTN. If an End User aboard a VOIP Vessel accesses the VOIP Portal in a manner that permits identification of the handset and handset operating system used by the End User, and if a VOIP App exists for such handset and handset operating system, MTN will cause the VOIP Portal to prominently display a link to purchase a VOIP Plan and download the applicable VOIP App along with a message encouraging the user to use the VOIP App. Each VOIP Portal created by or on behalf of MTN will comply with the applicable VOIP Specifications.

ii.	[***][84]

iii.
Unless otherwise agreed by the Company and the Providers in writing, the VOIP Portal and VOIP Apps will include the Company trademarks appearing on Exhibit G (the “Company Marks”). The Company hereby grants to each Provider a non-exclusive, royalty-free, worldwide, revocable, non-transferrable license, without the right to sublicense, to display the Company Marks solely in the VOIP Portal and VOIP Apps and solely for the purpose of promoting use of the VOIP Services by End Users. Each use of the Company Marks for a new VOIP Portal or VOIP App, and any changes to the content, functionality and look and feel of a VOIP Portal or VOIP App, will be in compliance with the trademark use guidelines included in Exhibit G.

iv.	No Provider Deliverable under this Section 1.8 will contain any Malware upon delivery of the App to a reputable third party distribution channel (e.g., Apple’s App Store or Google Play).

v.
Within sixty (60) business days after notice from the Company that the Company has created, and is prepared to release, its own Comparable VOIP App (as defined below): (i) MTN will replace all links on the VOIP Portals to the Providers’ VOIP Apps with links to the Company’s VOIP Apps, (ii) each Provider will cause its VOIP Apps to be removed from all other distribution channels, including without limitation the Apple App Store and Android Market, and (iii) each Provider will provide End Users attempting to access the VOIP Service through such Provider’s VOIP Apps with notice that a new version of the mobile application is available, providing the user with a link to the Company’s VOIP Apps. For purposes of this Section 1.8(b)(v), the term “Comparable VOIP App” shall mean a Company VOIP App

_____________________________
84 Confidential treatment requested

4

which offers voice and service quality, bandwidth optimization and functionality that is comparable to or better than the then-current Provider VOIP App.

(c)	Billing and Collection of VOIP Revenue.

i.	[***][85]

ii.	[***][86]

(d)
VOIP Data Ownership, Confidentiality and Security. As among the Parties, each Provider will own all VOIP Data collected by it. Notwithstanding the preceding sentence, neither Provider will use any VOIP Data for any purpose other than the performance by such Provider of its obligations under this Agreement. Each Provider will protect the VOIP Data collected or stored by it against any unauthorized use or disclosure to the same extent that such Provider protects its other confidential information of a similar nature against unauthorized use or disclosure. Without limitation of the foregoing, each Provider will: (i) restrict access to such Provider’s VOIP Data to those of its employees, consultants and other representatives who have a need to know the same in connection with performance of such Provider’s obligations under this Agreement; and (ii) cooperate with the Company to ensure that Deliverables under this Section 1.8 and such Provider’s collection, storage, use and disclosure of VOIP Data comply with the best practices of well-managed, top-tier, service providers for the safeguarding and non-disclosure of personal data. This Section 1.8(d) will survive the termination of this Agreement for so long as either Provider is in possession or control of any VOIP Data.

(e)	Intellectual Property.

i.
The Company will own and have all right and title (including IPR and other proprietary rights) in and to: (i) any VOIP Apps developed by or on behalf of the Company by any third party other than a Provider; (ii) the Company Marks; and (iii) any modifications, enhancements or derivations of any of the foregoing developed by or on behalf of the Company. Other than as expressly set forth herein, no license or other rights in or to any of the foregoing are granted to MTN or AT&T, and all such licenses and rights are hereby expressly reserved.

ii.
Except as set forth in Section 1.8(e)(i), each Provider will own and retain all right and title (including PR and other proprietary rights) in and to: (i) any VOIP Portal developed by or on behalf of the Provider; (ii) any VOIP Apps developed by or on behalf of such Provider; and (iii) any modifications,

_____________________________
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enhancements or derivations of any of the foregoing developed by or on behalf of such Provider.

(f)	Indemnification.

i.
Each Provider will defend, indemnify and hold harmless the Company, the other Provider and its and their respective officers, directors, employees, successors and assigns (the “Indemnitees”) on demand, from and against any and all losses, liabilities, damages, fines, penalties, settlements, awards, charges, liens, judgments, costs and expenses, including reasonable attorneys’ fees, and interest (including taxes) incurred by any of them arising from or in connection with a claim by a third party: (A) that any VOIP Portal created by or on behalf of the indemnifying Provider, Provider VOIP App created by or on behalf of the indemnifying Provider or the performance by the indemnifying Provider of its obligations under this Section 1.8, infringe, violate or misappropriate any right of any third party (including IPR and other proprietary rights) in or to any Intellectual Property; or (B) arising out of or resulting from a breach by the indemnifying Provider of Section 1.8(d) (Information Security).

ii.
The Company will give the indemnifying Provider prompt written notice of a claim for indemnification, provided that any failure to give the indemnifying Provider prompt notice will not relieve the indemnifying Provider of its obligations under this Section 1.8(f) except to the extent such failure prejudices the indemnifying Provider’s defense of such claim. Upon receipt of such notice, the indemnifying Provider will defend the Indemnitees against any such claim with counsel reasonably acceptable to the Indemnitees. The Indemnitees will cooperate in the defense or settlement of any such claim or suit, provided that the Indemnitees will be reimbursed for all reasonable out-of-pocket expenses incurred in providing any cooperation requested by the indemnifying Provider. The Indemnitees may participate in the defense with counsel of their own choice and at their own expense. The indemnifying Provider may not settle any claim without the Company’s written consent, unless such settlement (a) includes a release of all indemnifiable claims pending against the Indemnitee; (b) contains no admission of liability or wrongdoing by the Indemnitee; and (c) imposes no obligations upon the Indemnitee other than the payment of money. Notwithstanding the foregoing, if the indemnifying Provider fails to vigorously defend such claim, the Indemnitees will have the right to retain counsel and take such legal action as is necessary to protect the Indemnitees’ interests, and any associated costs and expenses with respect to the Indemnitees’ defense against any such claims (including reasonable attorney’s fees) will be recoverable from the indemnifying Provider.

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(g)
Reports. MTN will report to the Company monthly the traffic and bandwidth utilized for VOIP Services (including for voice calls and SMS) on each VOIP Vessel. Such reports will be delivered to the Company within five business days after the end of the applicable calendar month.

(h)
Audit. If any audit conducted pursuant to Section 2.4 uncovers any non-compliance with Section 1.8(d) (Information Security) or any discrepancy between VOIP records or the reports described in the preceding paragraph and any amounts paid by MTN under this Section 1.8 or paid to MTN for the performance of its obligations relating to the VOIP Services, MTN shall promptly correct such non-compliance and promptly pay, as applicable, any and all amounts necessary to reconcile such discrepancy.

5.     Disclaimer of Warranties. The first sentence of Section 4.6 is deleted in its entirety and the following inserted in lieu thereof:
•    “THE WARRANTIES SET FORTH IN SECTIONS 1.8, 4.1 AND 4.2 ARE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES OF PROVIDERS.”
6.     Limitation of Consequential Damages. The last sentence of Section 9.2 is deleted in its entirety and the following inserted in lieu thereof:
•    “However, the limitations set forth in this paragraph shall not apply to any breach or liability under Sections 1.8(b) (iv), 1.8(d), 1.8(f), 5, 6 or 8 or to any wrongful termination of this Agreement (e.g., a termination other than pursuant to Section 11).”
7.     VOIP Responsibilities. The following are added as a new row in the list of Optional MTN Services in Exhibit C of the Agreement:

Service	Service Description	[***][87]	[***][88]	Charge Commencement
VOIP Services	MTN will perform its obligations relating to the VOIP Services as set forth in Section 1.8 of the Agreement.	[***][89]	[***][90]	July 1, 2012

_____________________________
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8.     Exhibits to the Agreement. Exhibits F and G attached hereto are hereby attached as exhibits to, and incorporated into, the Agreement.
9.     Miscellaneous.

(a)	Effective Date. This Amendment will be effective on July 1, 2012 (the “Effective Date”); provided that Section 2 will have retroactive effect to January 1, 2012.

(b)
Internal References. All references in the Agreement to “this Agreement,” “herein” and “hereunder” and all similar references shall be deemed to refer to the Agreement as amended by this Third Amendment.

(c)
No Other Effect. This Third Amendment is entered into as permitted by Section 13.15 (Entire Agreement; Amendment) of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

(d)
Counterparts. This Third Amendment, including a facsimile or photocopy hereof, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

(e)
Applicable Law. The provisions of this Third Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other provisions. The parties and their successors and assigns hereby irrevocably consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties related to this Third Amendment, and agree that venue will he in such courts.

(f)
Severability. In the event any provision contained in this Third Amendment is for any reason held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Third Amendment, and this Third Amendment shall be construed as if such an unenforceable provision or provisions had never been included in this Third Amendment.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed as of the Effective Date.
NEW CINGULAR WIRELESS SERVICES, INC.

by its manager, AT&T Mobility Corporation

By:
Name:
Its:

MARITIME TELECOMMUNICATIONS
NETWORK, INC.

By:
Name:
Its:

WIRELESS MARITIME SERVICES, LLC

By:
Name:
Its:

9

Exhibit F
VOIP Specifications
The parties will update this Exhibit to include the VOIP Specifications to which they mutually agree from time to time.

10

Exhibit G
Company Marks and Trademark Use Guidelines
None. WMS may update this Exhibit upon notice to MTN and AT&T from time to time.

11

FOURTH AMENDMENT TO MASTER SERVICES AGREEMENT
This Fourth Amendment, dated May __, 2013 (the “Fourth Amendment”), to the Master Services Agreement, dated February 14, 2004 (as amended, the “Agreement”), is made and entered into by and among New Cingular Wireless Services, Inc., d/b/a AT&T Mobility (“AT&T,” formerly defined as “Cingular”), Maritime Telecommunications Network, Inc., a Colorado Corporation (“MTN”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
WHEREAS, AT&T, MTN, and WMS wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    [***]91
2.    [***]92
3.    Miscellaneous.
(a)    Effective Date. This Amendment will be effective on May 15, 2013 (the “Effective Date”).
(b)    Internal References. All references in the Agreement to “this Agreement,” “herein” and “hereunder” and all similar references shall be deemed to refer to the Agreement as amended by this Fourth Amendment.
(c)    No Other Effect. This Fourth Amendment is entered into as permitted by Section 13.15 (Entire Agreement; Amendment) of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.
(d)    Counterparts. This Fourth Amendment, including a facsimile or photocopy hereof, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
(e)    Applicable Law. The provisions of this Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other provisions. The parties and their successors and assigns hereby irrevocably consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties related to this Fourth Amendment, and agree that venue will lie in such courts.
(f)    Severability. In the event any provision contained in this Fourth Amendment is for any reason held to be unenforceable in any respect, such unenforceability shall not effect any
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other provision of this Fourth Amendment, and this Fourth Amendment shall be construed as if such an unenforceable provision or provisions had never been included in this Fourth Amendment.
[Signatures appear on the following page]

2

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed as of the Effective Date.
NEW CINGULAR WIRELESS SERVICES, INC.
by its manager, AT&T Mobility Corporation
By:
Name:
Its:
MARITIME TELECOMMUNICATIONS NETWORK, INC.
By:
Name:
Its:
WIRELESS MARITIME SERVICES, LLC
By:
Name:
Its:

3

FIFTH AMENDMENT TO MASTER SERVICES AGREEMENT
This Fifth Amendment, dated July 20, 2013 (the “Fifth Amendment”), to the Master Services Agreement, dated February 14, 2004 (as amended, the “Agreement”), is made and entered into by and among New Cingular Wireless Services, Inc., d/b/a AT&T Mobility (“AT&T” formerly defined as “Cingular”), Maritime Telecommunications Network, Inc., a Colorado Corporation (“MTN”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
WHEREAS, AT&T, MTN, and WMS wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    [***]93
2.    [***]94
3.    [***]95
4.    Miscellaneous.
(a)    Effective Date. This Amendment will be effective on ____________, 2013 (the “Effective Date”).
(b)    Internal References. All references in the Agreement to “this Agreement,” “herein” and “hereunder” and all similar references shall be deemed to refer to the Agreement as amended by this Fifth Amendment.
IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be duly executed as of the Effective Date.
NEW CINGULAR WIRELESS SERVICES, INC.
by its manager, AT&T Mobility Corporation
By:
Name:
Its:
________________________
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MARITIME TELECOMMUNICATIONS NETWORK, INC.

By:
Name:
Its:
WIRELESS MARITIME SERVICES, LLC
By:
Name:
Its:

2

Exhibit B
to Master Services Agreement

Required AWS Services
Service	Service Description	Billing Methodology	Cost	Charge Commencement
Roaming Settlement and Billing
Roaming agreement and billing set-up and testing. Monthly roaming settlement Services included: Signaling transport and conversion, Testing of new links, Market configuration for CDMA and GSM, ARIS RoamBox functionality, CIBER Development, TAP Interface, BID rating IREG/TADIG person, ISUP and GRX connectivity, and financial settlement.
		[***][96]	[***][97]	Post Trial
		[***][98]	[***][99]
Wholesale LD	Provide transport of Long Distance calls from Ojus, FL to both Domestic and International call termination points.	[***]100	[***]101	Trial
		[***]102	[***]103
Network Leased-lines for System Architecture	Leased line cost for transport of voice/data traffic between MTN teleport hand-off points to the AWS facilities location in Ojus, FL.	[***]104	[***]105	Trial
		[***]106	[***]107
Network Operations Control	National Operations Center (NOC) support for alarm and control management of sites and switches. Approximately 1 full time equivalent required to provide support for 15 ships.	[***]108	[***]109	Post Trial
_____________________________
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Optional AWS Services available to Company
Service	Service Description	Billing Methodology	Cost	Charge Commencement
Cell System Maintenance (shipboard)	Inspection & Preventive Maintenance and of shipboard system.	[***]110	[***]111	Post Trial
		[***]112	[***]113	Post Trial
		[***]114	[***]115
Installation	Installation, set up and testing of shipboard Cell Phone System	[***]116	[***]117	Post Trial
		[***]118	[***]119	Post Trial
		[***]120	[***]121
Site Survey	Survey of covered vessel(s) to determining cabling and other requirements to provide Service	[***]122	[***]123	Post Trial
		[***]124	[***]125	Post Trial

______________________________
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SIXTH AMENDMENT TO MASTER SERVICES AGREEMENT

This Sixth Amendment, dated the date of the last signature hereto (the “Sixth Amendment”), to the Master Services Agreement, dated February 14, 2004 (as amended, the “Agreement”), is made and entered into by and among New Cingular Wireless Services, Inc., d/b/a AT&T Mobility (“AT&T”, formerly defined as “Cingular”), Maritime Telecommunications Network, Inc., a Colorado Corporation (“MTN”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
WHEREAS, AT&T, MTN, and WMS wish to amend the Agreement to reflect new rates as set forth below.
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Settlement and Billing. The contents of the “Cost” column of the “Roaming Settlement and Billing” row in Exhibit B to the Agreement are deleted in their entirety and the following is inserted in lieu thereof: [***]126
2.    Miscellaneous.
(a)    Effective Date. This Amendment will be effective on August 1, 2014 (the “Effective Date”).
(b)    Internal References. All references in the Agreement to “this Agreement,” “herein” and “hereunder” and all similar references shall be deemed to refer to the Agreement as amended by this Sixth Amendment.
(c)    No Other Effect. This Sixth Amendment is entered into as permitted by Section 13.15 (Entire Agreement; Amendment) of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.
(d)    Counterparts. This Sixth Amendment, including a facsimile or photocopy hereof, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
(e)    Applicable Law. The provisions of this Sixth Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other provisions. The parties and their successors and assigns hereby irrevocably consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties related to this Sixth Amendment, and agree that venue will lie in such courts.
(f)    Severability. In the event any provision contained in this Sixth Amendment is for any reason held to be unenforceable in any respect, such unenforceability shall not effect
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another provision of this Sixth Amendment, and this Sixth Amendment shall be construed as if such an unenforceable provision or provisions had never been included in this Sixth Amendment.
IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be duly executed as of the Effective Date.
NEW CINGULAR WIRELESS SERVICES, INC.,
by its manager, AT&T Mobility Corporation
By:
Name:
Its:

Dated:
MARITIME TELECOMMUNICATIONS NETWORK, INC.
By:
Name:
Its:

Dated:
WIRELESS MARITIME SERVICES, LLC
By:
Name:
Its:

Dated:

2

SEVENTH AMENDMENT TO MASTER SERVICES AGREEMENT
This Seventh Amendment, dated ________, 2015 (the “Seventh Amendment”), to the Master Services Agreement, dated February 14, 2004 (as amended, the “Agreement”), is made and entered into by and among New Cingular Wireless Services, Inc., d/b/a AT&T Mobility (“AT&T,” formerly defined as “Cingular”), Maritime Telecommunications Network, Inc., a Colorado Corporation (“MTN”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
[***]127
WHEREAS, AT&T, MTN, and WMS wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	[***]128

2.	[***]129

3.	Miscellaneous.

(a)	Effective Date. This Amendment will be effective on ______, 2015 (the “Effective Date”).

(b)
Internal References. All references in the Agreement to “this Agreement,” “herein” and “hereunder” and all similar references shall be deemed to refer to the Agreement as amended by this Seventh Amendment.

(c)
No Other Effect. This Seventh Amendment is entered into as permitted by Section 13.15 (Entire Agreement; Amendment) of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

(d)
Counterparts. This Seventh Amendment, including a facsimile or photocopy hereof, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

(e)
Applicable Law. The provisions of this Seventh Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other provisions. The parties and their successors and

______________________________
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assigns hereby irrevocably consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties related to this Seventh Amendment, and agree that venue will lie in such courts.

(f)
Severability. In the event any provision contained in this Seventh Amendment is for any reason held to be unenforceable in any respect, such unenforceability shall not effect any other provision of this Seventh Amendment, and this Seventh Amendment shall be construed as if such an unenforceable provision or provisions had never been included in this Seventh Amendment.

2

IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be duly executed as of the date first written above.
NEW CINGULAR WIRELESS SERVICES, INC.
by its manager, AT&T Mobility Corporation
By:
Name:
Its:
MARITIME TELECOMMUNICATIONS NETWORK, INC.
By:
Name:
Its:
WIRELESS MARITIME SERVICES, LLC
By:
Name:
Its:

3

Appendix 1
[***]130

______________________________
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EIGHTH AMENDMENT TO MASTER SERVICES AGREEMENT
This Eighth Amendment, dated ______, 2015 (the “Eighth Amendment”), to the Master Services Agreement, dated February 14, 2004 (as amended, the “Agreement”), is made and entered into by and among New Cingular Wireless Services, Inc., d/b/a AT&T Mobility (“AT&T,” formerly defined as “Cingular”), Maritime Telecommunications Network, Inc., a Colorado Corporation (“MTN”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
WHEREAS, AT&T, MTN, and WMS wish to amend the Agreement as set forth below,
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Satellite Space Segment Pricing. The row entitled “Satellite Space Segment” in the list of Required MTN Services in Exhibit C of the Agreement is hereby deleted and replaced with the following:

Service	Service Description	[***]131	[***]132	Charge Commencement
Satellite Space Segment	Bandwidth connectivity between covered vessel and earth station	[***]133	[***]134	November 1, 2015

2.
Reimbursement of Time and Travel Expenses for Modem Upgrades. The cell in the “Cost” column of the “Installation” row in the list of Required MTN Services in Exhibit C of the Agreement is hereby supplemented by inserting the following at the end thereof: [***]135

3.
Use of MTN’s Ticketing System. WMS and MTN will work together in good faith to develop mutually agreed terms and conditions governing the access and use by WMS of MTN’s ticketing system to open and track support tickets. Subject to WMS’s and MTN’s mutual written agreement on terms and conditions governing such access and use, WMS will be permitted to access MTN’s ticketing system to open and track support tickets relating to the services provided by MTN.

4.	Development of Service Levels. WMS and MTh will work together in good faith to develop mutually agreed service levels for the Services provided by MTN, together
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with measurement methodologies and remedies for failure to achieve the service levels. Such service levels and related terms and conditions will be documented in a subsequent amendment to the Agreement.

5.	Miscellaneous.

(a)	Effective Date. This Amendment will be effective on _________, 2015 (the “Effective Date”).

(b)
Internal References. All references in the Agreement to “this Agreement,” “herein” and “hereunder” and all similar references shall be deemed to refer to the Agreement as amended by this Eighth Amendment.

(c)
No Other Effect. This Eighth Amendment is entered into as permitted by Section 13.15 (Entire Agreement; Amendment) of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

(d)
Counterparts. This Eighth Amendment, including a facsimile or photocopy hereof, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

(e)
Applicable Law. The provisions of this Eighth Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other provisions. The parties and their successors and assigns hereby irrevocably consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties related to this Eighth Amendment, and agree that venue will lie in such courts.

(f)
Severability. In the event any provision contained in this Eighth Amendment is for any reason held to be unenforceable in any respect, such unenforceability shall not effect any other provision of this Eighth Amendment, and this Eighth Amendment shall be construed as if such an unenforceable provision or provisions had never been included in this Eighth Amendment.

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IN WITNESS WHEREOF, the parties have caused this Eighth Amendment to be duly executed as of the date first written above.
NEW CINGULAR WIRELESS SERVICES, INC.
by its manager, AT&T Mobility Corporation
By:
Name:
Its:
MARITIME TELECOMMUNICATIONS NETWORK, INC.
By:
Name:
Its:
WIRELESS MARITIME SERVICES, LLC
By:
Name:
Its:

3

NINTH AMENDMENT TO MASTER SERVICES AGREEMENT
This Ninth Amendment (the “Amendment”), dated as of September 01, 2016, to the Master Services Agreement, dated February 14, 2004 (as may be amended from time to time, the “Agreement”), is by and among New Cingular Wireless Services, Inc., d/b/a AT&T Mobility (“AT&T,” formerly defined as “Cingular”), Maritime Telecommunications Network, Inc., a Colorado Corporation (“MTN”), and Wireless Maritime Services, LLC (“WMS”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.
RECITALS
WHEREAS, AT&T, MTN, and WMS wish to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
1. Amendment to Exhibit C to the Agreement. Effective September 1, 2016, the row captioned “Warehousing” in the list of Required MTN Services in Exhibit C to the Agreement is deleted in its entirety and replaced by the following:

Service	Service Description	[***]136	[***]137	Charge Commencement
Warehousing	Basic storage (in / out), including as described in greater detail in the Warehousing Statement of Work, attached as Exhibit F.	[***]138	[***]139	Charges for warehousing services commenced on September 1, 2010 and were amended as of September 1, 2016
2.Replacement of Exhibit F to the Agreement. Exhibit F to the Agreement is deleted and replaced by the Exhibit F attached hereto.
3.Miscellaneous.

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(a) No Other Effect. This Amendment is entered into as permitted by Section 13.15 (Entire Agreement; Amendment) of the Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect.
(b) Counterparts. This Amendment, including a fax, pdf or other copy hereof, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
(c) Applicable Law. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regards to choice of law provisions of the State of Delaware or any other provisions. The parties and their successors and assigns hereby irrevocable consent to the nonexclusive jurisdiction of the state and federal courts located in Atlanta, Georgia and Broward County, Florida in connection with any legal action between the parties related to this Amendment, and agree that venue will lie in such courts.
(d) Severability. In the event any provision contained in this Amendment is for any reason held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Amendment, and this Amendment shall be construed as if such an unenforceable provision or provisions had never been included in this Amendment.

[Signatures begin on the following page]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly- executed as of the date first set forth above.
NEW CINGULAR WIRELESS SERVICES, INC.
by its manager, AT&T Mobility Corporation
By:
Name:
Its:

MARITIME IELECOMMUNICATIONS NETWORK. INC.

By:
Name:
Its:

WIRELESS MARITIME SERVICES, LLC

By:
Name:
Its:

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Exhibit F
Warehouse Statement of Work-Description
[***]140
Warehouse Access for WMS Employees.
MTN has implemented physical access controls and procedures to protect the office, the people and the assets. Examples of these measures include the use of badge access readers for protected areas and keys for entry into other secure areas. All visitors must sign-in, receive a visitor badge and be escorted by MTN employees

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EXHIBIT D
TRADEMARK LICENSE ACKNOWLEDGEMENT AND AGREEMENT
between
AT&T WIRELESS SERVICES, INC.
and
WIRELESS MARITIME SERVICES, LLC
Dated as of February _______, 2004

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TRADEMARK LICENSE ACKNOWLEDGEMENT AND AGREEMENT
THIS TRADEMARK LICENSE ACKNOWLEDGEMENT AND AGREEMENT (the “Agreement”) dated as of February ____, 2004, is entered by and between AT&T Wireless Services, Inc., a Delaware corporation (“AWS”), and Wireless Maritime Services, LLC, a Delaware limited liability company (“Company”). Certain capitalized terms used herein are defined in Section 1.
WHEREAS, AT&T Corp. and AWS have for many years used the AT&T Licensed Marks, and AT&T Corp. and AWS entered into a Brand License Agreement on June 4, 2001 (“AT&T-AWS Brand License”), under which AWS and it Affiliates are licensed by AT&T Corp. to use the AT&T Licensed Marks;
WHEREAS, AWS or an Affiliate of AWS is a party to that certain Limited Liability Company Agreement of Company (the “LLC Agreement”) and in consideration for the execution and delivery of the LLC Agreement by the other member(s) of Company and in consideration of the direct and indirect benefits that AWS expects to receive, AWS has agreed to grant the license set forth in this Agreement subject to the terms and conditions herein;
WHEREAS, Company desires to use the AT&T Licensed Marks and AWS Licensed Marks, in connection with the Licensed Activities in the Licensed Territory; and
WHEREAS, AWS desires to exercise control over Company’s use of the AT&T Licensed Marks and AWS Licensed Marks.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:
1.    Definitions.
Capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the AT&T-AWS Brand License. As used herein, the following terms shall have the meanings set forth below:
“AT&T Licensed Marks” shall have the meaning assigned to the term “Licensed Marks” in the AT&T-AWS Brand License.
“AWS Licensed Marks” means the service marks and trademarks owned by AWS.
“Authorized Dealers” means any distributor or other agent of Company authorized by Company to market, advertise, or otherwise offer, on behalf of Company, any Licensed Services in the Licensed Territory.
“Change of Control” will be deemed to have occurred if at any time AWS holds less than 1% of the equity interest in Company.
“Company Systems” means the systems operated by Company to provide Mobile Wireless Services in the Licensed Territory.

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“Licensed Activities” means each of the following activities: (a) the provision to end-users and resellers, solely within the Licensed Territory, of Mobile Wireless Services, and (b) marketing and offering the services described in clause (a) within the Licensed Territory, including advertising such services using broadcast and other media, so long as such advertising extends beyond the Licensed Territory only when and to the extent necessary to reach end-users and potential end-users in the Licensed Territory.
“Licensed Marks” means, collectively, the AT&T Licensed Marks, AWS Licensed Marks, and any additional Marks that may be subsequently licensed hereunder pursuant to Section 4.3. Licensed Marks specifically excludes any sound mark.
“Licensed Services” means the services described in clause (a) of the definition of the term “Licensed Activities.”
“Licensed Territory” means the geographic territory set forth on Schedule A hereto, as such Schedule may be amended from time to time.
“Marketing Materials” means any and all materials, whether written, oral, visual or in any other medium, used by Company or its Authorized Dealers to market, advertise or otherwise offer any Licensed Services under the Licensed Marks.
“Mobile Devices” means end-user mobile terminal equipment, such as, without limitation, mobile phones and wireless enabled PDAs, used by Company’s customers to access Company’s Licensed Services.
“Mobile Wireless Services” shall have the meaning assigned to such term in the Brand License Agreement.
“Quality Control Representatives” means representatives of AWS appointed in accordance with Section 7.
“Quality Standards” means the Systems Quality Standards and the Guidelines for Use of the Licensed Marks, set forth in Schedules B and C to this Agreement.
“Significant Breach by Company” is defined in Section 12.2.
“Systems Quality Standards” means the GSM quality standards set forth on Schedule B, as the same may be amended from time to time, provided any such amended standards shall become effective one hundred twenty (120) days after notice thereof is given to Company.
2.    Acknowledgement of License or AT&T Licensed Marks; Additional Restrictions.
2.1    Acknowledgement of License. Company acknowledges that, as an Affiliate of AWS, it is included within the definition of “Licensee” in the AT&T-AWS Brand License and is thus authorized thereunder to use the AT&T Licensed Marks. Company agrees to be bound by and abide by the terms and conditions of the AT&T-AWS Brand License. Company acknowledges that to the extent that it is exercising its rights under the AT&T-AWS Brand License, it shall be considered the

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“Licensee” thereunder, and thus its obligations thereunder will flow directly to AT&T Corp. As examples and in no way limiting the foregoing: (1) Company’s obligation to pay the Licensee Brand Maintenance Fee under Section 3.1 of the AT&T-AWS Brand License shall flow directly to AT&T Corp. and (2) to the extent that Company might be using the “AT&T” mark in an unauthorized manner, its indemnification obligations will flow directly to AT&T Corp. under Section 11 of the AT&T-AWS Brand License. Company acknowledges that when it ceases to be an Affiliate of AWS, its rights under the AT&T-AWS Brand License will terminate. Notwithstanding the foregoing, Company shall have the option to pay the Licensee Brand Maintenance Fee to AWS, who will in turn pass it along to AT&T Corp. on Company’s behalf. In the event that taxes (other than taxes imposed on net income) are imposed by any government upon the payment of Brand Maintenance Fees as required hereunder, such payments shall be increased by an amount such that after the withholding or other deduction of such taxes the net amount remitted by Company equals the Brand Maintenance Fee that would otherwise be due to AWS hereunder.
2.2    Additional Restrictions. Company agrees that, although it is authorized under the AT&T-AWS Brand License to use the AT&T Licensed Marks, its use of the AT&T Licensed Marks shall also be subject to the additional restrictions imposed by AWS herein, including but not limited to the restrictions set forth in Section 4 below.
2.3    No Diminishment. Nothing in this Agreement shall be construed to in any way diminish or condition any of the rights or exclusivity granted by AT&T Corp. to AWS under the AT&T-AWS Brand License Agreement.
3.    Grant of License of AWS Licensed Marks.
3.1    Grant of License. Subject to the terms and conditions of this Agreement, AWS hereby grants to Company a royalty-free, non-transferable, non-sublicensable, non-exclusive limited right and license to use the AWS Licensed Marks in the Licensed Territory, solely in connection with Licensed Activities.
3.2    No Other Services or Products. The AWS Licensed Marks may not be used by Company in connection with any service or product, except as expressly set forth in this Agreement.
3.3    Marks and Domain Names Developed by Company. Company may from time to time during the term hereof create Marks and domain names for use in connection with the Licensed Activities. Company shall provide AWS with written notice of its desire to use any such Mark or domain name, and may use such Mark or domain name only if AWS in its sole discretion approves in writing Company’s proposed use of such Mark or domain name. Marks and domain names approved by AWS in accordance with this Section 3.3 shall be owned by AWS and included within the definition of AWS Licensed Marks.
4.    Additional Restrictions on Use of Licensed Marks.
4.1    Bundling. Company shall not use the Licensed Marks in connection with any Service Bundles.

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4.2    Co-Marketing. Company may only use the Licensed Marks in Co-Marketing with AWS’ prior written approval.
4.3    Resellers and Authorized Dealers. Company shall not grant Resellers and Authorized Dealers permission to use the Licensed Marks. Company may request in writing, which request shall not be unreasonably denied, that AWS grant Resellers and Authorized Dealers a limited permission to use the Licensed Marks in connection with the provision of Licensed Services permitted to be provided by such Authorized Dealers hereunder, subject to AWS’ Usage Guidelines set forth in Schedule C of this Agreement.
4.4    Contact with AT&T Corp. Company shall not directly contact AT&T Corp. regarding any requests (including but not limited to requests under Section 5 of the AT&T-AWS Brand License) and approvals sought from AT&T Corp. (including but not limited to the approvals required under Exhibit 4 to the Brand License Agreement) regarding the AT&T-AWS Brand License, but rather shall contact AWS to seek such request or approval from AT&T Corp.
4.5    Reiteration of Definition of Licensed Marks. For purposes of clarity and in no way limiting the definition of Licensed Marks elsewhere in this agreement, references to “Licensed Marks” in this Section 4 are intended to include AT&T Licensed Marks and to impose additional obligations on Company with respect to the AT&T Licensed Marks.
5.    Use of Licensed Marks.
5.1    Marks To Be Used. Company shall continuously conduct all Licensed Activities solely under the mark “AT&T Wireless” in each of the Licensed Territories.
5.2    Usage Guidelines. All use of the Licensed Marks shall be in accordance with the guidelines set forth in Schedule C, which guidelines shall be subject to modification by AWS in its sole discretion upon thirty (30) days written notice to Company.
5.3    Modification or Replacement of Licensed Marks. In the event AWS modifies or replaces any of the Licensed Marks as they are used in any portion of AWS’ business, and if AWS requests Company to adopt and use any such modified or replaced Licensed Marks, Company will adopt and use such modified or replaced Licensed Marks and, in such event, such modified or replaced Licensed Marks shall be considered the AWS Licensed Marks contemplated by this Agreement; provided that in such event, Company shall be granted a 180-day period during which to phase-out its use of the superseded forms of the Licensed Marks, as applicable, and during such 180-day period Company shall have the right to use its existing inventory of Marketing Materials bearing the superseded forms of the Licensed Marks, as applicable.
6.    Agreement Personal.
In recognition of the unique nature of the relationship between AWS and Company. the fact that AWS would not be willing to enter into an agreement such as this Agreement with any other party in any other circumstances, and the unique nature of Company, the parties agree that the rights, obligations and benefits of this Agreement shall be personal to Company, and AWS shall not be

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required to accept performance from, or render performance to an entity other than Company or even to Company itself in the event of a Change of Control of Company. Pursuant to 11 U.S.C. § 365(c)(1)(A) (as it may be amended from time to time, and including any successor to such provision), in the event of the Bankruptcy of Company, this Agreement may not be assigned or assumed by Company (or any Successor) and AWS shall be excused from rendering performance to, or accepting performance from, Company or any Successor.
7.    Retention of Rights.
Except as otherwise expressly provided in Section 3, nothing in this Agreement shall be deemed or construed to limit in any way AWS’ rights in and to the AWS Licensed Marks, including without limitation:
(i)    all rights of ownership in and to the AWS Licensed Marks, including the right to license or transfer the same; and
(ii)    the unimpaired right to use the AWS Licensed Marks in connection with marketing, offering or providing any products or services (including, without limitation Licensed Services) whether within or without the Licensed Territory.
8.    Quality Control.
8.1    General. Company acknowledges that the services and activities covered by this Agreement must be of sufficiently high quality as to provide maximum enhancement to and protection of the AWS Licensed Marks and the good will they symbolize. Company further acknowledges that the maintenance of high quality services is of the essence of this Agreement, as is the use of the AWS Licensed Marks in connection therewith, and that it will utilize only Marketing Materials that enhance (and do not disparage or place in disrepute) AWS, its businesses or its business reputation, and enhance (and do not adversely affect or detract from) AWS’ good will and will use the AWS Licensed Marks in ways (but only in ways) that will so enhance AWS’ business reputation and good will.
8.2    Quality Standards. Company shall use commercially reasonable efforts to cause the Company Systems to comply with the Systems Quality Standards. Without limiting the foregoing, with respect to each material portion of a Company System (such as a city) that Company places in commercial service. Company shall cause each such material portion to achieve a level of compliance with the applicable Systems Quality Standards equal to at least the average level of compliance achieved by comparable systems owned and operated by AWS and its Affiliates taking into account, among other things, the relative stage of development thereof.
Company shall also comply with the Guidelines for Use as set forth in Schedule C to this Agreement, which shall be considered part of the Quality Standards.
8.3    Quality Service Reviews; Right of Inspection. AWS shall have the right to designate from time to time, one or more Quality Control Representatives, who shall have the right at any time, upon fifteen (15) days notice to Company, to conduct during regular business hours an

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inspection, test, survey and review of Company’s facilities and the facilities of Company’s Authorized Dealers, if any, and otherwise to determine compliance with the Quality Standards (each, an “Inspection”); provided that AWS shall use all commercially reasonable efforts to ensure that such Inspections shall not unreasonably interfere with Company’s conduct of its business; and provided further that AWS shall not be permitted to conduct more than two (2) Inspections during each 12-month period of the term of this Agreement unless AWS reasonably believes that Company is not in compliance with the Quality Standards, in which case AWS shall be permitted to conduct Inspections from time to time until Company has been determined to be in compliance. Company agrees to collect, maintain and furnish to the Quality Control Representatives: (i) all performance data relating to Company’s Licensed Services reasonably requested by the Quality Control Representatives and representative samples of Marketing Materials that are marketed or provided under the Licensed Marks for Inspections to assure conformance of the Licensed Services and the Marketing Materials with the Quality Standards; and (ii) all performance data in its control reasonably requested by the Quality Control Representatives relating to the conformance of Licensed Services with the Quality Standards. Any such data provided to AWS shall be treated confidentially in accordance with Section 18. AWS may independently conduct continuous customer satisfaction and other surveys to determine if Company is meeting the Quality Standards. Company shall cooperate with AWS fully in the distribution and conduct of such surveys so long as such cooperation shall not unreasonably interfere with the conduct of Company’s business. If Company learns that it is not complying with the Quality Standards in any material respect, it shall notify AWS, and the provisions of Section 9 shall apply to such noncompliance.
8.4    Sponsorship. Company shall not use the Licensed Marks to sponsor, endorse, or claim affiliation with any event, meeting, charitable endeavor or any other undertaking (each, an “Event”) without the express written permission of AWS; provided, however, that the categories of Events described on Schedule D attached hereto shall be deemed pre-approved by AWS, and Company shall not be required to seek permission from AWS to sponsor, endorse or claim affiliation with such Events using the Licensed Marks. Notwithstanding the foregoing, AWS reserves the right to deny permission to any event and to amend Schedule D. In the event that Company desires to sponsor, endorse or claim affiliation with an Event not described on Schedule D, Company shall provide AWS with at least twenty (20) business days prior written notice of such Event in reasonable detail and AWS shall be deemed to have granted Company permission to sponsor, endorse or claim affiliation with such Event if a denial of permission is not received by Company by the date or time specified in such notice (in no event less than ten business days after receipt of the notice). Any breach of’ this provision reasonably determined to have a material adverse effect on AWS or the Licensed Marks shall be deemed a Significant Breach by Company.
9.    Remedies for Noncompliance With Quality Standards.
9.1    Cure Period. If AWS becomes aware that Company or its Authorized Dealers, if any, are not complying with any Quality Standards in any material respect, and notifies Company in writing thereof, setting forth, in reasonable detail, a written description of the noncompliance and any suggestions for curing such noncompliance, then Company shall cure such noncompliance as soon as is practicable but in any event within thirty (30) days thereafter or, in the case of noncompliance with the Systems Quality Standards, if such breach is not capable of being cured

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on commercially reasonable terms within such thirty (30) day period and does not create a material threat of personal injury or injury to property of any third party, within one-hundred eighty (180) days of such notice, provided that Company is using commercially reasonable efforts to cure such material breach as soon as reasonably practicable. In the event that the non-compliance with the Quality Standards is being caused by an Authorized Dealer, Company’s termination of such Authorized Dealer shall be deemed to cure such non-compliance. If such non-compliance with the Quality Standards continues beyond the applicable cure period described above, Company shall then: (i) cease any Licensed Activities under the Licensed Marks in the Licensed Territory until it can comply with the Quality Standards; and (ii) at AWS’ election, be deemed to be in breach of this Agreement.
9.2    Potential Injury to Persons or Property. Notwithstanding the foregoing, in the event that AWS reasonably determines that any noncompliance creates a material threat of personal injury or injury to property of any third party, upon written notice thereof by AWS to Company, Company shall cure such non-compliance as soon as practicable but in any event within thirty (30) days after receiving such notice. If the non-compliance continues beyond such cure period, Company shall either cease any Licensed Activities under the Licensed Marks in the Licensed Territory until it can comply with the Quality Standards, or be deemed to be in breach of this Agreement.
10.    Protection of Licensed Marks.
10.1    Ownership and Rights. Company admits the validity of, and agrees not to challenge the ownership or validity of the AWS Licensed Marks. Company acknowledges that it will not obtain any ownership interest in the AWS Licensed Marks or any other right or entitlement to continued use of them, regardless of how long this Agreement remains in effect and regardless of any reason or lack of reason for the termination thereof by AWS; provided that by making this acknowledgment Company is not waiving, and does not intend to waive, any contractual rights hereunder or its remedies upon a breach hereof by AWS. Company shall not disparage, dilute or adversely affect the validity of the AWS Licensed Marks. Company agrees that any and all good will and other rights that may be acquired by the use of the AWS Licensed Marks by Company shall inure to the sole benefit of AWS. Company will not grant or attempt to grant a security interest in the AWS Licensed Marks or this Agreement, or to record any such security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to AWS. Company agrees to execute all documents reasonably requested by AWS to effect registration of, maintenance and renewal of the AWS Licensed Marks. For purposes of this Agreement, Company shall be considered a “related company” under the U.S. Trademark Act. 15 U.S.C. § 1051 et seq.
10.2    Similar Marks. Company further agrees not to register in any country any Mark resembling or confusingly similar to the Licensed Marks, or that dilutes the AWS Licensed Marks. If any application for registration is, or has been tiled in any country by Company that relates to any Mark that, in the sole opinion of AWS, is confusingly similar, deceptive or misleading with respect to, or that dilutes, the AWS Licensed Marks, Company shall, at AWS’ sole discretion, immediately abandon any such application or registration or assign it (free and clear of any Liens, and for consideration of $1.00) to AWS.

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10.3    Infringement. In the event that Company learns of any infringement or threatened infringement of the AWS Licensed Marks, or any unfair competition, passing-off or dilution with respect to the AWS Licensed Marks, or any third party alleges or claims that any of the AWS Licensed Marks are liable to cause deception or confusion to the public, or is liable to dilute or infringe any right of such third party (each such event, an “Infringement”), Company shall promptly notify AWS giving particulars thereof, and Company shall provide necessary information and reasonable assistance to AWS or their authorized representatives in the event that AWS decides that proceedings should be commenced or defended. For purposes of this Agreement, Company shall be deemed to have “learned” of an Infringement when an executive officer of Company obtains actual knowledge of the Infringement. AWS shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings. The decision whether to bring, defend, maintain or settle any such proceedings shall be at the exclusive option and expense of AWS, and all recoveries shall belong exclusively to. Company will not initiate any such litigation, opposition, cancellation or related legal proceedings in its own name but, at AWS’ request, agrees to be joined as a party in any action taken by AWS to enforce its rights in the AWS Licensed Marks. Nothing in this Agreement shall require, or be deemed to require AWS to enforce the AWS Licensed Marks against others.
10.4    Compliance With Laws. In the performance of this Agreement, Company shall comply in all material respects with all applicable laws and regulations and administrative orders, including those laws and regulations particularly pertaining to the proper use and designation of Marks in the Licensed Territory. Should Company be or become aware of any applicable laws or regulations that are inconsistent with the provisions of this Agreement, Company shall promptly notify AWS of such inconsistency. In such event, AWS may, at its option, either waive the performance of such inconsistent provisions, or negotiate with Company to make changes in such provisions to comply with applicable laws and regulations, it being understood that the parties intend that any such changes shall preserve to the extent reasonably practicable the parties’ respective benefits under this Agreement.
11.    No Sublicensing.
Company shall not: (i) assign, license, transfer, dispose or relinquish any of its rights or obligations hereunder (whether by merger, consolidation, sale, operation of law or otherwise) or (ii) grant or purport to grant any sublicense in respect of the AWS Licensed Marks. Any such purported assignment, license, transfer, disposition, relinquishment or sublicense shall be void and of no effect.
12.    Term and Termination.
12.1    Term. This Agreement shall commence on the date hereof and shall, unless terminated earlier pursuant to Section 12.2, be in effect until the earlier of (a) the date on which the LLC Agreement is terminated in accordance with its terms, and (b) the date on which AWS terminates this Agreement in its sole discretion for any reason with at least sixty (60) days’ prior written notice. Company understands that the AT&T-AWS Brand License may terminate at an earlier date than this Agreement. In that event, Company understands it shall have no rights with respect to the AT&T Licensed Marks, and the provisions herein regarding the AT&T Licensed Marks shall cease to apply, but all other provisions shall survive.

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12.2    Breach by Company. AWS may terminate this Agreement at any time in the event of a Significant Breach by Company. A “Significant Breach by Company” shall include, after exhaustion of any applicable cure periods set forth in this Agreement, any of the following:

(a)
Company’s use of any Mark (including the AWS Licensed Marks) contrary to the provisions of this Agreement, or the use by an Authorized Dealer of any Mark (including the AWS Licensed Marks) contrary to the provisions of this Agreement, in each case that continues for more than 30 days after written notice thereof has been given to Company;

(b)
Subject to the provisions of Section 9.1, Company’s use of the Licensed Marks in connection with any Marketing Materials, or the offering, marketing or provision of any Licensed Services, or the conduct of any Licensed Activities or any other aspect of its business conducted by it, that fail to meet the Quality Standards in any material respect;

(c)
Company’s refusing or neglecting a request by AWS pursuant to Section 8.3 for access to Company’s facilities or Marketing Materials, which refusal or neglect continues for more than five business days after written notice thereof is given to Company;

(d)
Company’s licensing, assigning, transferring, disposing of or relinquishing (or purporting to license, assign, transfer, dispose of or relinquish) any of the rights granted in this Agreement to others;

(e)
Company’s failure to maintain the Quality Standards and other information furnished under this Agreement in confidence pursuant to Section 18, or failing to restrict the transmission of information, products and commodities as required by Section 18;

(g)	The occurrence of a Change of Control of Company;

(h)	The Bankruptcy of Company;

(i)	Company’s failure in any material respect to obtain AWS’ permission as provided in, or any other material breach of the provisions of, Section 8.4; or

(j)	Other than as specified in Section 9.1, any material breach by Company that is not cured within sixty (60) days of written notice specifying such breach.
12.3    Termination Obligations. In the event this Agreement terminates pursuant to this Section 12 Company shall immediately cease use of the AWS Licensed Marks upon notice of termination.

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12.4    No Waiver of Rights. In addition to any other provision of this Section 12, each party will retain all rights to any other remedy it may have at law or equity for any breach by the other of this Agreement.
12.5    Survival. Sections 12.3, 13, 18 and 19 shall survive any expiration or termination of this Agreement.
13.    Indemnity. AWS shall defend, indemnify and hold Company and its authorized representatives (including the Authorized Dealers), and its respective directors, officers, stockholders, employees and agents, harmless against all claims, suits, proceedings, costs, damages, losses and expenses (including reasonable attorneys’ fees) and judgments incurred, claimed or sustained by Company or such persons arising out of: (i) claims by third parties that Company’s use of the AWS Licensed Marks in accordance with this Agreement constitutes trademark, service mark or trade dress infringement (or infringement of any other intellectual property or other proprietary right owned by a third party), dilution, unfair competition, misappropriation or false/misleading advertising; (ii) any third party claims as to the lack of validity or enforceability of (A) the registrations of the AWS Licensed Marks or (B) AWS’ ownership rights in the AWS Licensed Marks; and (iii) any lack of validity or enforceability of this Agreement caused by AWS. Subject to AWS’ indemnification obligations in the previous sentence, Company shall defend, indemnify and hold AWS, its Affiliates and authorized representatives, and their respective directors, officers, stockholders, employees and agents, harmless against all claims, suits, proceedings, costs, damages and judgments incurred, claimed or sustained by third parties, whether for personal injury or otherwise, arising out of Company’s or any Authorized Dealer’s marketing, sale, or use of services under the AWS Licensed Marks and shall indemnify AWS and the foregoing persons for all damages, losses, costs and expenses (including reasonable attorneys’ fees) arising out of such use, sale or marketing and also for any improper or unauthorized use of the AWS Licensed Marks. Company shall also defend, indemnify and hold AWS, its Affiliates and authorized representatives, and their respective directors, officers, stockholders, employees and agents, harmless against all claims, suits, proceedings, costs, damages, losses and expenses (including reasonable attorneys’ fees) and judgments incurred, claimed or sustained by AWS, and such persons arising out of any lack of validity or enforceability of this Agreement caused by Company.
14.    Notices and Demands.
All notices, requests, demands or other communications required by, or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), against receipt, when delivered by telecopy and confirmed by return telecopy, or when actually received when mailed by registered first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:
If to Company:
Wireless Maritime Services, LLC
7277 – 164th Ave. NE
RTC 5

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Richmond, WA 98052
Facsimile: (425) 580-6303
Attn: Chief Counsel, International

If to AWS:	AT&T Wireless Services, Inc. P.O. Box 97061, 16221 NE 72nd Way Richmond, WA 98052 Attn: Fax: (425)580-6288
or to such other address as such party shall have designated by notice so given to each other party.
15.    Compliance With Laws.
Subject to the provisions of Section 10.4, nothing in this Agreement shall be construed to prevent AWS or Company from complying fully with all applicable laws and regulations, whether now or hereafter in effect.
16.    Governmental Licenses, Permits and Approvals.
Company, at its expense, shall he responsible for obtaining and maintaining all licenses, permits and approvals that are required by all Regulatory Authorities with respect to this Agreement, and to comply with any requirements of such Regulatory Authorities for the registration or recording of this Agreement. Company shall furnish to AWS written evidence from such Regulatory Authorities of any such licenses, permits, clearances, authorizations, approvals, registration or recording.
17.    Applicable Law; Jurisdiction.
The construction, performance and interpretation of this Agreement shall be governed by the U.S. Trademark Act, 15 U.S.C. § 1051 et seq., and the internal, substantive laws of the State of Washington, without regard to its principles of conflicts of law; provided that if the foregoing laws should be modified during the term hereof in such a way as to adversely affect the original intent of the parties, the parties will negotiate in good faith to amend this Agreement to effectuate their original intent as closely as possible. Except as otherwise provided herein, AWS and Company hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Western District of Washington, or absent subject matter jurisdiction in that court, the state courts of the State of Washington for all actions, suits or proceedings arising in connection with this Agreement, and agree that any such actions, suit or proceeding shall be brought only in such courts (and waive any objection based on forum non conveniens or any other objection to venue therein). Company and AWS hereby waive any right to a trial by jury.
18.    Confidentiality of Information and Use Restriction.
The Quality Standards and other technical information furnished to Company under this Agreement and other confidential and proprietary information, know-how and trade secrets of AWS

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that are disclosed or otherwise provided to Company in connection with this Agreement, shall remain the property of AWS, as the case may be, and shall be returned to AWS, upon request and upon termination of this Agreement. Unless such information was previously known to Company free of any obligation to keep it confidential, or has been or is subsequently made public (a) by any person other than Company, and AWS is not attempting to limit further dissemination of such information, (b) by AWS, as applicable, or (c) by Company, as required by law (including securities laws) or to enforce its rights under this Agreement. it shall be held in confidence, and shall be used only for the purposes of this Agreement. All confidential and proprietary information, know-how and trade secrets of Company that are disclosed or otherwise provided to AWS hereunder (including without limitation, during any Inspection) (collectively, “Company Information”) shall remain the property of Company and shall be returned to Company upon request and upon termination of this Agreement. Unless such Company Information was previously known to AWS free of any obligation to keep it confidential, or has been or is subsequently made public (a) by any person other than AWS, and Company is not attempting to limit further dissemination of such information, (b) by Company, or (c) by AWS, as required by law (including securities law) or to enforce its rights under this Agreement, it shall be held in confidence and shall be used only for purposes of this Agreement.
19.    Miscellaneous.
19.1    Name, Captions. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.
19.2    Entire Agreement. The provisions of this Agreement contain the entire agreement between the parties relating to use by Company of the Licensed Marks, and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be interpreted to achieve the objectives and intent of the parties as set forth in the text and factual recitals of the Agreement. It is specifically agreed that no evidence of discussions during the negotiation of the Agreement, or drafts written or exchanged, may be used in connection with the interpretation or construction of this Agreement. No rights are granted to use the AWS Licensed Marks or any other marks or trade dress except as specifically set forth in this Agreement. In the event of any conflict between the provisions of this Agreement and provisions in any other agreement between AWS and Company, the provisions of this Agreement shall prevail. This Agreement is not a franchise under federal or state law, does not create a partnership or joint venture, and shall not be deemed to constitute an assignment of any rights of AWS to Company. Company is an independent contractor, not an agent or employee of AWS, and AWS is not liable for any acts or omissions by Company.
19.3    Amendments, Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the party against whom enforcement is sought.
19.4    Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to the court set forth in Section 17 for specific performance, or injunctive, or such other relief as such court may deem just and proper, in order to enforce this Agreement or prevent any violation

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hereof, and to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.
19.5    Remedies Cumulative. All rights, powers and remedies provided under this Agreement, or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
19.6    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement, or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
19.7    No Third Party Beneficiaries. Except with respect to the persons entitled to indemnification under Section 13, this Agreement is not intended to be for the benefit of, and shall not be enforceable by any person or entity who or which is not a party hereto.
19.8    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all the parties hereto.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives as of the date first stated above.
AT&T WIRELESS SERVICES, INC.
By
Name: Jordan Roderick
Title: President, International
WIRELESS MARITIME SERVICES, LLC
By: AT&T Wireless Services, Inc.
Its: Manager
By:
Name:
Title:

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Schedule A
Licensed Territory
International waters — i.e. onboard ships that are outside of the territorial waters of any country.

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Schedule B
GSM SYSTEMS QUALITY STANDARDS
Quality Control Specifications
A. Technical Voice Service Performance Measurements and Targets
1. Service Measures
a. % network accessibility 92%
b. % dropped calls <5%
2. Audio Quality Measures 90% of all calls 90-100
B. Customer Care
1. Time to answer 75% in 20 seconds
2. % abandoned calls <6%
C. Repair and Maintenance
Phones returned per month under warranty as % of phones shipped <.80%
D. Billing
% customer accounts billed accurately 98%
Quality Control Specification Definitions
A. Technical Voice Service Performance Measurements and Targets
1. Service Measures
a. network accessibility or blocked calls where:
•    network accessibility =% calls connected to network
•    blocked calls = % calls blocked from network
b. % dropped calls or % cutoff call established call that terminate abnormally e.g., interference or inadequate coverage
2. Audio Quality Measures
Audio quality includes echo, clarity, volume, static

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B. Customer Care
1. Time to answer

•	Amount of time customer waits for an agent to answer call
2. % abandoned calls

•	Established calls the customer terminates prior to agent answering
3. Average Speed of Answer

•	Average amount of time customer waits for an agent to answer call
C. Repair and Maintenance
Phone returned under warranty
D.    Billing
% customer accounts billed accurately as Cumulative Year-to-Date

•	Bills issued without adjustment

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Schedule C
Company shall also comply with the additional AWS guidelines available at the AWS Brand Identity website, http://brand.wra.com.

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Brand Values
Marketing, Advertising & Promotion Guidelines
The Licensed Marks should not be placed on any content relating to or containing any of the following, unless it has redeeming social value:

▪	Illegal activities

▪	Content which demeans, ridicules or attacks an individual or group on the basis of age, color, national origin, race, religion, sex, secular orientation, or handicap

▪	Pornographic, obscene or sexually explicit suggestive material or content

▪	Material targeted to children, which is deemed to be obscene, vulgar or pornographic

▪	Tobacco and/or alcoholic beverages

▪	Firearms/Ammunition/Fireworks

▪	Gambling

▪	Contraceptives

▪	Violence

▪	Vulgar/obscene language

▪	Solicitation of funds

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Schedule D
PERMITTED EVENTS

1.	Local community events, such as school athletic and cultural events or other athletic events (e.g. corporate golf or tennis outings).

2.	Local events held in conjunction with regionally or nationally recognized organizations, such as Rotary International, Exchange Club, heart Association, Red Cross, Make-A-Wish Foundation etc.

3.	Events in support of major charitable institutions such as Children’s Hospitals, Ronald McDonald Foundation, March of Dimes and so on.

4.	Local trade shows, Chamber of Commerce events, educational business seminars.

5.	Company grand openings and kiosk sampling.

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EXHIBIT E
SECONDMENT AGREEMENT

[Copy unavailable.]

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EXHIBIT F
RATE AGREEMENT

[Copy unavailable.]

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